UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Thunder Power Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Telephone: (909) 214-2482

Dear Stockholders:

You are cordially invited to attend the 2025 Special Meeting of Stockholders (the “Special Meeting”) of Thunder Power Holdings, Inc. (the “Company”) to be held virtually on                , 2025, at                    at the following website:                       . Stockholders of record at the close of business on                 , 2025 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Virtual Special Meeting and proxy statement. The proxy statement is first being sent to the Company’s stockholders on or about January 24, 2025. Your vote is very important to us.

The Board of Directors, including all of the independent directors, recommends that you vote “FOR” the proposal described in the accompanying proxy statement.

It is important that your shares be represented at the Special Meeting. Please follow the instructions on the enclosed proxy card and vote via the Internet, by telephone or by signing, dating and returning the enclosed proxy card. We encourage you to vote via the Internet as it saves us significant time and processing costs. Voting by proxy does not deprive you of your right to participate in the Special Meeting.

No matter how many or few shares in the Company you own, your vote and participation are very important to us.

Sincerely,

/s/ Christopher Nicoll
Christopher Nicoll
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on           , 2025.

The accompanying proxy statement is also available at https://aiev.ai/.

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Telephone: (909) 214-2482

NOTICE OF VIRTUAL 2025 SPECIAL MEETING OF STOCKHOLDERS

Online Meeting Only - No Physical Meeting Location

To be Held on              , 2025

Dear Stockholders:

The 2025 Special Meeting of Stockholders (the “Special Meeting”) of Thunder Power Holdings, Inc., a Delaware corporation (the “Company”), will be conducted online on                , 2025, at                , at the following website:                         ..

At the Special Meeting, the Company’s stockholders will consider and vote on a proposal to authorize the Company, with the approval of the Board of Directors, to consider and vote upon a proposal to approve the issuance of common stock of more than 20% of our issued and outstanding common stock, in exchange for shares in Electric Power Technology Limited.

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

You have the right to receive notice of, and to vote at, the Special Meeting if you were a stockholder of record at the close of business on            , 2025. A proxy statement is attached to this Notice that describes the matter to be voted upon at the Special Meeting or any adjournment(s) or postponement(s) thereof. The enclosed proxy card will instruct you as to how you may vote your proxy via the Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Whether or not you plan to participate in the Special Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote during the Special Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

We are not aware of any other business that may properly be brought before the Special Meeting.

Thank you for your continued support of the Company.

By order of the Board of Directors,

/s/ Chen ChiWen
Chen ChiWen
Chairman

Wilmington, Delaware

[       ], 2025

To ensure proper representation at the Special Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card. Even if you vote your shares prior to the Special Meeting, you still may participate in the Special Meeting.

Page
PROXY STATEMENT	1
General	1
Special Meeting Information	1
Availability of Proxy and Special Meeting Materials	1
Purpose of Special Meeting	1
Voting Information	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
RISK FACTORS	6
THE PROPOSAL - APPROVAL OF THE ISSUANCE OF COMMON STOCK IN RELATION TO THE EXCHANGE OF SHARES IN ELECTRIC POWER TECHNOLOGY LIMITED	8
TW COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12
PRICE RANGE OF SECURITIES AND DIVIDENDS	19
OTHER MATTERS	20
Stockholder Proposals	20
Other Business	20
Delivery of Proxy Materials	21
Additional Information	21
Available Information	21
INDEX TO FINANCIAL STATEMETNS OF TW COMPANY AND ITS SUBSIDIARY	F-1
Electric Power Technology Limited. And Its Subsidiaries Consolidated Financial Statements and Independent Auditors’ Report For The Year Ended Dec. 31, 2023 And 2022	F-2
Electric Power Technology Limited And Its Subsidiaries Consolidated Quarterly Financial Statements And Cpa Review Report Third Quarter Of 2024 And 2023	F-77
APPENDIX A — THE SHARE EXCHANGE AGREEMENT	A-1
APPENDIX B — THE FORM AMENDMENT AGREEMENT	B-1

i

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

PROXY STATEMENT

Virtual 2025 Special Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Thunder Power Holdings, Inc. (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2025 Special Meeting of Stockholders (the “Special Meeting”).

This proxy statement is first being mailed to the Company’s stockholders on or about              . This proxy statement summarizes the information regarding the matter to be voted upon at the Special Meeting. We encourage you to vote your shares by following the instructions on the enclosed proxy card and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by signing, dating and returning the enclosed proxy card, and the Company receives them in time for the Special Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Special Meeting Information

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The Special Meeting will be held on              , 2025 at              . To participate in the Special Meeting, visit               and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at              . Please allow time for online check-in procedures.

You are entitled to participate in the Special Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Special Meeting, which is               , 2025 (the “Record Date”), or you hold a valid proxy for the Special Meeting.

Availability of Proxy and Special Meeting Materials

This proxy statement is also available at https://aiev.ai/.

Purpose of Special Meeting

In addition to transacting such other business as may properly come before the Special Meeting and any adjournments or postponements, at the Special Meeting, the Company’s stockholders will be asked to approve a proposal to authorize the Company, with the approval of the Board, to consider and vote upon a proposal to approve the issuance of shares of common stock in exchange for shares in Electric Power Technology Limited (the “Proposal”; the proposed transaction, the “Transaction”).

Voting Information

General

THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Voting Securities

You may cast one vote for each share of the Company’s common stock that you owned as of the Record Date. Each share of the Company’s common stock has equal voting rights with all other shares of the Company’s common stock, which is the only class of voting securities outstanding of the Company. As of           , 2025, the Company had 70,724,664 shares of common stock outstanding, which includes 20,000,000 shares of common stock that may vest upon the achievement of certain earnout thresholds (the “Earn Out Shares”).

Quorum Required

For the Company to conduct business at the Special Meeting, a quorum of the Company’s stockholders must be present at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Special Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Special Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must direct your intermediary regarding how you would like your shares voted by following the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the Special Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee regarding how you would like your shares voted so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The Proposal is a “non-routine” matter. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote, your broker may not be permitted to vote your shares on the Proposal.

Please note that to be sure your vote is counted on the Proposal, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to the Proposal.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card or in the instructions that accompanied your proxy materials. Authorizing your proxy will not limit your right to participate in the Special Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate Notice of Virtual Special Meeting for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions in each Notice of Virtual Special Meeting you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Special Meeting to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Special Meeting; or (iii) participating in the Special Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

Votes Required

The affirmative vote of each of the following is required to approve the Proposal: a majority of the Company’s outstanding voting securities, provided, however, that the vote of all shares of the Company’s common stock issued that are held by the Interested Shareholders (as defined in “The Proposal” section below) will not be counted in determining whether or not the proposal is approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Information Regarding This Solicitation

The Company will bear the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of the Company and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. The Company intends to use the services of Broadridge Investor Communication Services Inc. (the “Proxy Agent”) to aid in the distribution and collection of proxies. The Proxy Agent could contact you by telephone on behalf of the Company and urge you to vote. The Proxy Agent will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of              , 2025, the beneficial ownership information of each current director, including each nominee for director, of the Company, as well as the Company’s executive officers, and the executive officers and directors as a group. There is no person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. Percentage of beneficial ownership is based on 70,724,664 shares of the Company’s common stock outstanding as of              , 2025.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

The beneficial ownership percentages set forth in the table below are based on [70,724,664] shares of Common Stock issued and outstanding as of              , 2025, which includes the Earn Out Shares held by Continental Stock Transfer & Trust Company and do not take into account the issuance of any shares of Common Stock upon the exercise of Public Warrants or Sponsor Warrants. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and convertible notes held by the person that are currently exercisable or convertible or may be exercised or converted within 60 days of January 24, 2025. The Company did not deem these shares outstanding, however, for purpose of computing the percentage of ownership of any other person. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent
Directors and Named Executive Officers:
Christopher Nicoll	—	—
Chiwen Chen	—	—
Mingchih Chen	—	—
Ferdinand Kaiser	—	—
Kevin Vassily	50,000	*
Pok Ho Man	64,200	*
All directors and officers as a group (5 individuals)	114,200	*
Five Percent Holders
Wellen Sham(2)	17,733,475	25.1%

*	Represents less than 1

(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is 221 W 9th St #848, Wilmington, DE 19801.

(2)	Includes:

(a)	10,834,898 shares of Common Stock held of record by Electric Power Technology Ltd, a Taiwanese public company listed in Taiwan (Taiwan List Co. 4529), of which Mr. Sham is a chairperson. Mr. Sham and Ling Houng Sham have a 19.36% interest in the ordinary shares of Electric Power Technology Ltd, and companies with which Mr. Sham is affiliated with have a 20.31% interest in the ordinary shares of Electric Power Technology Ltd. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Electric Power Technology Ltd. Mr. Sham and Ling Houng Sham disclaim beneficial ownership of the shares held of record by Electric Power Technology Ltd. The principal business address of Electric Power Technology Ltd is 4F, No. 632 Guangfu South Road, Da’an District, Taipei Taiwan.

(b)	4,129,066 shares of Common Stock held of record by Old Gen Holdings LLC, a Delaware limited liability company, of which Mr. Sham is the primary beneficiary. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Old Gen Holdings LLC. The principal place of business of Old Gen Holdings LLC is 108 W 13th St, Ste. 100, Wilmington DE 19801.

(c)	585,624 shares of Common Stock held of record by Ling Houng Sham, wife of Mr. Sham.

(d)	2,183,887 shares of Common Stock held of record by Mr. Wellen Sham, former Chief Executive Officer of TPHL prior to consummation of the Business Combination.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Transaction and the proposal to be voted on at the Special Meeting. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on the business, cash flows, financial condition, and results of operations of our Company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We or TW Company may face additional risks and uncertainties that are not presently known to us or TW Company, or that we or TW Company currently deem immaterial, which may also impair our or TW Company’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

The Transaction is subject to conditions, including certain conditions that may not be satisfied or waived on a timely basis or at all. Failure to complete the Transaction could have material and adverse effects on us.

Completion of the Transaction is subject to a number of conditions, including, among other things, obtaining the approval of relevant authorities that supervise the TW Company. Such conditions, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all, making the completion and timing of the Transaction uncertain. In addition, the Agreement contains certain termination rights, which, if exercised, will result in the Transaction not being consummated. Furthermore, the governmental authorities from which regulatory approvals are required may impose conditions on the completion of the Transaction or require changes to the terms thereof. Such conditions or changes and the process of obtaining regulatory approvals could delay or impede consummation of the Transaction or impose additional costs or limitations on us or TW Company following completion, any of which might have an adverse effect on us.

If the Transaction is not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, we will be subject to a number of risks, including the following:

●	We will be required to pay our costs relating to the Transaction, such as legal and advisory fees, whether or not the Transaction is completed.

●	Time and resources committed by our management to matters relating to the Transaction could otherwise have been devoted to pursuing other beneficial opportunities.

●	The market price of the shares could decline to the extent that the current market price reflects a market assumption that the Transaction will be completed.

In addition to the above risks, if the Agreement is terminated and the Board seeks another transaction, it is not certain that we will be able to find a party willing to enter into a transaction as attractive to us as the Transaction.

We and TW Company will be subject to business uncertainties while the Transaction is pending, which could adversely affect our business.

In connection with the pendency of the Transaction, it is possible that certain persons with whom we or TW Company have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change, or renegotiate their relationships with us or TW Company, as applicable, which could negatively affect our or TW Company’s revenues, earnings, and cash flows, as well as the market price of the shares, regardless of whether the Transaction is completed. Additionally, our and TW Company’s ability to attract, retain, and motivate employees may be impaired until the Transaction is completed, and our ability to do so may be impaired for a period thereafter, as current and prospective employees may experience uncertainty about their roles within the Company following the Transaction.

Under the terms of the Agreement, both we and TW Company are subject to certain restrictions on the conduct of business prior to the consummation of the Transaction, which may adversely affect our and TW Company’s ability to execute certain business strategies, including the ability in certain cases to modify or enter into certain contracts, acquire or dispose of certain assets, incur or prepay certain indebtedness, incur encumbrances, make capital expenditures, or settle claims. Such limitations could negatively affect our and TW Company’s businesses and operations prior to the completion of the Transaction.

We will incur significant transaction costs in connection with the Transaction.

We have incurred and are expected to continue to incur a number of non-recurring costs associated with the Transaction, negotiating with TW Company Shareholders, and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by us whether or not the Transaction is completed. A substantial majority of non-recurring expenses will consist of transaction costs, including fees paid to financial, legal, accounting, and other advisors, as well as other costs.

Securities class action and derivative lawsuits may be brought against us in connection with the Transaction, which could result in substantial costs and may delay or prevent the Transaction from being completed.

If the Transaction is consummated, we may be unable to successfully generate synergy from the Transaction or achieve the anticipated benefits of the Transaction.

Our ability to achieve the anticipated benefits of the Transaction will depend in part upon whether we can realize anticipated synergy with TW Company in an efficient and effective manner. We may not be able to accomplish the synergy as expected. The successful collaboration and synergy from the Transaction depend on several factors, including but not limited to:

●	Market demand for electric vehicles;

●	Future pricing trends in the EV market;

●	Investment opportunities in the industry; and

●	Development and operational costs, including regulatory compliance and potential environmental liabilities.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed a review of the subject operations in a manner that we believe to be generally consistent with industry practices. The review was based on our analysis of historical performance data, assumptions regarding capital expenditures, and anticipated changes in market conditions. Our review may not reveal all existing or potential problems or permit us to fully assess the deficiencies, growth potential, and the performance of TW Company.

Our current shareholders will have a reduced ownership and voting interest after the Transaction is completed compared to their current ownership and will exercise less influence over management.

Based on the number of outstanding shares of Common stock as of the date of this statement, immediately after the Transaction is completed, it is expected that TW Company’s shareholders will collectively receive 37,635,039 shares of our common stock, representing approximately 53.2% of our common stock outstanding as of the Record Date, or 34.7% of our common stock outstanding immediately after closing. As a result of the Transaction, our Company’s current shareholders will own a smaller percentage of our Company than they currently own, and as a result, will have less influence over our Company’s management and policies.

THE PROPOSAL - APPROVAL OF THE ISSUANCE OF COMMON STOCK IN RELATION TO THE
EXCHANGE OF SHARES IN ELECTRIC POWER TECHNOLOGY LIMITED

On December 19, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with certain shareholders (the “TW Company Shareholders”) of Electric Power Technology Limited, a Taiwan corporation (“TW Company”). On January 27, 2025, the Company and TW Shareholders have agreed to execute an amendment to the Agreement (the “Amendment”, and together with the Agreement, the “Amended Agreement”).

TW Company is principally engaged in the research, development, design, manufacture and distribution of electric vehicles and mainly operates its businesses in Taiwan market. For more information about TW Company, please see the sections entitled “TW Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Pursuant to the Amended Agreement, TW Company Shareholders will exchange 31,626,082 ordinary shares in TW Company for 37,635,039 shares of newly issued common stock in the Company, with a par value of $0.0001 per share (the proposed transaction, the “Transaction”).

The Board, including all of the directors who have no financial interest in the Proposal and all of the directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved the Transaction as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock. The Board believes that the Exchange is in the Company’s best interests and the best interests of its stockholders. The Transaction allows the Company to acquire a significant 30.8% equity interest in TW Company, a publicly traded entity engaged in the research, development, and manufacture of new energy automobiles and biotechnologies. The Board believes this strategic transaction will strengthen the Company’s position in the rapidly growing new energy automobile sector, provide opportunities for future collaboration, and expand the Company’s business presence in the Taiwan market.

NASDAQ Stockholder Approval Requirements

Our Common Stock is quoted on the NASDAQ Global Market. Issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 5635(a), which requires us to obtain stockholder approval prior to the issuance of securities if (i) in connection with an acquisition of asset or stock in another company, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock), such issuance would represent 20% or more of our common stock or voting power of the Company outstanding before the issuance, or (ii) any director, officer or Substantial Shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. See ” - Relationship with Parties to the Transaction.”

Background and Reasons for the Proposal

Background

On December 19, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with certain shareholders (the “TW Company Shareholders”) of Electric Power Technology Limited, a Taiwan corporation (“TW Company”). On January 27, 2025, the Company and TW Shareholders have agreed to execute an amendment to the Agreement (the “Amendment”, and together with the Agreement, the “Amended Agreement”). The Agreement is attached as Appendix A hereto, and a form of the Amendment is attached as Appendix B hereto.

Pursuant to the Amended Agreement, TW Company Shareholders will exchange 31,626,082 ordinary shares in TW Company for 37,635,039 shares of newly issued common stock in the Company, with a par value of $0.0001 per share.

TW Company is principally engaged in the research, development, design and distribution of electric vehicles and related parts. It mainly operates its businesses in Taiwan and specializes in EV battery-related technologies and design, including, among others, battery management systems, battery modules and EV thermal management systems. In recent years, TW Company has also been focusing on the acquisition and development of solar power plants and the development of energy storage businesses using battery pack technology. It is listed on the Taipei Exchange under the code 4529.

Upon completion of the Exchange, the Company will hold approximately 37.4% of TW Company’s total issued and outstanding shares. TW Company Shareholders will receive, in aggregate, 37,635,039 shares of our common stock, which amounts to approximately 53.2% of our common stock outstanding as of the Record Date, or 34.7% of our common stock outstanding immediately after closing.

The Amended Agreement

This subsection of the information statement describes the material provisions of the Agreement, but does not purport to describe all of the terms of the Agreement. The following summary is qualified in its entirety by reference to the complete text of the Amended Agreement, which is attached as Appendix A and B hereto. You are urged to read the share exchange agreement and its amendment in its entirety because it is the primary legal document that governs the proposed acquisition.

●	The Exchange: Our Company will issue 37,635,039 shares of common stock to TW Company Shareholders, in exchange for 31,626,082 ordinary shares in TW Company.

●	Representations and Warranties: The Amended Agreement contains customary representations and warranties from both parties, regarding various aspects of their corporate existence and governance. Specifically, these include representations about the organization and good standing of each party, the capitalization of their respective companies, the authorization of the agreement, and assurances that entering into this Amended Agreement will not conflict with or violate any existing laws, rules, or other agreements. Additionally, the parties warrant that there have been no material adverse changes or events that could affect the validity of the Amended Agreement or the financial condition of either party.

●	Covenants: The Amended Agreement includes customary pre-closing covenants that require our Company and TW company to operate in its ordinary course of business before closing. The Amended Agreement also sets forth conditions regarding the management of assets, prevention of asset leakage, and restrictions on incurring additional indebtedness by TW Company prior to closing.

●	Consents and Approvals: Both our Company and TW Company have committed to using reasonable commercial efforts to obtain all necessary consents, waivers, authorizations, and approvals from governmental and regulatory authorities, as well as any other third parties required for the execution and performance of the Amended Agreement.

●	Termination: The Amended Agreement can be terminated under specific conditions, including:

o	with a mutual consent in writing;

o	a material breach: either party may terminate the Amended Agreement if the other party materially breaches any representation, warranty, or covenant, provided that the breach has not been cured within ten days of receiving notice; or

o	inability to consummate: if the Exchange cannot be consummated (i) within 90 days of the Amended Agreement, with the possibility of extension upon mutual agreement, or (ii) by October 31, 2025.

●	Indemnification: TW Company Shareholders agree to indemnify, defend, and hold harmless our Company and its affiliates, officers, directors, and employees from and against any losses, damages, claims, liabilities, costs, and expenses arising out of or in connection with:

o	Breach of representations and warranties: Any breach of the representations and warranties made by the indemnifying party in the Amended Agreement.

o	Covenants and agreements: Failure to perform or comply with any covenant, agreement, or obligation contained in the Amended Agreement.

o	Third-Party claims: Any claims made by third parties that relate to the indemnifying party’s actions, omissions, or any matter related to the transaction contemplated in the Amended Agreement.

●	Others: The Amended Agreement also contains other customary, miscellaneous provisions, including but not limited to indemnification clauses, governing law, and dispute resolution mechanisms. Additionally, the Amended Agreement outlines closing conditions that must be satisfied prior to the consummation of the exchange, ensuring that both parties fulfill their obligations and that the transaction proceeds smoothly.

The Board’s Reasons for the Transaction

The Board, in evaluating the Transaction pursuant to the Amended Agreement, consulted with the Company’s management and its advisors, including Roma Appraisal Limited (“Roma”). In reaching its unanimous resolution (i) that the terms and conditions of the Amended Agreement and the transactions contemplated thereby, including the Exchange, are advisable, fair to, and in the best interests of the Company and its shareholders, and (ii) to recommend that the shareholders approve the issuance of the Company’s common stock to TW Company Shareholders, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

The Board considered a number of factors pertaining to the Transaction as generally supporting its decision to approve the Company’s entry into the Amended Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Strategic Investment in the EV Sector. The Transaction will allow the Company to acquire a significant equity interest in TW Company, which is principally engaged in the research, development, design, manufacture, and distribution of EVs. The Board believes that this strategic transaction will position the Company to benefit from TW Company’s expertise in the growing EV sector, as well as its involvement in biotechnologies, which represent additional growth opportunities.

●	Expansion in the Taiwan Market. The Transaction provides the Company with an opportunity to expand its business presence in the Taiwan market, leveraging TW Company’s established operations and market position. This geographic diversification aligns with the Company’s long-term growth strategy.

●	Synergies and Collaborative Opportunities. The Board believes that acquiring an significant equity interest in TW Company will create opportunities for collaboration between the two companies, particularly in the areas of research, development, and manufacturing of EVs, which could strengthen the Company’s competitive position in the global market.

●	Alignment with the Company’s Strategic Objectives. The Transaction aligns with the Company’s long-term strategy of pursuing opportunities in the EV industries with strong growth potential. The Board believes that the transaction will provide opportunities to increase shareholder value over time by leveraging TW Company’s innovative technologies, established operations, and market position.

●	Opinion of Roma Appraisal Limited. The Board considered the valuation report prepared by Roma Appraisal Limited, which provided an independent assessment of TW Company’s financial condition and supported the fairness of the Transaction as an appraisal expert. The valuation report provided additional assurance to the Board that the terms of the Transaction were in the best interests of the Company and its shareholders.

Opinion of Roma Appraisals Limited

Our Board retained Roma Appraisals Limited (“Roma”) to provide a valuation report regarding the Transaction. Roma is a well-established independent firm recognized for its expertise in business valuation and technical advisory services. The firm has extensive experience in providing credible and professional valuation analyses.

Specifically, we asked Roma to determine the fair share exchange ratio for the transaction as per the amended Agreement. Prior to its retention, Roma had no material relationship with us, and we did not impose any limitations on the scope of Roma’s investigation.

Our Board relied on this valuation analysis and opinion in part to approve the Transaction and make recommendations to our stockholders regarding the transaction.

In connection with its valuation, Roma, among other things:

●	reviewed financial information of both our Company and TW Company;

●	conducted discussions with the management of both companies to understand their business operations and financial performance;

●	analyzed general market data and industry trends that may impact the valuation of both companies.

●	considered the Amended Agreement as a central document in its analysis; and

●	utilized various valuation methodologies to assess the fair value of the shares in both companies.

In preparing its valuation analysis, Roma considered conventional valuation methodologies typically used by expert financial advisors. Roma determined that the market price method was the most appropriate for valuing us and TW Company. While other methodologies exist, Roma concluded that this approach was most likely to reflect the companies’ values accurately.

The market price method assesses a company’s value based on the market prices of its shares as traded on stock exchanges. Roma applied this method by analyzing the equity shares of both Companies, considering their market prices and trading activity. The firm also incorporated qualitative factors such as business dynamics and growth potential into its analysis.

Based on its valuation, Roma recommended a fair share exchange ratio of 119 shares of common stock of our Company for every 100 ordinary shares of TW Company. This recommendation was based on the market values derived from the analysis and reflects the relative valuations of both Companies.

Relationship with Parties to the Transaction

Certain Company shareholders (the “Interested Shareholders”) also hold beneficiary interest in TW Company and are parties to the Transaction. They will also be entitled to receive their pro rata portion of common stock to be upon completion of the Transaction.

Among the Interested Shareholders, Mr. Wellen Sham, who holds approximately 25.1% of our outstanding common stock as of the Record Date, is one of TW Company shareholders. Pursuant to the Amended Agreement, he will be entitled to receive, on a pro rata basis, 9,921,280 shares of common stock in our Company completion of the Transaction, which represents approximately 14% of our common stock outstanding as of the Record Date. Mr. Wellen Sham was the former chairman of TW Company and is an affiliate. Mr. Wellen Sham is a party to certain legal proceedings with respect to his involvement in TW Company. For more information on the relationship between Mr. Wellen Sham and TW Company, please refer to “Business of Thunder Power – Legal Proceedings” on the prospectus we filed on November 13, 2024.

TW Company holds 10,834,898 shares of our common stock as of the Record Date, representing approximately 15.3% of our outstanding share of common stock.

Board Approval

The Board, including all of the directors who have no financial interest in the Proposal and all of the directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved the Proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock.

Certain Effects of the Transactions

If the Stock Issuance Proposal is adopted, approximately 37,635,039 shares of common stock will be issued as consideration to the TW Company Shareholders, which represent 34.7% of our common stock outstanding immediately after closing.

Mr. Wellen Sham is the beneficial owners of approximately 25.1% of our outstanding common stock as of the Record Date. Upon completion of the Transaction, he will be entitled to receive 9,921,280 share of our common stock, which represents approximately 9.1% of the Company’s common stock outstanding at the time of closing. Following the Transaction, Wellen Sham will continue to have considerable influence or veto control regarding the outcome of any transaction or action that requires stockholder approval, including the election of our Board of Directors, mergers, acquisitions, amendments to our charter and various corporate governance actions.

If the Transaction is consummated, you will experience dilution in your relative ownership interest. Your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity upon will decrease consummation of the Transaction. In addition, the Transactions may cause the price of our common stock to decrease. This decrease may continue after the consummation of the Transaction.

Key Stockholder Considerations

Before voting on the Proposal or giving proxies with regard to this matter, stockholders should consider the effect of the Transaction, including its dilutive effects.

The Board, including all of the independent directors, recommends a vote “FOR” the Proposal.

TW COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Electric Power Technology Limited (“TW Company” or “TW Company”) financial condition and results of operations should be read in conjunction with its financial statements and related notes appearing elsewhere in this proxy statement. The following discussion contains “forward-looking statements” that reflect TW Company’s future plans, estimates, beliefs and expected performance. TW Company cautions that assumptions, expectations, projections, intentions or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from TW Company’s expectations include changes in amount and nature of future capital expenditures, uncertainties in estimating proved reserves, the impact of operational, general economic conditions (including future disruptions and volatility in the global credit markets) and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting TW Company’s business, as well as those factors discussed below and elsewhere in this proxy statement, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. Also, see the risk factors described elsewhere in this proxy statement. TW Company does not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.

About TW Company

TW Company, originally established as Motomax Electric Co., Ltd. on November 3, 1987, has undergone several name changes to reflect its evolving business focus. TW Company was renamed Leifeng Co., Ltd. on September 1, 2011, followed by a subsequent name change to Thunder Power Co., Limited on June 21, 2013, and finally to Electric Power Technology Limited as resolved at a regular Shareholders’ Meeting on June 2, 2017. TW Company operates as part of a larger group of entities (hereinafter referred to as the “Group”) and does not have a parent company.

TW Company is primarily engaged in the development, manufacture, and sale of electric vehicles, as well as investments in electric vehicle technologies, property development, and medical technologies. In May 2001, TW Company’s stock was listed for trading on the Taipei Exchange, reflecting its ongoing commitment to growth and innovation in the energy and technology sectors.

Key factors affecting TW Company’s operations include:

●	The demand for electric vehicles and advancements in electric vehicle technology;

●	Regulatory policies impacting the energy and automotive industries;

●	Market conditions for electric vehicles technologies;

●	Availability of capital for investment in growth opportunities;

●	Fluctuations in foreign currency exchange rates, particularly related to TW Company’s operational overlap with international markets.

TW Company's revenue streams are influenced by sales in electric vehicles and related technologies, and as it expands into the renewable energy sector, iits performance may increasingly be correlated with developments in the solar energy market.

General and Basis of Presentation

The financial information of TW Company was prepared in accordance with IFRS and interpretations issued by the International Accounting Standards Board (“IASB”). The historical financial information has been prepared on a historical cost basis, except for certain financial assets and liabilities measured at fair value through profit or loss. The preparation of the historical financial information in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the historical financial information. The IFRS adopted by TW Company is different from accounting principles generally accepted in the United States of America, or U.S. GAAP.

RESULTS OF OPERATIONS

Year Ended December 31, 2023 compared to the year ended December 31, 2022

Revenue

Operating Revenue	For the year ended December 31,
	2023		2022		Variance
	NT$’000	US$	NT$’000	US$	NT$’000%
Revenue from Sale of Goods	644	19,658	2,174	66,361	(1,530)	-70%
Income from Sale of Electricity	2,285	69,750	657	20,055	1,628	248%
Rental Income	2,024	61,783	74	2,259	1,950	2635%
Total	4,953	151,190	2,905	88,675	2,048	70%

Revenue from Sale of Goods: In 2022, TW Company engaged in production and sale of medical masks amid the COVID-19 pandemic. In 2023 and onwards, TW Company transformed its business model into a purchasing agent of the medical masks and thus a drop of revenue from the sale of goods.

Income from Sale of Electricity: In July 2023, an additional unit of Kaohsiung Solar Power Plant was acquired and additional electricity utility was sold. As a result, it boosted the income from sale of electricity.

Rental Income: In 2023, TW Company leased part of its surplus office space to other parties, which resulted in an increase in the rental income for TW Company in 2023.

Operating Expenses and Other Income

Operating Expenses	For the year ended December 31,
	2023		2022		Variance
	NT$’000	US$	NT$’000	US$	NT$’000%
Total selling expenses	(226)	(6,899)	(307)	(9,371)	81	-26%
Total administrative expenses	(61,185)	(1,867,674)	(91,171)	(2,782,998)	29,986	-33%
Total research and development expenses	(182)	(5,556)	(2,294)	(70,024)	2,112	-92%
Expected Credit Impairment Gains (Losses)	-	-	74,742	2,281,502	(74,742)	-100%
Total	(61,593)	(1,880,128)	(19,030)	(580,891)	(42,563)	224%

Total Selling Expenses: The decrease in selling expenses in 2023 compared in 2022 in primarily attributable to the shutdown of TW Company’s medical mask factory in 2023, which resulted in an decrease in relevant selling expense.

Total Administrative Expenses: In 2023, there was a human resources restructure, which reduced the staff number to 21.

Total R&D Expenses: In 2023, the number of R&D personnel decreased to zero, resulting in a drop of the related expenses.

Expected Credit Impairment Gains (Loss): TW Company recognized certain credit impairment gains with respect to certain prepayments for procurement of materials and account receivables, which were recorded as credit impairments in prior years.

Other Income

Other Income	For the year ended December 31,
	2023		2022		Variance
	NT$’000	US$	NT$’000	US$	NT$’000%
Sublease Income	926	28,266	624	19,048	302	48%
Others	2,351	71,764	73	2,228	2,278	3121%
Total	3,277	100,031	697	21,276	2,580	370%

Sublease Income: Part of the property was leased to TW Company’s affiliate to generate further sublease income.

Other Income: TW Company terminated a factory site lease, which has resulted in an reimbursement of cash of NT$111,876. Also, TW Company recognized certain other income in connection with certain trade receivables and payables recorded in prior years, in an amount of NT$81,163.

Share Of Profit Or Loss On Associates Accounted for Using Equity Method

For the full year of 2023, TW Company’s total losses from associates amounted to NT$22,218,000, compared to a loss of NT$1,690,000 recorded in 2022. This increase was primarily attributed to losses from two associates, which reported losses of NT$11,028,000 and NT$11,190,000, respectively. In 2022, one of the associated recorded a gain while the other recorded a loss.

Nine Months Ended September 2024 vs Nine Months Ended September 2023

Revenue

Operating Revenue	For the nine month ended September 30,
	2024		2023		Variance
	NT$’000	US$	NT$’000	US$	NT$’000%
Revenue from Sale of Goods	229	6,990	644	19,658	(415)	-64%
Income from Sale of Electricity	2,531	77,259	1,567	47,833	964	62%
Rental Income	2,516	76,801	1,313	40,079	1,203	92%
Total	5,276	161,050	3,524	107,570	1,752	50%

Revenue from Sale of Goods: In 2023 onwards, TW Company transformed its business model into a purchasing agent of the medical masks. In 2024, due to the ease of global pandemic, TW Company experienced further decrease in the sales of medical masks, resulting in a drop of revenue from the sale of goods in the nine month ended September 30, 2024 compared to the same period in 2023.

Income from Sale of Electricity: In July 2023, TW Company acquired an additional unit of Kaohsiung Solar Power Plant, which resulted in increased electricity utility sold. As a result, it boosted the income from sale of electricity in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023.

Rental Income: In 2023, TW Company leased part of its surplus office space to other parties, which resulted in an increase in the rental income for TW Company in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023.

Operating Expenses and Other Income

Operating Expenses	For the nine month ended September 30,
	2024		2023		Variance
	NT$’000	US$	NT$’000	US$	NT$’000%
Total selling expenses	-	-	(226)	(6,899)	226	-100%
Total administrative expenses	(44,494)	(1,358,181)	(43,315)	(1,322,192)	(1,179)	3%
Total research and development expenses	-	-	(175)	(5,342)	175	-100%
Expected Credit Impairment Gains (Losses)	-	-	-	-	-	-
Total	(44,494)	(1,358,181)	(43,716)	(1,334,432)	(778)	2%

Total Selling Expenses: The decrease in selling expenses in 2023 compared in 2022 in primarily attributable to the shutdown of TW Company’s medical mask factory in 2023, which resulted in an decrease in relevant selling expense.

Total Administrative Expenses: The administrative expenses experienced minimum changes in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023.

Total R&D Expenses: In 2023, TW Company went through a staff restructuring, with reduced the number of R&D personnel to zero. TW Company therefore did not incur any R&D expenses in the nine month ended September 30, 2024.

Non-operating Income and Expenses

Other Income	For the nine month ended September 30,
	2024		2023		Variance
	NT$’000	US$	NT$’000	US$	NT$’000%
Sublease Income	1,163	35,501	670	20,452	493	74%
Others	23	702	515	15,720	(492)	-96%
Total	1,186	36,203	1,185	36,172	1	0%

Sublease Income: Starting in 2023, TW Company leased part of its rented property to its affiliate companies, which generated additional sublease income in the nine month ended September 30, 2024 compared to the same period in 2023.

Other Income: In 2023, TW Company generated certain other income as it (i) terminated a rental factory [and received certain repayment of prepaid expenses, and (ii) recognized certain other income in connection with certain trade receivables and payables recorded in prior years. These are non-recurring items, and TW Company did not generate any such income in the nine months ended September 30, 2024.

Share Of Profit Or Loss On Associates Accounted for Using Equity Method

The share of profit or loss on associates for the nine months ended September 30, 2024, was of NT$51,771,000, compared to a loss of NT$3,308,000 in the same period of 2023. This increase in losses was primarily driven by losses from three associates of TW Company, among which included Thunder Power Holding Limited, reporting a loss of NT$8,461,829,000, NT$35,598,541,000 and NT$7,710,836,000, respectively. In contrast, the losses reported in the nine months ended September 30, 2023 were primarily from two associates, which recorded smaller losses in the period due to market condition.

SOURCES (USES) OF CASH

Sources (Uses) of Cash	For the nine month ended September 30,			Year ended December 31,
	2024		2023	2023		2022
	NT$’000	US$	NT$’000	NT$’000	US$	NT$’000
Net cash provided by (used in)
Operating activities	(42,762)	(1,305,311)	(44,972)	(50,632)	(1,545,543)	(28,310)
Investing activities	53,408	1,630,281	29,198	47,295	1,443,681	312,515
Financing activities	(2,267)	(69,200)	(3,330)	(3,942)	(120,330)	(273,969)
Total	8,379	255,769	(19,104)	(7,279)	(222,192)	10,236

Operating Activities

Net cash used in operating activities in the nine months ended September 30, 2024 was NT$42.8 million. The difference between the net cash outflow from operating activities and the net loss before tax of NT$90.4 million in the same period was due to adjustments for non-cash items. These adjustments primarily included depreciation expense of NT$5.1 million, amortization expense of NT$0.9 million, and losses from investments accounted for using the equity method amounting to NT$51.8 million. Additionally, cash was released from working capital, mainly resulting from a decrease of NT$7.9 million in other payables, an increase of NT$4.0 million in advances to suppliers, and a decrease of NT$1.6 million in other current assets, partially offset by a decrease of NT$1.4 million in other current liabilities.

Net cash used in operating activities in the year ended December 31, 2023 was NT$ 50.6 million. The difference between net cash generated from operating activities and loss before tax of NT$87.8 million in the same period was primarily due to adjustments for non-cash items, which a loss from investment accounted under the equity method of NT$22.2 million, further adjusted by other items such as amortization and depreciation, additional cash used for interest payments, and fluctuation in prepayments.

Investing Activities

Net cash provided by investing activities for the nine months ended September 30, 2024 includes proceeds from TW Company’s continuous sales of certain equity investment in its portfolio.

Net cash provided by investing activities in 2023 includes proceeds TW Company collected from its sales of certain equity investment in its portfolio, partially offset by the cash used in acquisint of property, plant and equipment.

Net cash provided by investing activities in 2022 primarily include proceeds TW Company collected from (i) its sales of certain equity investment in its portfolio, (ii) its disposition from certain non-current assets, partially offset by cash used in new investments.

Financing Activities

Net cash used in financing activities for the nine months ended September 30, 2024 includes [X and Y]. Net cash used in financing activities for the year ended December 31, 2023 primarily include [X]. Net cash used in financing activities in 2022 primarily include TW Company’s repayment of certain substantial long-term borrowings.

OFF-BALANCE SHEET FINANCING ARRANGEMENTS

TW Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, TW Company has not entered into any derivative contracts that are indexed to the shares of TW Company’s common stock and classified as shareholder’s equity or that are not reflected in its unaudited condensed consolidated financial statements. Furthermore, TW Company do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. TW Company do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in product development services with us.

CAPITAL RISK MANAGEMENT

TW Company’s capital management goal is to maintain a sound capital structure, so as to maintain the confidence of investors, creditors and the market and to support the development of future operation. To maintain or adjust the capital structure, Electric Power will control the ratio of return on capital and adjust the dividends paid to shareholders, refund capital to shareholders, issue new shares or sell assets for the purpose of reducing debts.

FINANCIAL RISK MANAGEMENT

TW Company’s daily operation is affected by various financial risks, including market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk. To reduce relevant financial risks, Electric Power is committed to identifying, evaluating and avoiding market uncertainty, so as to reduce the potential negative impact of market changes on TW Company’s financial performance. TW Company’s significant financial activities are reviewed by its Board of Directors and Audit Committee in accordance with relevant regulations and internal control systems. During the implementation period of its financial plans, Electric Power must strictly follow the relevant financial procedures regarding overall management on financial risks and division of powers and duties.

CURRENCY RISK

TW Company is exposed to the exchange rate risk arising from the sales, purchase and borrowing transactions not denominated in its functional currency and from net investment in foreign operation organizations. The functional currency of TW Company and its subsidiaries is mainly New Taiwan Dollars, and the functional currency of partial subsidiaries is US Dollars. The Group conducts risk hedging, in the principle of automatic hedging of risks, based on its demands for capital and net position in each currency (and the difference between foreign currency assets and liabilities), according to the foreign exchange situation in market. Since the net investment of foreign operation is strategic investment, the Group has not hedged it.

The unrealized exchange gains or losses from the Group’s monetary items due to the impacts of fluctuations in exchange rate have no significant impact as evaluated.

PRICE RISK

Since the Group holds investments in equity instruments, it is exposed to the price risk related to equity instruments. The Group’s investments in equity instruments are classified as financial assets measured at fair value through other comprehensive income in the Consolidated Balance Sheet.

The Group mainly invests in foreign equity instruments, and the prices of such equity instruments will be affected by the uncertainties of the value of the investment in the future. If the price of equity instruments rises or falls by 1%, other comprehensive income of 2023 and 2022 would have increased by NT$960 thousand and NT$1,956 thousand respectively due to the increase in the fair value of the financial assets measured at fair value through other comprehensive income.

INTEREST RATE RISK

The rate for the Group’s interest-bearing financial instruments on the reporting date is summarized as follows:

	Nine Months Ended September 30,		Year Ended December 31,
Items	2024	2023	2023	2022
	in NT$
Cashflow interest rate risk	-	-	-	-
Financial assets	1,217,582	2,406,868	1,218,407	1,157,326
Financial liabilities	-	-	-	-
Net Value	1,217,582	2,406,868	1,218,407	1,157,326

The Group does not classify any financial assets and liabilities with fixed interest rate as the financial assets measured at fair value through profits or losses and the financial assets available for sale, nor does it designate derivatives (interest rate swaps) as the hedging tools under the fair value hedging accounting mode. Therefore, changes in interest rates on the reporting date will not affect profits or losses and other comprehensive income.

The Group’s financial instruments with variable interest rates are the assets (debts) with floating interest rates, therefore, changes in market interest rates will cause changes in effective interest rates, which will results in fluctuations in future cash flows. Every 1% increase in market interest rates will cause NT$399 thousand, and NT$379 thousand, of increase in the profit (loss) before tax of 2023 and 2022 respectively.

CREDIT RISK

Credit risk refers to the risk that a counter-party will violate its contractual obligations and thus cause financial losses to the Group. The Group’s credit risk mainly comes from the accounts receivable from operating activities, as well as the bank deposits and other financial instruments from investing activities. Operation-related credit risk and financial credit risk are managed separately.

A. Operation-related credit risk:

The Group’ has formulated procedures for management on operation-related credit risk. Individual customers evaluate risks by considering, including, their financial status, the Group’s internal credit rating, historical transaction records, current economic conditions, and other factors which may affect the customer’s ability to make payment. There is no material doubt about the recoverability of the Group’s accounts receivable as evaluated, so no significant credit risk is expected.

B. Financial credit risk:

The credit risk of bank deposits and other financial instruments is measured and monitored by the Group’s Financial Department. The Group’s counter-parties and other parties to its contract are the banks with good credit and the financial institutions or corporate organizations with an investment grade and above, so there is no material doubt about performance of contract, therefore there is no significant credit risk.

C. Liquidity risk

(A) Liquidity risk management:

With regard to liquidity risk management, the Group is to maintain the cash and equivalent cash required for operation, highly liquid securities and sufficient bank financing lines, so as to ensure that the Group has sufficient financial flexibility.

(B) Analysis on the due time of financial liabilities:

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments.

	September 30, 2024
Non-derivative Financial Liabilities (USD)	Less than 1 year	1-2 years	2-3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	188,523	-	-	-	188,523
Lease liabilities (current and non-current)	71,642	17,857	-	-	89,499
Total	260,165	17,857	-	-	278,022

	December 31, 2023
Non-derivative Financial Liabilities (USD)	Less than 1 year	1-2 years	2-3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	429,090	-	-	-	429,090
Lease liabilities (current and non-current)	92,735	59,585	5,983	-	158,303
Total	521,825	59,585	5,983	-	587,393

	September 30, 2023
Non-derivative Financial Liabilities (USD)	Less than 1 year	1-2 years	2-3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	333,425	-	-	-	333,425
Lease liabilities (current and non-current)	92,094	71,642	17,857	-	181,593
Total	425,519	71,642	17,857	-	515,018

	December 31, 2022
Non-derivative Financial Liabilities (USD)	Less than 1 year	1-2 years	2-3 years	Over 3 years	Contractual cash flows
Accounts payable	427	-	-	-	427
Other payables (including related parties)	443,254	-	-	-	443,254
Lease liabilities (current and non-current)	96,947	88,217	34,737	-	219,902
Total	540,629	88,217	34,737	-	663,584

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our Company

Our Common Stock trades on the NASDAQ under the symbol “AIEV.” Historical market price information is publicly available.

We have not paid any cash dividends on our Common Stock or the Warrants to date, and we do not anticipate declaring or paying any cash dividends to holders of our Common Stock or Warrants in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, contractual and statutory restrictions on our ability to pay dividends and other factors our board of directors may deem relevant. Additionally, the Company’s ability to pay dividends may be limited by future covenants and future outstanding indebtedness the Company or its subsidiaries may incur.

TW Company

The shares of TW company is quoted on the Taipei Exchange under the code 4529. Historical market price information is publicly available.

For information about distributions paid by TW Company to its equity holders, please see the section entitled “TW Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

OTHER MATTERS

Stockholder Communications

We expect to hold our first annual meeting on or before December 31, 2025. The date of such meeting and the date by which you may submit a proposal for inclusion in the proxy statement will be included in a Current Report on Form 8-K or a Quarterly Report on Form 10-Q. Stockholders and interested parties may communicate with our Board, any committee chairperson, or the non-management directors by writing to the Board or committee chairperson at Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801.

Other Business

The Board does not presently intend to bring any other business before the Special Meeting. As to any other business that may properly come before the Special Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the Special Meeting, please follow the instructions provided on the enclosed proxy card or in the instructions that accompanied your proxy materials to vote via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card so that you may be represented at the Special Meeting. The Special Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Special Meeting, visit                            and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at              . Please allow time for online check-in procedures. For questions regarding the Special Meeting and voting, please contact the Company by calling collect at (909) 214-2482, by e-mail at thunderpower.ir@aiev.ai, or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary.

Delivery of Proxy Materials

Please note that only one copy of this proxy statement or Notice of Virtual Special Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (909) 214-2482 or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary.

Additional Information

The principal address of the Company is Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801.

Available Information

The Company files periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is also available free of charge by calling us collect at (909) 214-2482, by e-mail at thunderpower.ir@aiev.ai, or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary, or on our website at https://aiev.ai/. The information on our website is not incorporated by reference into this proxy statement.

Index to Financial Statements of Electric Power Technology Limited. And Its Subsidiaries

Page
ELECTRIC POWER TECHNOLOGY LIMITED. AND ITS SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT FOR THE YEAR ENDED DEC. 31, 2023 AND 2022	F-2-F-76
ELECTRIC POWER TECHNOLOGY LIMITED AND ITS SUBSIDIARIES CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS AND CPA REVIEW REPORT THIRD QUARTER OF 2024 AND 2023	F-77-F-138

Stock Code: 4529

ELECTRIC POWER TECHNOLOGY LIMITED.

AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

Address: 4F., No.632, Guangfu S. Rd., Da’an Dist., Taipei City

Tel: (02)2703-7300

ELECTRIC POWER TECHNOLOGY LIMITED. AND ITS SUBSIDIARIES

CONTENTS OF CONSOLIDATED FINANCIAL STATEMENTS

ELECTRIC POWER TECHNOLOGY LIMITED.

Statement

In 2023 (from Jan. 1, 2023 to Dec. 31, 2023), the companies that shall be included in the consolidated financial statements of affiliated enterprises in accordance with Criteria Governing Preparation of Affiliation Report, Consolidated Business Reports and Consolidated Financial Statements of Affiliated Enterprises are identical with those companies according to IFRS 10 Consolidated Financial Statements. The relevant information to be disclosed in the consolidated financial statements of affiliated enterprises has been disclosed in the previous consolidated financial statements of parent and subsidiary companies, so no separate consolidated financial statements of affiliated enterprises are prepared.

Very truly yours,

Company Name: Electric Power Technology Limited.

Responsible person: Wei Shen

Mar. 12, 2024

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Electric Power Technology Limited.:

Opinion

We have audited the accompanying financial statements of Electric Power Technology Limited. (the “Company”) and its subsidiaries (collectively, the “Group”), which comprise the consolidated balance sheets for the year ended Dec. 31, 2023 and 2022, and the consolidated comprehensive income statements for the year ended Dec. 31, 2023 and 2022, the consolidated statements of changes in equity and cash flows for the years then ended, and the consolidated notes to the financial statements (including a summary of significant accounting policies).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of Dec. 31, 2023 and 2022, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and the International Financial Reporting Standards (IFRS), International Accounting Standards (IAS), IFRIC Interpretations (IFRIC), and SIC Interpretations (SIC) endorsed and issued into effect by the Financial Supervisory Commission of the Republic of China.

Basis for Opinion

We conducted our audits in accordance with the Regulations Governing Auditing and Attestation of Financial Statements by Certified Public Accountants and auditing standards generally accepted in the Republic of China. Our responsibilities under those standards are further described in the Auditors, Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group and its subsidiaries in accordance with the Norm of Professional Ethics for Certified Public Accountant of the Republic of China and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the Consolidated Financial Statements of the Group for the year ended Dec. 31, 2023. These matters were addressed in the context of our Audit of the 5 Consolidated Financial Statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. Key audit matters for the consolidated financial statements of the Group for the year ended Dec. 31, 2023 are stated as follows:

Investments accounted for using equity method

Key audit matters description

The investment accounted for by using equity method of the Group as of Dec. 31, 2023 was NT$115,763 thousand, accounting for about 26% of the total assets. The Company has actual control over such investees, such investees are regarded as the Company’s subsidiaries according to regulations and are included in the preparation of the Parent Company Only Financial Statements, and the Company has significant impacts on the investees, therefore equity method was adopted for accounting, and importance was attached to the audit on the investment accounted for by using equity method as we determined if it involves the management’s significant judgment.

Response to the audit procedures

1.	For the investment accounted for by using equity method, we understood the appropriateness of its accounting basis and classification regarding the management’s choice, inquired about the changes in the investee’s relevant comprehensive shareholding and audited the recognition of the original investment costs, and then adjusted accounting method based on the changes in the investor’s share in the investee’s net assets, and understood the impacts of the significant issues specified in the investee’s financial statements on the Consolidated Financial Statements and further evaluated such investment accounted for by using equity method, and organized for adjusting the accounting treatment of its recognition and measurement method in accordance with the International Financial Reporting Standards (IFRS) and the International Accounting Standards (IAS).

2.	We also evaluated such disclosure of the investment accounted for by using equity method as made by the Group. Please refer to Note VI (V) and XIII to the Consolidated Financial Statements.

Evaluation on the impairment and value of financial assets and non-financial assets (non-goodwill)

Please refer to Note IV (VII) to the Consolidated Financial Statements for the accounting policies for the impairment of financial assets and non-financial assets; Please refer to Note 6 V (II) to the Consolidated Financial Statements for the accounting estimates and assumptions for evaluation on the impairment of financial assets and non-financial assets.

Key audit matters description

The Group mainly focus on and attach importance to the development, manufacture and sale of electric vehicles, and they are in the preparation period of the business mode and they have not entered mass production stage yet at present. Due to its operation strategies and plans, the Group holds the patent assets obtained from development of major technologies through the associates invested accounted for by using equity method, and there is also a significant increase in the value of the preferred shares of Atieva Inc.(Lucid Motors) formerly held by the Group through the fund (hereinafter referred to as “Fund D”) managed under the private equity, SINO-JP FUND CO., LTD. after they have been converted into the ordinary shares of Lucid Group, Inc., therefore recognition by the Company and its subsidies of the related evaluation results of the impairment and value of the investment accounted for by using equity method and the financial assets measured at fair value through other comprehensive income may have significant impacts on the financial statements. As a result, we considered the recoverable amount or market price of other related assets in the evaluation on their impairment and value, and made a number of assumptions and estimates for calculation of the recoverable amount and, since their estimation methods will directly affect the recognition of related amounts, we attached importance on the audit of the investment accounted for by using equity method.

Response to the audit procedures

We audited the above-mentioned key mattes mainly in the following procedures, including:

1.	Evaluate and verify the correctness and reasonableness of the accounting for the assets, such as patents and technologies, obtained by the associates invested accounted for by using equity method.

2.	Determine the ownership of, and the reasonableness of the ending evaluation process for, the financial assets measured at fair value through other comprehensive income.

3.	Evaluate the reasonableness that other objective transaction facts are used as a reference for the fair value of the above-mentioned patents and intangible assets.

4.	Evaluate that whether relevant disclosure is made in the Consolidated Financial Statements of the Group in a sufficient way.

Transactions with related parties

Key audit matters description

The Group mainly focus on and attach importance to the development, manufacture and sale of electric vehicles, and they are in the preparation period of the business mode and they have not entered mass production stage yet at present. Due to their operation strategies and plans, the transactions of the Group with their associates in 2023 have impacts on the recognition and presentation in financial statements, so we attached importance on the audit of such transactions. Please refer to Note VII to the Consolidated Financial Statements for the information about the transactions made with related parties.

Response to the audit procedures

The major procedures that we conducted in respond to the above-mentioned key audit matters are summarized as follows:

1.	Understand and test the effectiveness of the design and implementation of the major internal control over the transactions made with related parties.

2.	Audit all significant transactions made with related parties, check that whether relevant transaction procedures comply with regulations, and inspect transaction contracts, certificates, as well as receipt and payment procedures, etc., to confirm the correctness and reasonableness of the entry of relevant transactions, and evaluate subsequent benefits.

3.	Evaluate that whether relevant disclosure is made in the Consolidated Financial Statements of the Group in a sufficient way.

Matters to be Emphasized

As specified in Note XII (IV), Ganzhou Development Zone Industrial Investment Co., Ltd. (hereinafter referred to as “Ganzhou Industrial Investment”) filed a litigation with the Intermediate People’s Court of Ganzhou City, Jiangxi Province against the Company’s indirect investee, Thunder Power Electric Vehicle Limited (hereinafter referred to as “Thunder Power”), in 2020. NT$280 million of Thunder’s working capital on its book has been frozen and its workshop and equipment have been sealed up to repay RMB256 million of loan with interest thereon calculated based on annual rate of 8% and other debts payable to Ganzhou Industrial Investment. Ganzhou Thunder Power is currently closed down. In addition, Ganzhou Economic and Technological Development Zone branch of Ganzhou Public Security Bureau, by claiming that chairman Wei Shen is suspected of contract fraud, has separately sealed up the properties of Thunder Power Hong Kong Limited, i.e. 44.56% equity in its subsidiary, Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd., 8 and the properties of its sub-subsidiary, Thunder Power Hong Zhou Limited, i.e. Room 701 and 702, Building 2, Oceanwide International Center, No. 2 Xiangzhang Street, Shangcheng District, Hangzhou City and a vehicle. The Company appointed attorney to raise an objection, but the public security authority did not reply. There has been no prosecution to date. The closing carrying amount of the above-mentioned assets as converted based on the equity held by the Company is NT$59,332 thousand, accounting for 13.32% of the total assets of the Company and its subsidiaries.

As specified in Note IX(IV), the Company’s Board of Directors resolved, on Feb. 24, 2023, to provide, in the name of the chairman Wei Shen, the prompt check opened by it with the bank in Taiwan or domestic bank with the bank as the payer, the bank division in Taiwan as the payment place and Taiwan Taipei District Court as payee, as a collateral for the NT$25,880 thousand of the claimed amount specified in the 2022 Shang-Quan-Zi No. 6 judgment on attachment on the properties issued by the Intellectual Property Court to exempt it from or cancel such attachment; however, the 2023 Shang-Quan-Geng-Yi-Zi No. 2 judgment issued by the Intellectual Property Court allows attachment on the properties of any one of the Company’s four directors, including Chairman Wei Shen, and former directors, within the scope of NT$23,347 thousand, and any one of the counterparties may be exempted from or revoke the attachment if he or she provides a guarantee or deposit.

As specified in Notes VII and IX(V), according to the internal control system of the Company, the Company’s disbursement of director’s attorney fees for litigation is limited to no more than NT$10,000 thousand per person. However, an audit showed that the Company’s disbursement exceeded the limit in the second quarter of 2023, but the disbursement did not exceed the limit thereafter.

We did not revise our audit opinions due to the said matter.

Other Matters

We have also audited the parent company only financial statements of Electric Power Technology Limited. as year of and for the years ended Dec. 31, 2023 and 2022 on which we have issued an unmodified opinion.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and the IFRS, IAS, IFRIC, and SIC endorsed and issued into effect by the Financial Supervisory Commission of the Republic of China, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance (including members of the Audit Committee) are responsible for overseeing the Group’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in the Republic of China will always detect a material misstatement contained in the consolidated financial statements. Misstatements may be a result of fraud or error. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with the auditing standards generally accepted in the Republic of China, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from 10 fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

2.	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’ internal control.

3.	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

4.	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’ ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Group to cease to continue as a going concern.

5.	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

6.	Obtain sufficient and appropriate audit evidences concerning the financial information of the entities in the Group, to express opinions on the Consolidated Financial Statements. We are responsible for guiding, supervising, and performing the audit and forming an audit opinion on the Group.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the Group for the year ended Dec. 31, 2023 and are therefore the key audit matters. We describe these matters in our auditors’ report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

ShineWing Taiwan

CPA:

Jia-Hong Wu

Yu-Lin Yao

Securities and Futures Bureau, Financial Supervisory Commission

Approval No.: (2018) Jin-Guan-Zheng-Shen-Zi No.1070342733

Mar. 12, 2024

Notice to Readers

The accompanying consolidated financial statements are intended only to present the consolidated financial position, financial performance and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such consolidated financial statements are those generally applied in the Republic of China.

For the convenience of readers, the independent auditors’ report and the accompanying consolidated financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese- language independent auditors’ report and consolidated financial statements shall prevail.

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

(Expressed in Thousands of New Taiwan Dollars)

		Dec. 31, 2023		Dec. 31, 2022
Code	Assets	Amount	%	Amount	%
	Current assets
1100	Cash and cash equivalents (Note VI(I))	$30,906	7	$38,110	7
1120	Financial assets at fair value through other comprehensive income - current (Note VI(II))	95,981	22	195,591	35
1136	Financial assets measured at amortized cost - current (Note VI(III))	9,211	2	-	-
1150	Note receivable	6	-	29	-
1170	Accounts receivable	73	-	15	-
1200	Net other receivables	-	-	1	-
1210	Other receivables - related parties (Note VII)	648	-	638	-
130X	Inventories (Note VI(IV))	-	-	389	-
1410	Advances to suppliers	10,453	2	7,098	1
1479	Other current assets - others	4,037	1	2,789	1
11XX	Total current assets	151,315	34	244,660	44
	Non-current assets
1550	Investments accounted for using equity method (Note VI(V))	115,763	26	130,546	24
1600	Property, plant and equipment (Note VI(VI))	167,429	38	156,702	28
1755	Right-of-use assets (Note VI(VII))	5,237	1	7,052	1
1780	Intangible assets (Note VI(VIII))	1,727	-	1,609	-
1915	Prepayments for equipment	2,801	1	14,414	3
1920	Refundable deposits paid	1,147	-	1,363	-
1995	Other non-current assets - others (Note VI(IX))	-	-	149	-
15XX	Total non-current assets	294,104	66	311,835	56
1XXX	Total assets	$445,419	100	$556,495	100

		Dec. 31, 2023		Dec. 31, 2022
Code	Liabilities and Stockholders’ Equity	Amount	%	Amount	%
	Current liabilities
2170	Accounts payable	$-	-	$14	-
2200	Other payables (Note VI(X))	13,094	3	13,585	2
2220	Other payables - related parties (Note VII)	963	-	936	-
2250	Provision for liabilities - current	9,487	2	701	-
2280	Lease liabilities - current (Note VI(VII))	3,038	1	3,168	1
2399	Other current liabilities - others	615	-	808	-
21XX	Total current liabilities	27,197	6	19,212	3
	Non-current liabilities
2570	Deferred income tax liabilities (Note VI(XXIII))	395	-	3,664	1
2580	Lease liabilities - non-current (Note VI(VII))	2,148	-	3,965	1
2645	Guarantee deposits and margins received	590	-	156	-
25XX	Total non-current liabilities	3,133	-	7,785	2
2XXX	Total liabilities	30,330	6	26,997	5

	Equity
3110	Ordinary shares (Note VI(XII))	845,491	191	845,899	152
3200	Capital surplus (Note VI(XIV))	27,548	6	19,625	4
3350	Accumulated deficit (Note VI(XV))	(378,582)	(85)	(334,020)	(60)
3410	Exchange differences on translation of foreign financial statements (Note VI(XVI))	(96,066)	(22)	(94,984)	(17)
3420	Unrealized profits or losses of the financial assets measured at fair value through other comprehensive income (Note VI(XVI))	15,617	4	91,763	16
3490	Other equity interest - others (Note VI(XVI))	(123)	-	(1,371)	-
31XX	Equity attributable to owners of parent	413,885	94	526,912	95
36XX	Non-controlling interests	1,204	-	2,586	-
3XXX	Total equity	415,089	94	529,498	100

3X2X	Liabilities and Stockholders’ Equity	$445,419	100	$556,495	100

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

(Expressed in Thousands of New Taiwan Dollars)

(Except for earnings (losses) per share in NT$)

		2023			2022
Code	Items	Amount		%	Amount		%

4000	Net operating revenue (Note VI(XVII))		$4,953	100		$2,905	100
5000	Operating costs (Note VI(IV)(XXI))		(4,413)	(89)		(8,241)	(284)
5900	Gross profit from operations		540	11		(5,336)	(184)
	Operating expenses (Note VI(XVIII)(XXI))
6100	Total selling expenses		(226)	(5)		(307)	(11)
6200	Total administrative expenses		(61,185)	(1,235)		(91,171)	(3,138)
6300	Total research and development expenses		(182)	(4)		(2,294)	(79)
6450	Expected credit impairment gains (losses)		-	-		74,742	2,573
6000	Total operating expenses		(61,593)	(1,244)		(19,030)	(655)
6900	Net operating loss		(61,053)	(1,233)		(24,366)	(839)
	Non-operating income and expenses
7100	Total interest income		840	17		90	3
7010	Other income (Note VI(XIX))		3,277	66		697	24
7020	Other gains and losses (Note VI(XX))		(5,915)	(119)		51,487	1,772
7050	Finance costs (Note VI(XXII))		(2,742)	(55)		(1,736)	(60)
7060	Share of profit or loss on associates accounted for using equity method (Note VI(V))		(22,219)	(449)		(1,690)	(58)
7000	Total non-operating income and expenses		(26,759)	(540)		48,848	1,681
7900	Profit (loss) before tax		(87,812)	(1,773)		24,482	842
7950	Gains (expenses) from income tax (Note VI (XXIII))		-	-		-	-
8200	Current net profit (loss)		(87,812)	(1,773)		24,482	842
	Other comprehensive income
8310	Components of other comprehensive income that will not be reclassified to profit or loss
8316	Evaluated unrealized profits or losses from the investment in the equity instruments measured at fair value through other comprehensive income		(37,544)	(758)		(785,277)	(27,032)
8349	Income tax related to components of other comprehensive income that will not be reclassified to profit or loss (Note VI(XXIII))		3,269	66		106,531	3,667
8360	Components of other comprehensive income (loss) that will be reclassified to profit or loss
8361	Exchange differences on translation of foreign financial statements		(1,085)	(22)		4,429	152
8300	Current period other comprehensive income (post-tax profit or loss)		(35,360)	(714)		(674,317)	(23,213)
8500	Total comprehensive income in current period		$(123,172)	(2,487)		(649,835)	(22,371)

	Net profits (losses) attributable to
8610	Owners of the parent company		$(86,433)	(1,745)		$27,657	952
8620	Non-controlling interests		(1,379)	(28)		(3,175)	(109)
			$(87,812)	(1,773)		$24,482	843

	Comprehensive income attributable to:
8710	Owners of the parent company		$(121,790)	(2,459)		$(646,613)	(22,259)
8720	Non-controlling interests		(1,382)	(28)		(3,222)	(111)
			$(123,172)	(2,487)		$(649,835)	(22,370)

	Earnings (deficit) per share (Note VI(XXIV))
9750	Profit (loss) per share - basic	$		(1.03)	$		0.33
9850	Profit (loss) per share - diluted	$		(1.03)	$		0.33

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

(Expressed in Thousands of New Taiwan Dollars)

	Equity attributable to owners of parent
				Total other equity interest
	Ordinary shares	Capital surplus	Accumulated deficit	Exchange differences on translation of foreign financial statements	Unrealized profits or losses of the financial assets measured at fair value through other comprehensive income	Increase in value from revaluation	Employees’ remuneration not paid	Total other equity	Total equity attributable to owners of parent	Non-controlling interests	Total equity
2022
Balance as of Jan. 1, 2022	$845,934	$14,546	$(500,856)	$(99,460)	$904,411	$10,020	$(4,091)	810,880	$1,170,504	$1,065	$1,171,569
Recognition of remuneration costs from restricted stock awards	-	-	-	-	-	-	2,704	2,704	2,704	-	2,704
De-registration of restricted stock awards	(35)	(5)	-	-	-	-	16	16	(24)	-	(24)
Changes in the amount of the associates and joint ventures accounted for by using the equity method	-	5,084	-	-	-	-	-	-	5,084	-	5,084
Changes in the equity interest in subsidiaries	-	-	(4,743)	-	-	-	-	-	(4,743)	4,743	-
Profit	-	-	27,657	-	-	-	-	-	27,657	(3,175)	24,482
Current other comprehensive income	-	-	-	4,476	(678,746)	-	-	(674,270)	(674,270)	(47)	(674,317)
Disposal of financial assets measured at fair value through other comprehensive income	-	-	133,902	-	(133,902)	-	-	(133,902)	-	-	-
Disposal of investment properties	-	-	10,020	-	-	(10,020)	-	(10,020)	-	-	-
Balance as of Dec. 31, 2022	$845,899	$19,625	$(334,020)	$(94,984)	$(91,763)	$-	$(1,371)	(4,592)	$526,912	$2,586	$529,498

2023
Balance as of Jan. 1, 2023	$845,899	$19,625	$(334,020)	$(94,984)	$91,763	$-	$(1,371)	$(4,592)	$526,912	$2,586	$529,498
Recognition of remuneration costs from restricted stock awards	-	(31)	-	-	-	-	1,362	1,362	1,331	-	1,331
De-registration of restricted stock awards	(408)	-	-	-	-	-	(114)	(114)	522	-	(522)
Changes in the amount of the associates and joint ventures accounted for by using the equity method	-	7,954	-	-	-	-	-	-	7,954	-	7,954
Current net losses	-	-	(86,433)	-	-	-	-	-	(86,433)	(1,379)	(87,812)
Current other comprehensive income	-	-	-	(1,082)	(34,275)	-	-	(35,357)	(35,357)	(3)	(35,360)
Disposal of financial assets measured at fair value through other comprehensive income	-	-	41,871	-	(41,871)	-	-	(41,871)	-	-	-
Balance as of Dec. 31, 2023	$845,491	$27,548	$(378,582)	$(96,066)	$15,617	$-	$(123)	(80,572)	$413,885	$1,204	$415,089

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

(Expressed in Thousands of New Taiwan Dollars)

Items	2023	2022
Cash flows from operating activities:
Net income (loss) before tax	$(87,812)	$24,482
Adjustments:
Profits or losses that do not affect cash flows
Depreciation expense	7,769	7,663
Amortization expense	1,023	358
Expected credit impairment losses (profits)	－	(74,742)
Interest expenses	2,742	1,736
Total interest income	(839)	(90)
Remuneration costs from share-based payment	1,362	2,704
Remuneration costs incurred due to employee stock option (reversal)	(31)	－
(Profits) Losses from the investment accounted for by using equity method	22,219	1,690
Loss (gains) on disposal and scrapping of property, plant and equipment	(217)	(2)
Gains from disposal of non-current assets held for sale	－	(60,568)
(Reversed profits) losses from the depreciation and sluggish status of inventories	(440)	(599)
Loss on fair value adjustment of investment properties	－
Impairment losses on properties, plants and equipment	1,212	11,545
Net changes in the assets and liabilities related to operating
Decrease in note receivable	23	(29)
Decrease in accounts receivable	(58)	60
Increase (decrease) in other receivable	1	316
Increase (decrease) in other receivables - related parties	(10)	74,259
Decrease in inventories	829	2,646
Advances to suppliers (increase) decrease	(3,355)	2,882
Decrease (increase) in other current assets	(1,248)	(1,982)
Decrease in other non-current assets	－	－
Decrease in accounts payable	(14)	(14)
Decrease in other payables	(491)	(18,952)
Increase (decrease) in other payables - related parties	27	－
Increase (decrease) in other current liabilities	(193)	351
Provision for liabilities - current increase	8,786	(11)
Cash outflow generated from operations	(48,715)	(26,297)
Interest received	825	74
Interest paid	(2,742)	(2,087)
Net cash outflow from operating activities	(50,632)	(28,310)

(Carried forward)

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

(Expressed in Thousands of New Taiwan Dollars)

Items	2023	2022
(Brought forward)
Cash flows from (used in) investing activities
Acquisition of financial assets measured at amortized cost	$(9,211)	$	－
Acquisition of financial assets measured at fair value through other comprehensive income	－		(37,431)
Disposal of financial assets measured at fair value through other comprehensive income	62,064		159,354
Disposal of non-current assets held for sale	－		253,029
Acquisition of investments accounted for using equity method	(640)		(28,965)
Acquisition of property, plant and equipment	(15,847)		(19,820)
Proceeds from disposal of property, plant and equipment	95		2
Purchase of intangible assets	(1,141)		(1,401)
Decrease (increase) in prepayments for equipment	11,613		(11,613)
Decrease (increase) in refundable deposits paid	213		(690)
Decrease in other non-current assets	149		50
Net cash inflows (outflows) from investing activities	47,295		312,515

Cash flows from (used in) financing activities
Repay long-term loans	－		(61,848)
Payment of lease liabilities	(3,854)		(4,217)
Repayment of the liabilities directly related to non-current assets held for sale	－		(185,215)
Increase (decrease) in other payables - related parties	－		(22,821)
De-registration of restricted stock awards	(522)		(24)
Increase in refundable deposits	434		156
Net cash outflows from (used in) financing activities	(3,942)		(273,969)
Effect of exchange rate fluctuations on cash held	75		(1,453)
Net increase (decrease) in cash and cash equivalents	(7,204)		8,783
Cash and cash equivalents at beginning of the period	38,110		29,327
Cash and cash equivalents at end of the period	$30,906		$38,110

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

Electric Power Technology Limited. and Its Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DEC. 31, 2023 AND 2022

(Unless otherwise stated, all amounts are in NTD thousand)

I.	Company history

(I)	Electric Power Technology Limited (hereafter referred to as the “Company”), with its former name of Motomax Electric Co. Ltd., was established on Nov. 3, 1987 as approved by the Ministry of Economic Affairs. The Company was renamed to Leifeng Co., Ltd. as resolved at the extraordinary Shareholders’ Meeting on Sep. 1, 2011, renamed to Thunder Power Co., Limited as resolved at the regular Shareholders’ Meeting on Jun. 21, 2013, and renamed to Electric Power Technology Limited as resolved at the regular Shareholders’ Meeting on Jun. 2, 2017.

(II)	There is no final mother company for the Company and its subsidiaries (hereinafter simply referred to as the “Group”).

(III)	The Group mainly engages in the development, manufacture and sale of and investment in electric vehicles and the development of properties, and medical technologies.

(IV)	In May 2001, the Company’s stock has been listed on Taipei Exchange for trading.

(V)	The consolidated financial statements are presented in New Taiwan dollars, the Company’s functional currency.

II.	Dates and procedures for the financial statement approval

The financial statements were approved by the Company’s Board of Directors on Mar. 20, 2024.

III.	Application of new and revised standards, amendments, and interpretations

(I)	Impacts brought by adoption of newly issued and amended IFRS, IAS, IFRIC Interpretations (IFRIC), and SIC Interpretations (SIC) approved by the Financial Supervisory Commission (hereinafter referred to as “FSC”):

1.	The newly issued, amended and revised standards and interpretations applicable in 2023 as approved and issued by the FSC:

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IAS 1 “Disclosure of Accounting Policies”	These amendments require enterprises to disclose the information of their significant accounting policies, instead of their significant accounting policies. These amendments specify how an enterprise identifies the information of its significant accounting policies and specify the examples considered as the potential information of its significant accounting policies.	Jan. 1, 2023

●	Amendments to IAS 8 “Definition of Accounting Estimates”	These amendments specify how an enterprise distinguishes the changes in accounting policies and the changes in accounting estimates, and specify that changes in accounting estimates caused by new information or new development do not fall in the scope of correction of errors. In addition, the effects of changes in the inputs used for creating accounting estimates or in measurement techniques are the changes in accounting estimates if they are not caused by any correction of prior errors.	Jan. 1, 2023

●	Amendments to IAS 12 “Deferred Tax related to Assets and Liabilities arising from a Single Transaction”	These amendments require enterprise to recognize the same amount of payable taxes occurred in initial recognition and the specific transactions for which temporary differences may be deducted as relevant deferred income tax assets and liabilities.	Jan. 1, 2023

●	Amendments to IAS 12 “International Tax Reform-Pillar Two Model Rules”	This amendment provides a temporary exception for the recognition or disclosure of deferred income taxes arising from the tax laws that have been legislated or substantively legislated due to application of the Pillar Two Model Rules issued by the Organization for Economic Cooperation and Development (OECD), so that enterprises are not permitted to recognize deferred income tax assets and liabilities related to Pillar Two income taxes or to disclose information about them.	May 23, 2023

2.	There is no impact on the Group’s financial position and financial performance after the Group has evaluated the above-mentioned standards and interpretations.

(II)	Impacts brought by the failure to adopt newly issued and amended IFRS approved by FSC:

1.	The newly issued, amended and revised IFRS and IFRIC applicable in 2024 as approved by the FSC:

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IFRS 16 - “Lease Liability in a Sale and Leaseback”	This amendment clarifies that in a sale and leaseback transaction, when the lease payments under the leaseback include lease payments that do not depend on a change in an index or rate, the seller and lessee’s related right-of-use assets and lease liabilities are measured on a subsequent basis, and that the seller (lessee) shall determine the lease payments or corrected lease payments in a manner that the seller (lessee) does not recognize the amount of any gain or loss in connection with the right-of-use retained; and new examples are added for reference.	Jan. 1, 2024

●	Amendments to IAS 1 “Classification of Liabilities as Current or Non-current”	These amendments specify that liabilities shall be classified based on the rights existing at the end of the reporting period. An enterprise shall have no right to extend, on the ending date of the reporting period, the settlement period of liabilities for at least 12 months after the end of the reporting period. Instead, liabilities shall be classified as current. In addition, these amendments define “settlement” as extinguishing liabilities in cash or by other economic resources or an enterprise’s own equity instruments. If there are liability terms which may result in settlement of liabilities by transfer of an enterprise’s own equity instrument, such terms will not prevent such liabilities from being classified as current or non-current only if the enterprise classifies such option into equity instrument as the equity parts of compound financial instruments.	Jan. 1, 2024

●	Amendments to IAS 1 “Non-current Liabilities with Covenants”	This amendment clarifies that contractual terms that an enterprise is required to follow after the end of the reporting period do not affect the classification of a liability as current or non-current. This amendment also adds the disclosure of non-current liabilities that are subject to the clauses.	Jan. 1, 2024

●	Amendments to IAS 7 and IFRS 7 “Supplier Financing Arrangements”	This amendment adds the information disclosure about suppliers’ financing arrangements, including the impact on changes in liabilities from financing activities and quantitative disclosures of liquidity risk.	Jan. 1, 2024

2.	There is no impact on the Group’s financial position and financial performance after the Group has evaluated the above-mentioned standards and interpretations.

(III)	The impacts of the IFRS issued by the International Accounting Standards Board (hereinafter referred to as “IASB”) but not approved by FSC:

1.	The following new standards and amendments have been issued by IASB, but have not yet been included in the newly issued, amended and revised IFRS and IFRIC approved by FSC:

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IFRS 10 and IAS 28 “Sale or Contribution of Assets between an Investor and its Associate or Joint Venture”

These amendments address the discrepancy between the current IFRS 10 and IAS 28. Sale of (or investment in) assets by an investor and transaction by it with its associates or joint ventures shall be fully or partially recognized as profits or losses from disposal depending on the nature of such assets sold (or invested in):

(1)   The assets sold (or invested in) shall be fully recognized as profits or losses from disposal if they are sold (or invested in) for the purpose of the “business”;

(2)   The assets sold (or invested in) shall be partially recognized as the profits or losses from disposal based on the non- related investors’ equity in associates or joint ventures if they are sold (or invested in) not for the purpose of the “business”

To be determined by IASB

●	IFRS 17 - “Insurance Contracts”	It replaces IFRS 4 and establishes the principles for the recognition, measurement, presentation and disclosure of the insurance contracts issued by enterprises. These standards applies to the insurance contracts (including reinsurance contracts) issued , the reinsurance contracts held, and the investment contracts with discretionary participation characteristics issued, by enterprises, provided that the enterprise also issues insurance contracts. Embedded derivatives, distinct investment parts and distinct performance obligations shall be independent from insurance contracts. In original recognition, an enterprise shall divide the portfolio of insurance contracts issued by it into three groups: onerous contracts, contracts without significant risks of becoming onerous, and the remaining contracts. In terms of current measurement mode, these standards require to re-measure these estimates during each reporting period. Measurement is an element based on the discounted and probability-weighted cash flows and risk adjustment under contracts and representing the unearned profits under the contracts (contractual service margin). Simplified measurement method (premium sharing method) shall apply to enterprises regarding some insurance contracts. The income generated from insurance contracts shall be recognized during the period when an enterprise provides protection under insurance and when an enterprise is released from the risks. If an insurance contract brings losses, an enterprise shall recognize them as losses immediately. An enterprise shall separately present insurance income, insurance service fees, and financial income and costs from insurance, and must disclose the relevant amount, judgment and risk information from insurance contracts.	Jan. 1, 2023

●	Amendments to IFRS 17 - “Insurance Contracts”	These amendments cover deferred effective dates, cash flows from insurance expected to be recovered, contractual service margin attributable to investment services, losses from held reinsurance contracts to be recovered and other amendments. Such amendments do not change the fundamentals of the standards.	Jan. 1, 2023

●	Amendments to IFRS 17 Initial Application of IFRS 17 and IFRS 9 - Comparative Information	These amendments allow an enterprise to choose applicable classification method when it applies the comparative periods represented in IFRS 17 (hereinafter referred to as IFRS 17). This option allows an enterprise to classify all financial assets, including those held through the activities unrelated to contracts within the scope of IFRS 17, on an instrument-by-instrument basis, during the comparative periods, based on its expectation that how such assets should be classified when it applies IFRS 9 (hereinafter referred to as IFRS 9) initially. Enterprises that have applied IFRS 9 or initially apply both of IFRS 9 and IFRS 17 may choose to apply the classification method.	Jan. 1, 2023

●	Amendments to IAS 21 “Lack of exchangeability”	This amendment defines exchangeability and provides guidance on how to determine the spot rate at the measurement date when a currency is lack of exchangeability. This amendment also requires enterprises to provide more useful information in their financial statements when a currency cannot be exchanged into another currency.	Jan. 1, 2025

2.	As of the date of issuance of these Consolidated Financial Statements, the Group is still evaluating the impact of amendments to other standards and interpretations on the Group’s financial position and financial performance, and the related impact will be disclosed when the evaluation is completed.

IV.	Summary of significant accounting policies

The significant accounting policies adopted for preparation of these Consolidated Financial Statements are described as follows. Unless otherwise specified, such policies shall apply in a consistent way throughout all reporting periods.

(I)	Statement of compliance

These Consolidated Financial Statements were prepared in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers, as well as the IAS, IFRIC Interpretations and SIC Interpretations approved by FSC.

(II)	Basis of preparation

1.	These Consolidated Financial Statements were prepared at historical costs, except for the following important items:

(1)	Financial assets and liabilities (including derivatives) measured at fair value through profits or losses

(2)	Financial assets measured at fair value through other comprehensive income.

2.	Preparation of financial statements in compliance with the IFRS approved by FSC requires use of some important accounting estimates. The management also shall use its judgments during the course of applying the Company’s accounting policies. Please refer to Note V for the items involving high-level judgments or complexity or involving the significant assumptions and estimates in the Consolidated Financial Statements.

(III)	Consolidation basis

1.	The basis for the consolidated financial statements

(1)	The Group includes all of its subsidiaries in the preparation of the Consolidated Financial Statements. A subsidiary refers to an entity (including a structured entity) controlled by the Group. The Group shall be deemed as controlling such entity, if the Group is exposed or entitled to variable returns from its involvement with the entity and, through its power over the entity, is able to direct the remuneration. Subsidiaries are included in the Consolidated Financial Statements from the date when the Group obtains control over them, and terminate to be included therein from the date when the Group loses such control.

(2)	Intra-group transactions, balance and unrealized profits or losses are eliminated. The accounting policies of subsidiaries have been adjusted on a necessary basis, and they are consistent with the policies adopted by the Group.

(3)	The components of profits and losses and other comprehensive income are attributable to the owners and non-controlling interests of parent company. Total comprehensive income is also attributable to the owners and non- controlling interests of parent company, even if any loss of non-controlling interests will be caused thereby.

(4)	Changes in the Group’s shareholding in subsidiaries that do not result in the Group’s loss of control over the subsidiaries are accounted for as equity transactions, i.e. they shall be deemed as transactions between owners. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity.

(5)	When the Group loses control over an subsidiary, its remaining investment in the former subsidiary is re-measured at fair value, and recorded into the fair value of the originally recognized financial assets or the costs of the originally recognized investment in associates or joint ventures, and the difference between fair value and carrying amount is recognized as current profits or losses. All amounts previously recognized as other comprehensive income related to the subsidiary are accounted for on the same basis as would be required if the Group had directly disposed of related assets and liabilities, that is, the profits or losses previously recognized as other comprehensive income will be re-classified into profits or losses upon disposal of related assets or liabilities, and such profits or losses will be re-classified into profits or losses from equity when the Group loses control over the subsidiary.

2.	Subsidiaries included in the consolidated financial statements:

			Shareholding percentage
Investment company	Name of subsidiary	Business scope	2023.12.31	2022.12. 31	Description
The Company	Nu Tech Health Science Corp. (Nu Tech)	Investment	100.00	100.00	-
The Company	Electric Power Technology International Limited (EPTIL)	Investment	100.00	100.00	-
The Company	Mingcheng Real Estate Development Co., Ltd. (Mingcheng)	Development of properties	-	100.00	Note 2
The Company	Clean Solution Lifescience Technology Limited (Clean Solution Lifescience)	Biomedical sciences	89.94	89.94	Note 1
Clean Solution Lifescience	Clean Solution Lifescience Technology (BVI) Limited (Clean Solution Lifescience BVI)	Biomedical sciences	100.00	100.00	-

Note 1:	Its former name is Mingshui Biomedical Technology Co., Ltd. It changed its name into Clean Solution Lifescience Technology Limited in Dec. 2021. The Group invested NT$20,000 thousand, NT$20,000 thousand and NT$29,390 thousand in Dec. 2021, Apr. 2022 and Aug. 2022 respectively in the capital increase of Clean Solution Lifescience.

Note 2:	the Board of Directors resolved to dissolve Mingcheng Real Estate Development Co., Ltd. in Oct. 2022, and the liquidation had been completed on Jul. 17, 2023.

3.	Subsidiaries not included in the consolidated financial statement: None.

4.	Different adjustment and treatment method for subsidiaries during accounting period: None.

5.	Significant restriction: None.

6.	The subsidiaries of the Group with significant non-controlling interests: None.

(IV)	Translation of foreign currencies

The items specified in the financial statements of each entity in the Group are presented in the currency (i.e. functional currency) of the primary economic environment in which such entity operates. The consolidated financial statements are presented in New Taiwan dollars, the Parent Company’s functional currency.

Transactions in foreign currency and balance

1.	The amounts of foreign currency transactions are translated into that in functional currency based on the spot exchange rate on the transaction or measurement date, and the translation differences from translation of such transactions are recognized as current profits or losses.

2.	The balance of foreign currency monetary assets and liabilities is evaluated and adjusted based on the spot exchange rate on the balance sheet date, and the translation difference from adjustment is recognized as current profits or losses.

3.	The balance of foreign currency non-monetary assets and liabilities shall be evaluated and adjusted based on the spot exchange rate on the balance sheet date if it is measured at fair value through profits or losses, and the exchange difference from the adjustment shall be recognized as current profits or losses; Such balance shall be evaluated and adjusted based on the spot exchange rate on the balance sheet date if it is measured at fair value through other comprehensive income, and the exchange difference from the adjustment shall be recognized as other income; Such balance shall be measured based on the historical exchange rate on the initial transaction date if it is not measured at fair value.

4.	All exchange gains and losses are represented in “Other gains and losses” in the Consolidated Statements of Comprehensive Income.

5.	To prepare parent company only financial statements, the assets and liabilities of the Group’s overseas operating organizations are converted into New Taiwan Dollars at the spot exchange rate on the ending date of the reporting period. Income, expenses and losses are translated at current average exchange rate, and the resulting exchange differences are recognized as other comprehensive income, and are accumulated under the exchange differences from translation as specified in the financial statements of overseas operating organization, and are appropriately distributed into non-controlling interests.

(V)	Classification of current and non-current assets and liabilities

1.	Assets shall be classified as current assets if they meet any of the following conditions:

(1)	Such assets are expected to be realized in normal business period, or are intended to be sold or consumed.

(2)	Such assets are held mainly for the purpose of trading.

(3)	Such assets are expected to be realized within 12 months after the balance sheet date.

(4)	Such assets are cash or cash equivalents, except for the assets restricted from being exchanged or used to settle liabilities for more than 12 months after the balance sheet date.

The Group classifies all the assets that do not meet the above -mentioned conditions as non-current.

2.	Liabilities shall be classified as current liabilities if they meet any of the following conditions:

(1)	Such liabilities are expected to be settled in normal business period.

(2)	Such assets are held mainly for the purpose of trading.

(3)	Such liabilities are expected to be due and settled within 12 months after the balance sheet date.

(4)	The settlement period of such liabilities cannot be unconditionally extended for more than 12 months after the balance sheet date. As for the terms of liabilities, the classification of liabilities shall not be affected if such liabilities can be settled by issuing equity instruments at the option of the counter-party.

The Group classifies all the liabilities that do not meet the above -mentioned conditions as non-current.

(VI)	Cash equivalents

Cash equivalents refer to the short-term investment with high liquidity and low value change risks that can be converted into fixed amount of cash at any time. Time deposits that meet the said definition and are held for the purpose of meeting short-term commitment regarding operation for cash are classified as cash equivalents.

(VII)	Financial assets measured at fair value through other comprehensive income

1.	An irrevocable selection is made at the time of initial recognition to report changes in the fair value of investment in equity instruments not held for trading in other comprehensive income.

2.	The Group conducts accounting for the financial assets measured at fair value through other comprehensive income that meet trading practices on trading date.

3.	The Group measures the financial assets measured at fair value through other comprehensive income in the original recognition at their fair value plus transaction costs, and subsequently measures them at fair value; Changes in the fair value of equity instruments are recognized in other comprehensive income, and the accumulated profits or losses previously recognized in other comprehensive income shall not be re-classified into profits or losses subsequently or transferred into retained earnings in derecognition. Dividends of investments in equity instruments measured at fair value through other comprehensive income are recognized in profit or loss when the Group’s right to receive dividends is established unless such dividends clearly represent the recovery of a part of the investment cost.

(VIII)	Financial assets measured at amortized cost

1.	Financial assets that meet all of the following criteria:

(1)	The financial assets are held under an operating model whose objective is to collect the contractual cash flows.

(2)	The cash flows generated by the financial asset on a specific date according to the contractual terms are only to pay principal and interest on the outstanding principal amount.

2.	The financial asset is measured at fair value plus transaction costs on initial recognition. Interest income and impairment losses are subsequently recognized during the circulation period using the effective interest method in accordance with the amortization procedure, with the gain or loss recognized in profit or loss on derecognition.

3.	Time deposits not classified as cash equivalents are measured at the investment amount due to short holding period and insignificant discounting effect.

(IX)	Accounts and notes receivable

1.	Refers to the accounts and notes with the unconditional right to receive the consideration from transfer of goods or services as agreed in contract.

2.	The Group measures the short-term accounts and notes receivable on which interest is not paid, at the amounts specified in original invoices, due to the non-significant impact of discounting.

(X)	Impairment of financial assets

The Group shall assess the impairment loss of financial assets measured at amortized costs (including accounts receivable) based on the expected credit loss on the ending date of reporting period.

The expected credit losses (ECLs) during the surviving period are recognized as the loss allowance for accounts receivable. If, after original recognition, there is no significant increase in the risks of the investment in the financial assets measured at amortized costs and the debt instruments measured at fair value through other comprehensive income, the expected credit losses arising from possible default events within 12 months after the reporting date shall be recognized as loss allowance, while if there is significant increase in credit risks, the expected credit losses arising from possible default events during the surviving period shall be recognized as loss allowance. The Group recognizes an impairment loss for all financial assets with a corresponding downward adjustment to their carrying amount through a loss allowance account. However, the loss allowance for investment in debt instruments measured at fair value through other comprehensive income is recognized in other comprehensive income without a downward adjustment to the carrying amount.

(XI)	Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to the cash inflow from the financial asset expire or when it transfers the financial assets and substantially all the risks and rewards of ownership of the asset to another party.

On derecognition of a financial asset at amortized cost in its entirety, the difference between the asset’s carrying amount and the consideration received is recognized in profit or loss. When the investment in the debt instruments measured at fair value through other comprehensive income is derecognized as a whole, the difference between its carrying amount and the sum of the consideration received and any cumulative gains or losses that have been recognized in other comprehensive income shall be recognized in profits or losses. When derecognizing an investment in equity instrument at fair value through other comprehensive income in its entirety, the cumulative profit or loss is transferred directly to retained earnings and is not reclassified to profit or loss.

(XII)	Inventories

Inventories include raw materials, materials, finished goods and work in progress. The value of inventories is determined based on the cost or net realizable value, whichever is lower. The comparison of the cost and the realizable value is based on individual items except for inventories of the same category. The net realizable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and the estimated costs necessary to make the sale. The cost of inventories is calculated using the weighted average method.

(XIII)	Investments accounted for using equity method

Investments accounted for by using equity method are the investments in associates. An associate refers to an entity on which the Group has significant influence and which is not a subsidiary or joint venture. Significant influence refers to the power to participate in, but not control or jointly control over, an investee’s decision-making regarding its financial and operating policies.

An associate’s operating results, assets and liabilities are included in the Consolidated Financial Statements by using equity method. Under the equity method, an investment in an associate is initially recognized at costs and its carrying amount is adjusted thereafter based on the Group’s share in the profits or losses and other comprehensive income of the associate as well as the profits distributed. In addition, the Group also recognizes the changes in other equity of its associates based on its shareholding ratio.

Any excess of acquisition costs over the Group’s share in the net fair value of an associate’s identifiable assets and liabilities on the acquisition date is recognized as goodwill, an is included in the carrying amount of the investment. Any excess of the Company’s share in the net fair value of the identifiable assets and liabilities of an associate on the acquisition date over acquisition costs is recognized as income immediately after re-evaluation.

The Group, upon evaluation on impairment loss, regards the overall carrying amount of investments (including goodwill) as a single asset, and compares recoverable amount (use value or fair value minus sales costs, whichever the higher) with carrying amount, and conducts impairment test. The recognized impairment loss will be included in the carrying amount of the investment. A reversal of any impairment loss is recognized to the extent of subsequent increase in the recoverable amount of the investment.

If the Group fails to subscribe, based on its shareholding ratio, for new shares issued by an associate, resulting in any change in its shareholding ratio, and thus resulting in any increase or decrease in its net equity of the investment, such increase or decrease shall be adjusted into capital reserve and the investment accounted for by using equity method. If the Company’s failure to subscribe for or acquire the same based on its shareholding ratio results in decrease in its equity in an associate, the Company shall re-classify, based on the decrease ratio, and account for the amount recognized in other comprehensive income in relation to the associate on the same basis as would be required if the associate had directly disposed of the related assets and liabilities. The profits and losses from the transactions between the Group and associates are recognized in the Group’s Consolidated Financial Statements only to the extent that the Group is unrelated to the interests in the associates.

(XIV)	Property, plant and equipment

1.	Properties, plants and equipment are accounted for based on their acquisition costs, and related interest during their acquisition and construction period is capitalized.

2.	Subsequent costs are included in the carrying amount of the assets or recognized as a single asset only to the extent that the future economic benefits related to the project are very likely to flow into the Group and its costs can be measured reliably. The carrying amount of the replaced parts shall be de-recognized. All other maintenance costs are recognized as current profits or losses upon occurrence.

3.	Properties, plants and equipment are subsequently measured at costs. Depreciation is withdrawn by using straight-line method based on estimated service life, except for land for which depreciation is not provided. If properties, plants or equipment is significant, depreciation is withdrawn separately.

4.	The Group reviews the residual value, service life and depreciation method of each asset at the end of each fiscal year. If the expected residual value and service life are different from previous estimates, or if there is any significant change in the expected consumption pattern of future economic benefits contained in the asset, it shall be handled according to the provisions regarding changes in accounting estimate as specified in IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. The service life of each asset is as follows:

Property and building: 5-50 years

Equipment: 6-18 years

Other equipment: 3-5 years

(XV)	Lessor’s lease transaction - operating lease

Lease income from operating leases is amortized by using straight line method during the lease term and recognized as current profits or losses after deducting any incentives to the lessee.

(XVI)	Lessee’s lease transaction - right-of-use assets/lease liabilities

The Company recognizes all leases as right-of-use assets and lease liabilities on the commencement date of the lease, except for payment for low-value asset leases and short-term leases which are exempted from recognition and recognized as costs on a straight-line basis during the lease term.

Right-of-use assets are measured at cost. The cost of right-of-use assets comprises the initial measurement of lease liabilities adjusted for lease payments and initial direct costs made at or before the commencement date, plus an estimate of costs needed to restore the underlying assets. Subsequent measurement is calculated as cost less accumulated depreciation and accumulated impairment loss and adjusted for changes in lease liabilities as a result of lease term modifications or other related factors. Right-of-use assets are presented separately in the consolidated balance sheets.

Depreciation is withdrawn for right-of-use assets by using straight-line method from the commencement dates of lease to the earlier of the expiration of the service lives or lease terms. If the lease transfers ownership of the underlying assets to the Company by the end of the lease terms or if the cost of right-of-use assets reflects that the Company will exercise a purchase option, the Company depreciates the right-of-use assets from the commencement dates to the end of the useful lives of the underlying assets.

Lease liabilities are measured at the present value of the lease payments. Lease payments comprise fixed payments, variable lease payments which depend on an index or a rate and the exercise price of a purchase option if the Company is reasonably certain to exercise that option. Lease payments are discounted by the lessees’ incremental borrowing rates.

Subsequently, lease liabilities are measured at amortized cost using the effective interest method, with interest expense recognized over the lease terms. When there is a change in a lease term, a change in future lease payments resulting from a change in an index or a rate used to determine those payments, or a change in the assessment of an option to purchase an underlying asset, the Group remeasures the lease liabilities with a corresponding adjustment to the right-of-use assets. Lease liabilities are presented on a separate line in the parent company only balance sheets.

Variable lease payments that do not depend on an index or a rate are recognized as expenses in the periods in which they are incurred.

(XVII)	Intangible assets

Intangible assets acquired separately are measured at costs upon original recognition. After original recognition, the carrying amount of intangible assets is their costs less accumulated amortization and accumulated impairment losses. Internally generated intangible assets that do not meet recognition conditions are not capitalized, but are recognized as profits or losses upon occurrence.

The service lives of intangible assets are composed of definite and indefinite service life. Intangible assets with finite service lives are amortized over their service lives, and tested for impairment whenever there is any indication of impairment. The amortization period and method of intangible assets with finite service lives are reviewed at least at the end of each fiscal year. If the estimated service life of an asset is different from previous estimate or if there is any significant change in the expected consumption pattern of its future economic benefits, the amortization method or period will be adjusted and regarded as a change in accounting estimates. Gains or losses from de-recognition of intangible assets are recognized as profits or losses.

The Group’s accounting policies for intangible assets are summarized below:

Computer software
Service life	1-3 years
Amortization method used	Amortized on a straight-line basis over using period
Internally generated or externally acquired	Externally acquired

(XVIII)	Impairment of non-financial assets

The Group, on the balance sheet date, estimates the recoverable amount of the assets with a sign of impairment, and recognizes any part of the recoverable amount less than their carrying amount as impairment losses. Recoverable amount is an asset’s fair value less its disposal costs or its use value, whichever the higher. An asset’s impairment loss shall be reversed if the impairment loss of previous year already recognized does not exist or reduces, but the increase in the carrying amount of the asset caused by the reversal of the impairment loss shall not exceed the carrying amount of the asset after deducting depreciation or amortization under the condition that its impairment loss is not recognized.

(XIX)	Borrowing

Refers to long-term and short-term borrowings from banks. The Group measured them at their fair value less transaction costs upon original recognition, and subsequently recognized the interest on any difference between the price after deducting transaction costs and redemption value as profits or losses within circulation period by using effective interest method according to amortization procedures.

(XX)	Accounts and notes payable

1.	Refer to the debts occurred due to purchase of raw materials, commodities or labor services on a credit basis, and the notes payable occurred due to business and non-business.

2.	The Group measures the short-term accounts and notes payable on which interest is not paid, at the amounts specified in original invoices, due to the non-significant impact of discounting.

(XXI)	Derecognition of financial liabilities

The Group de-recognizes financial liabilities upon performance, cancellation or expiration of the liabilities specified in contracts.

(XXII)	Employee benefits

1.	Short-term employee benefits

Short-term employee benefits are measured at the non-discounted amounts expected to be paid, and are recognized as costs upon rendering of related services.

2.	Post-employment benefits Determined appropriation plan:

For pension under the defined contribution plan, the amount of pension contributed is recognized in expenses during employees’ service period.

(XXIII)	Share-based payment

1.	For the share-based payment agreement for delivery of equity, the obtained employee services measured at the fair value of the equity goods granted on the granting date are recognized as remuneration costs during the vesting period, and the equity is adjusted accordingly. The fair value of equity commodities shall reflect the impacts of the vesting conditions related to market prices. The recognized remuneration costs are adjusted based on the amount of rewards that are expected to meet the service conditions and non- vesting conditions related to market price, until the amount is finally recognized based on the vesting amount on the vesting date.

2.	Restricted stock awards:

(1)	Remuneration costs are recognized during the vesting period based on the fair value of the equity commodities granted on the granting date.

(2)	For the restricted stock awards allotted, no one shall be entitled to the distribution of earnings (including but not limited to the right to receive dividends, bonus and capital reserves) and to subscription for the shares occurred due to cash increase in capital, before vesting conditions are satisfied.

(3)	An employee must pay a price to obtain restricted stock awards. If the employee resigns during the vesting period, the employee shall return the stock, and the Group must refund the price. The prices paid, on the granting date, to the employees who are expected to resign during the vesting period are recognized as liabilities partially, and the prices paid to the final vesting employees as expected are recognized as “capital reserve - restricted stock awards”.

(XXIV)	Income tax

1.	Current income tax

A surtax imposed on the undistributed earnings pursuant to the Income Tax Act of R.O.C. is recognized in the year in which it is resolved by the annual shareholders’ meeting.

Adjustment to the payable income tax of previous year are included in current income tax.

2.	Deferred income tax

Deferred income tax is calculated for recognition based on the temporary differences between the carrying amount of assets and liabilities and the corresponding taxation bases used in the calculation of taxable income. Deferred tax liabilities are generally recognized based on all taxable temporary differences in the future; Deferred tax assets are recognized when there will be taxable income in the future available for deduction of temporary differences, losses and R&D expenditures in the future.

All taxable temporary differences related to investment in subsidiaries and equity in associates are recognized as deferred tax liabilities, except where the Group is able to control the time of reversal of the temporary differences and it is very likely that such temporary differences will not be reversed in the foreseeable future. The deferred tax assets generated from the deductible temporary differences related to such investment and equity are recognized only to the extent that there will be sufficient taxable income to realize the benefits of the temporary differences, and they are expected to be reversed in a foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates in the then current period in which the assets and liabilities are expected to be realized or settled respectively, based on tax rates (and tax laws) that have been enacted or substantively enacted on the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of deferred tax assets is reviewed on the ending date of the reporting period, and reduced or adjusted to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the assets to be recovered. Formerly recognized deferred tax assets are reviewed on the ending date of the reporting period, and recognized to the extent that it has become probable that future taxable income will allow all or part of the assets to be recovered.

3.	Current and deferred income tax

Current and deferred income taxes are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, the current and deferred taxes are recognized in other comprehensive income or directly in equity, respectively.

(XXV)	Share capital

1.	Ordinary shares are classified as equity. The net increased costs directly attributable to issuance of new shares or stock options is recognized as price decrease in equity after deduction of income tax.

2.	The Group, upon buyback of issued shares, recognizes the after-tax net consideration paid, including any directly attributable increased costs, as a decrease in shareholders’ equity. The difference between the received consideration after deducting any directly attributable increased costs and the impacts of income tax and the carrying amount is recognized as adjustment to shareholders’ equity upon subsequent issuance of the bought-back shares

(XXVI)	Distribution of dividends

Dividends distributed to the Group’s shareholders are recognized in the financial statements when the Shareholders’ Meeting of the Group resolves to distribute dividends. Distributed cash dividends are recognized as liabilities, and distribution of stock dividends are recognized as stock dividends to be distributed, and transferred into ordinary shares on the base date for issuance of new shares.

(XXVII)	Revenue recognition

After the performance obligations are identified in a customer contract, the Group allocates the transaction price to each performance obligation, and recognizes it in revenue when each performance obligation is satisfied.

Income from sale of goods is recognized when control over the products is transferred to customer. Transfer of control over a product refers to that the product has been delivered to the customer and there is no outstanding obligation that would affect the customer’s acceptance of the product. Delivery refers to the time point when the customer has accepted the product according transaction conditions, and obsolescence and loss risks have been transferred to the customer, and the Group has objective evidence to believe that all acceptance conditions have been satisfied.

(XXVIII)	Operating departments

The information about the Group’s operating departments is reported in the same way in which internal management report is provided to chief operating decision makers. The chief operating decision maker is responsible for allocating resources to operating departments and evaluating their performance.

V.	Major sources of uncertainty in significant accounting judgments, estimations, and assumptions

Upon preparation of these Consolidated Financial Statements by the Group, the management has used its judgment to determine the accounting policies adopted, and made accounting estimates and assumptions regarding reasonably expected events in the future based on the current conditions on the balance sheet date. The major accounting estimates and assumptions made by the management may differ from actual results, and are continuously evaluated and adjusted by considering historical experience and other factors. Such estimates and assumptions may potentially cause the carrying amounts of assets and liabilities to be adjusted in the next fiscal year. Please refer to the following description about the uncertainties in significant accounting judgments, estimations, and assumptions:

(I)	Important judgment on adoption of accounting policies

1.	Investment property

The Group holds certain properties for the purpose of earning rental or for capital appreciation, while it holds other parts for its own use. Where various parts cannot be sold separately and cannot be leased separately under financial lease, individual properties may be classified as investment properties only if the parts held for its own use account for less than 5% of such individual properties.

(II)	Important accounting estimates and assumptions

1.	Valuation of inventory

Since inventories must be valued at the lower of costs and net realizable value, the Group must determine the net realizable value of inventories on the balance sheet date based on judgment and estimates. The Group evaluates the amount of inventories caused by normal wear and tear, obsolescence or the fact of no sales value in market on the balance sheet date, and writes down the inventory costs to the net realizable value. This evaluation on inventories is made mainly based on the estimated demands for products in a specific period in the future, so there may be significant changes.

2.	Realizability of deferred income tax assets

Deferred income tax assets are recognized to the extent that it is probable that future taxable profits are available against which the deductible temporary differences can be utilized. Evaluation on the realizability of deferred tax assets requires the management’s significant accounting judgments and estimates, including expected growth of future sales revenue and profit rate, available deduction of income tax, tax planning and other assumptions. Any changes in the global economic environment, the industry trends and relevant laws and regulations could result in significant adjustments to the deferred tax assets.

3.	Evaluation on the impairment of financial assets

During the course of evaluating asset impairment, it is necessary to estimate expected future cash flows from specific assets (asset group) and determine the appropriate discount rate used for calculating the use value of the assets, based on subjective judgments on the use method of the assets and the characteristics of the industry. Any change in estimates caused by the changes in economic conditions or corporate strategies may result in significant impairment of assets in the future.

VI.	Description of significant accounting items

(I)	Cash and cash equivalents

Items	Dec. 31, 2023	Dec. 31, 2022
Cash	$202	$195
Checkable deposits	-	1
Demand deposits	22,846	37,914
Cash equivalents	7,858	-
Total	$30,906	$38,110

1.	The Group deals with the financial institutions with a good credit, and it deals with a number of financial institutions to diversify credit risks. It is expected that there is a very low possibility of default.

2.	The Group has not pledged any cash and cash equivalents.

(II)	Financial assets measured at fair value through other comprehensive income

Items	Dec. 31, 2023	Dec. 31, 2022
Current items
Equity instruments
Shares of listed company	$78,849	$99,044
Adjustment upon evaluation	17,132	96,547
Total	$95,981	$195,591

1.	Churchill Capital Corp IV (CCIV) completed its merger with Atieva Inc. (Lucid Motors) on Jul. 23, 2021 (EST). After completion of the said merger, Churchill Capital Corp IV (CCIV) changed its name into Lucid Group, Inc. (stock code: LCID), and was officially listed on NASDAQ on Jul. 26, 2021. The Group’s management believes that, if the short-term fluctuations in the fair value of these investments are recognized as profits or losses, it would be inconsistent with the aforementioned long-term investment plan, so these investments are measured at fair value through other comprehensive income as designated.

2.	In 2023 and 2022, the Group disposed of the said financial assets which shall be measured at fair value through other comprehensive income, and transferred NT$41,871 thousand and NT$133,902 thousand of disposal income from other equity into retained earnings respectively.

3.	The Group has not provided the financial assets measured at fair value through other comprehensive income for pledge or guarantee purpose.

(III)	Financial assets measured at amortized cost

Items	Dec. 31, 2023	Dec. 31, 2022
Current items
Time deposits	$9,211	$-
Total	$9,211	$-

The Group classifies some financial assets as financial assets measured at amortized cost, and the allowance loss-related information does not contain guarantees.

(IV)	Inventories

Items	Dec. 31, 2023	Dec. 31, 2022
Finished goods	$-	$1,002
Commodity inventories	106	106
Raw material	-	1,469
Less: Inventory falling price loss	(106)	(2,188)
Total	$-	$389

1.	Statements of those recognized by the Group as inventory costs are as follows:

	2023	2022
Costs of inventories sold	$3,830	$6,210
Gain from inventory falling price	(441)	(599)
Total	$3,389	$5,611

2.	The above-mentioned inventories are not provided for guarantee purpose.

(V)	Investments accounted for using equity method

	Dec. 31, 2023	Dec. 31, 2022
Significant associate:
Thunder Power Holdings Limited (TPHL)	$75,928	$78,424
Thunder Power Holdings Limited (TPHK)	39,835	52,122
China New Energy Vehicle Company Limited.(CNEV)	-	-
Total	$115,763	$130,546

TPHL, based on the Group’s business strategies and plans, approved structural reorganization upon its Board of Directors’ resolution on Aug. 19, 2021, distributing 100% shares in TPHK and CNEV held by it based on the shareholding ratio of TPHL’s former shareholders. The said structural adjustment has been completed in mid-Dec. of 2021.

TPHL made increase in its capital in 2021, and registration of the change was completed in Nov. 2022, but the Company did not make increase in its capital and subscribe shares based on its shareholding ratio, so the shareholding ratio of the Group in TPHL decreased to 33.16%. In addition, TPHL made increase in its capital in Oct. 2022 for an amount of NT$640 thousand (US$20 thousand). The registration procedures for the above capital increase were completed in Jan. 2023, and the Company did not increase the capital according to the shareholding ratio, thus the shareholding ratio of the Group in TPHL decreased to 32.70%. In May 2023 and Jul. 2023, TPHL made increase in its capital, and the Company made no investment. As of Dec. 31, 2023, the shareholding ratio of the Group in TPHL decreased to 28.19%. TPHK conducted capital increase in Apr. 2022. The Company shall subscribe for a NT$28,882 thousand (HK$7,643 thousand) of capital increase based on its shareholding ratio. Registration of the said capital increase has been completed on Jul. 2022.

1.	The basic information on the Group’s major associates is as follows:

	Ratio of shareholding
Company name	Dec. 31, 2023	Dec. 31, 2022
TPHL	28.19%	33.16%
TPHK	33.19%	33.19%
CNEV	33.19%	33.19%

Please refer to Table 4 of Note (XIII) for the business nature and main business location of the above-mentioned associates, and the information about the countries in which they are registered.

Subject to IAS 28 Investments in Associates and Joint Ventures, if an enterprise’s share in the losses of an associate or joint venture equals to or exceeds its equity in the associate, the enterprise shall stop recognizing the share in the losses further. Since the Group’s recognized share in CNEV’s losses equals to the Company’s equity in CNEV, the Group ceases to recognize its share in the losses further.

The Group measures the above-mentioned associates by using equity method, and the Group’s share in the profits or losses and other comprehensive income of the associates accounted for by using equity method is recognized based on the financial statements of the associates audited by CPAs for the same period.

2.	The financial information on the Group’s major associates is summarized as follows:

(1)	TPHL

	Dec. 31, 2023	Dec. 31, 2022
Significant associate:
Current assets	$369,819	$819,682
Non-current assets	20	154
Current liabilities	(74,000)	(556,864)
Non-current liabilities	(26,477)	(26,472)
Equity	269,362	236,500
Share in associate’s net assets	$75,928	$78,424

	2023	2022
Operating revenue	$-	$-
Current net losses	(36,238)	(41,650)
Other comprehensive income (after-tax net amount)	-	(3,063)
Total comprehensive income in current period	$(36,238)	$(38,587)

(2)	TPHK

	Dec. 31, 2023	Dec. 31, 2022
Significant associate:
Current assets	$41,296	$720,221
Non-current assets	358,388	391,665
Current liabilities	(279,676)	(954,862)
Non-current liabilities	-	-
Equity	120,008	$157,024
Share in associate’s net assets	$39,835	$52,122

	2023	2022
Operating revenue	$-	$-
Profit	(33,713)	(37,252)
Other comprehensive income (after-tax net amount)	(3,440)	(16,226)
Total comprehensive income in current period	$(37,153)	$(21,026)

(3)	CNEV

	Dec. 31, 2023	Dec. 31, 2022
Significant associate:
Current assets	$37	$47
Non-current assets	(229,742)	(230,271)
Current liabilities	(26)	(16)
Non-current liabilities	-	-
Equity	(229,731)	$(230,240)
Share in associate’s net assets	$-	$-

	2023	2022
Operating revenue	$-	$-
Current net losses	(21)	(216,011)
Other comprehensive income (after-tax net amount)	-	21,722
Total comprehensive income in current period	$(21)	$(194,289)

Please refer to Table 5 of Note XIII for the information about investment in the enterprises in mainland business. Please refer to Note XII (IV) for the relevant description of the main production enterprise “Thunder Power Electric Vehicle Ltd”.

3.	The Group’s invested associates have not provided pledge as of Dec. 31, 2023 and 2022.

(VI)	Property, plant and equipment

	Land	Property and building	Equipment	Office equipment	Transport equipment	Other equipment	Total
Costs
Balance as of Jan. 1, 2023	$102,142	$54,215	$17,663	$11,625	$4,922	$6,151	$196,718
Enhancements	-	-	15,800	47	-	-	15,847
Disposal	-	-	(5,135)	-	-	(4,647)	(9,782)
Impact of exchange differences of foreign currency	-	-	-	(1)	-	-	(1)
Balance as of Dec. 31, 2023	$102,142	$54,215	$28,328	$11,671	$4,922	$1,504	$202,782

Accumulated depreciation and impairment
Balance as of Jan. 1, 2023	$-	$10,453	$9,630	$10,424	$3,507	$6,002	$40,016
Depreciation expense	-	1,543	1,495	367	447	178	4,030
Disposal	-	-	(5,202)	-	-	(4,703)	(9,904)
Impact of exchange differences of foreign currency	-	-		(1)	-	-	(1)
Impairment	-	-	1,185	-	-	27	1,212
Balance as of Dec. 31, 2023	$-	$11,996	$7,108	$10,790	$3,954	$1,504	$35,353
Net amount at Dec. 31, 2023	$102,142	$42,219	$21,220	$882	$968	$-	$167,429

	Land	Property and building	Equipment	Office equipment	Transport equipment	Other equipment	Total
Costs
Balance as of Jan. 1, 2022	$102,142	$46,444	$5,367	$10,828	$4,922	$6,151	$175,854
Enhancements	-	7,771	12,296	531	-	-	20,598
Disposal	-	-	-	(186)	-	-	(186)
Impact of exchange differences of foreign currency	-	-	-	452	-	-	452
Balance as of Dec. 31, 2022	$102,142	$54,215	$17,663	$11,625	$4,922	$6,151	$196,718

Accumulated depreciation and impairment
Balance as of Jan. 1, 2022	$-	$9,558	$663	$9,744	$2,814	$2,016	$24,795
Depreciation expense	-	895	935	435	693	473	3,431
Disposal	-	-	-	(186)	-	-	(186)
Impact of exchange differences of foreign currency	-	-	-	431	-	-	431
Impairment	-	-	8,032	-	-	3,513	11,545
Balance as of Dec. 31, 2022	$-	$10,453	$9,630	$10,424	$3,507	$6,002	$40,016
Net amount at Dec. 31, 2022	$102,142	$43,762	$8,033	$1,201	$1,415	$149	$156,702

1.	There was no capitalization of interests regarding the Group’s properties, plants and equipment in 2023 and 2022.

2.	The properties and equipment acquired and added in current period as specified in the Statement of Cash Flows are adjusted as follows:

	2023	2022
Properties, plants and equipment purchased	$15,847	$20,597
Transferred in prepayment for equipment	(11,613)	-
Decrease (increase) in accounts payable for equipment	-	(777)
Current cash paid	$4,234	$19,820

3.	Please refer to Note VIII for any guarantee offered by using properties, plants and equipment.

(VII)	Lease arrangements

1.	Right-of-use assets

	Dec. 31, 2023	Dec. 31, 2022
Net carrying amount of right-of-use assets
Property and building	$5,237	$7,052

	2023	2022
Depreciation expenses of right-of-use assets
Property and building	$3,739	$4,232

2.	Lease liabilities

	Dec. 31, 2023	Dec. 31, 2022
Carrying amount of lease liabilities
Current	$3,038	$3,168
Non-current	$2,148	$3,965

Range of discount rate for lease liabilities is as follows:

	Dec. 31, 2023	Dec. 31, 2022
Property and building	2.69%	2.69%

Please refer to Note XII (II) for the analysis on the due time of lease liabilities.

3.	Material lease-in activities and terms:

The Group rents premises and buildings as plants and offices for 3 to 5 years. Lease contracts are negotiated individually and contain different terms and conditions, without other material restrictions, except that the payment of rent for partial premises and buildings will be adjusted based on price index after they have been rented for a period of time.

4.	Other leasing information:

	2023	2022
Expense on short-term lease	$2,374	$2,070
Total cash outflow from lease	$(3,854)	$(4,217)

(VIII)	Intangible assets

Costs	Computer software
Jan. 1, 2023	$7,618
Current enhancements	1,141
Dec. 31, 2023	$8,759
Accumulated amortization and impairment
Jan. 1, 2023	$6,009
Amortization expense	1,023
Dec. 31, 2023	$7,032
Net carrying amount	$1,727

Costs	Computer software
Jan. 1, 2022	$6,217
Current enhancements	1,401
Dec. 31, 2022	$7,618
Accumulated amortization and impairment
Jan. 1, 2022	$5,651
Amortization expense	358
Dec. 31, 2022	$6,009
Net carrying amount	$1,609

In order to develop electric vehicle business, improve the efficiency of electric vehicles, increase sales volume and profits, and maximize the interests of shareholders, the Group approved, on Sep. 24, 2015, by its Board of Directors’ resolution, acquisition of such patent rights for communication with GPS devices (hereinafter referred to as “GPS Communication Patent Rights”) worth US$128,000 thousand as held by the individual chairman Shen by issuing 128,000 thousand shares for capital increase in TPHK (it is formerly a subsidiary of the Company, and the Company lost control over it on May 16, 2016). Such patent rights were formerly owned by China New Energy Vehicle Company Limited (hereinafter referred to as “CNEVC”), a subsidiary wholly owned by TPHL, and subsequently transferred to Thunder Power Electric Vehicle Ltd. (hereinafter referred to as “Thunder Power”) at a technology-based price on Sep. 6, 2018. Please refer to Note XII (IV). In consideration of the uncertainties of future economic benefits, impairment has been withdrawn for the said GPS Communication Patent Rights in full in 2020.

(IX)	Other non-current assets - others

Items	Dec. 31, 2023	Dec. 31, 2022
Other non-current assets - others	$95,000	$95,149
Less: accumulated impairment	(95,000)	(95,000)
Total	$-	$149

Since it plans to invest in a battery pack factory in Taiwan to provide major core parts for electric vehicles, the Company resolved, at its Board of Directors’ meeting held in Oct. 2016, to purchase from TPHK the patent use right for manufacturing battery packs at the total price of NT$150,000 thousand. The total price shall be paid by two installments, including NT$95,000 thousand of the first installment (of which NT$90,950 thousand shall be deducted from the amount lent by the Company to TPHK), and NT$55,000 of the send installment which shall be paid within 30 days after establishment of the battery pack factory is completed. The term of the patent use right shall be terminated upon expiration of 5 years after the date when the Group starts to sell the vehicles. In addition, it is specified in the contract that the Company shall pay royalty in the amount equaling to 3% of the net sales amount of “licensed products” that the Group sells every year during the term of the contract. The said price (including royalty) for purchase of the patent use right is determined through negotiation between both parties by referring to the Patent and Technology Valuation Report issued by China Property Appraising Center Co., Ltd.

Up to now, the Company has only paid the first installment of NT$95,000 thousand, and recognized 100% impairment loss.

(X)	Other payables

Items	Dec. 31, 2023	Dec. 31, 2022
Salary payable	$1,946	$4,327
Service fee payable	1,120	2,010
Payables to equipment suppliers	2,079	2,079
Insurance premium payable	4,842	908
Pension payable	269	395
Other expenses payable	2,838	3,866
Total	$13,094	$13,585

(XI)	Pension

1.	The Company and its domestic subsidiaries have established a withdrawal method regarding retirement applicable to the employees with the nationality of its country in accordance with Labor Pension Act. The Group chooses to apply the labor pension system specified in the Labor Pension Act for its staff, and withdraws 6% of their salaries and wages as their pension and pays the same into their individual accounts opened with Labor Insurance Bureau, each month. An employee’s pension shall be paid on a monthly basis or by lump sum based on the amount in his/her special pension account and the interest accrued thereon.

2.	The pension recognized by the Group in 2023 and 2022 was NT$956 thousand and NT$1,537 thousand respectively.

(XII)	Ordinary shares

	Dec. 31, 2023	Dec. 31, 2022
Authorized shares (in thousands)	200,000	200,000
Authorized share capital	$2,000,000	$2,000,000
Issued and paid shares (in thousands)	84,549	84,590
Issued share capital	$845,491	$845,899

1.	The par value of issued ordinary shares is NT$10 per share. The number of the Company’s opening and ending outstanding ordinary shares is adjusted is as follows:

	2023	2022
Jan. 1	84,590 thousand shares	84,593 thousand shares
Issuance of restricted stock awards	- thousand shares	- thousand shares
De-registration of restricted stock awards	(41) thousand shares	(3) thousand shares
Dec. 31	84,549 thousand shares	84,590 thousand shares

2.	On Jun. 2, 2017, the Company approved, upon the resolution made by its Shareholders’ Meeting, issuance of 3,000 thousand restricted stock awards, and authorized the Board of Directors to issue the same at one time or in batches within one year. The benchmark dates for issuance of the restricted stock awards are Oct. 13, Apr. 13, and May 10, 2017 respectively. 1,000 thousand shares, 800 thousand shares, and 240 thousand shares shall be issued respectively at the subscription price of NT$10 per share. The rights and obligations under these shares are the same as that under other issued ordinary shares, except for the restrictions on transfer of the shares, on voting rights and on the right to participate in the distribution of dividends before employees meet the vesting conditions.

3.	On Jun. 15, 2018, the Company approved, upon the resolution made by its Shareholders’ Meeting, issuance of 3,000 thousand restricted stock awards, and authorized the Board of Directors to issue the same at one time or in batches within one year. The benchmark dates for issuance of the restricted stock awards are Dec. 7, 2018 and Feb. 15, 2019 respectively. 650 thousand shares, and 650 thousand shares shall be issued respectively at the subscription price of NT$10 per share. The rights and obligations under these shares are the same as that under other issued ordinary shares, except for the restrictions on transfer of the shares, on voting rights and on the right to participate in the distribution of dividends before employees meet the vesting conditions.

4.	On Jun. 19, 2020, the Company approved, upon the resolution made by its Shareholders’ Meeting, issuance of 2,000 thousand restricted stock awards, and authorized the Board of Directors to issue the same at one time or in batches within one year. The benchmark dates for issuance of the restricted stock awards are Jan. 6, Feb. 5, Mar. 11 and Apr. 9, 2021 respectively. 500 thousand shares, 500 thousand shares, 700 thousand shares, and 300 thousand shares shall be issued respectively at the subscription price of NT$7 per share. The rights and obligations under these shares are the same as that under other issued ordinary shares, except for the restrictions on transfer of the shares, on voting rights and on the right to participate in the distribution of dividends before employees meet the vesting conditions.

5.	The Company approved, on Oct. 5, 2021, Jul. 15, 2022, Mar. 20, 2023 and Aug. 9, 2023, upon the resolution made by its Board of Directors, buyback of 46 thousand, 3 thousand, 9 thousand and 32 thousand said restricted stock awards, and made a decrease in its capital, since the restricted stock awards allocated to some employees did not meet the vesting conditions specified in the Issuance Rules during the period from Jan. 1, 2022 to Dec. 31, 2023. For the said capital decrease, registration of the change has been completed.

6.	The Company approved, on May 11, 2021, upon the resolution of its Board of Directors, the proposal for private placement of securities (issuance of ordinary shares). They are expected to be issued by two times in one year after the resolution date of Shareholders’ Meeting. The total number of the securities planned to be issued shall not exceed 15,000 thousand. This proposal was approved by the resolution made at the regular Shareholders’ Meeting on Jul. 1, 2021. The said privately placed securities will no longer be issued as approved by the Board of Directors on Feb. 21, 2022, which was reported at the regular Shareholders’ Meeting on May 13, 2022.

(XIII)	Share-based payment

1.	The Company share-based payment agreements in 2023 and 2022 are as follows:

Type of agreement	Granting date	Granting amount		Contract period	Vesting conditions
Restricted stock awards plan - C	2017.09.19	1,000	thousand shares	3 years	Note 1
”	2018.03.27	800	thousand shares	3 years	Note 1
”	2018.04.30	240	thousand shares	3 years	Note 1
Restricted stock awards plan - D	2018.11.09	650	thousand shares	3 years	Note 1
”	2019.01.21	650	thousand shares	3 years	Note 1
Restricted stock awards plan - E	2020.12.29	500	thousand shares	3 years	Note 2
”	2021.02.01	500	thousand shares	3 years	Note 2
”	2021.03.03	700	thousand shares	3 years	Note 2
”	2021.04.08	300	thousand shares	3 years	Note 2

Note 1:	33%, 33% and 34% of the shares may be vested in an employee obtained the granting, separately, on an annual basis, for each year that he/she continues to work for the Company during the three years after the granting date, if he/she meets the Company’s requirements on performance and individual performance.

Note 2:	30%, 30% and 40% of the shares may be vested in an employee obtained the granting, separately, on an annual basis, for each year that he/she continues to work for the Company during the three years after the granting date, if he/she meets the Company’s requirements on performance and individual performance.

The restricted stock awards issued by the Company shall not be transferred during the vesting period, and voting rights and the right to participate in the distribution of dividends are restricted. If an employee leaves the Company during the vesting period, he/she must return the stocks.

2.	Details of the above-mentioned restricted stock awards are as follows:

	2023	2022
Restricted stock awards	Qty. (thousand shares)	Qty. (thousand shares)
Opening outstanding shares	1,390	2,178
Shares issued in current period	-	-
Shares vested in current period	(596)	(785)
Shares withdrawn and canceled in current period	(41)	(3)
Ending outstanding shares	753	1,390

3.	The Company uses the market price on the granting date as the fair value per unit of the restricted stock awards granted by it. The relevant information is as follows:

Type of agreement	Granting date	Stock price (NT$)	Performance price (NT$)	Expected survival period	Fair value per unit (NT$)
Restricted stock awards plan - C	2017.09.19	40.85	10	3 years	30.85
”	2018.03.27	30.60	10	3 years	20.60
”	2018.04.30	28.30	10	3 years	18.30
Restricted stock awards plan - D	2018.11.09	20.85	10	3 years	10.85
”	2019.01.21	25.50	10	3 years	15.50
Restricted stock awards plan - E	2020.12.29	11.55	7	3 years	4.55
”	2021.02.01	9.98	7	3 years	2.98
”	2021.03.03	12.85	7	3 years	5.85
”	2021.04.08	8.68	7	3 years	1.68

4.	The Group’s remuneration costs in 2023 and 2022 occurred due to the restricted stock awards were NT$1,197 thousand and NT$2,704 thousand, respectively.

(XIV)	Capital surplus

	Dec. 31, 2023	Dec. 31, 2022
Premium upon issuance	$13,605	$12,902
Restricted stock awards	905	1,639
Changes in the amount of the associates and joint ventures accounted for by using the equity method	13,038	5,084
Total	$27,548	$19,625

Subject to the Company Act, the premium from issuance of shares at a price higher than their par value and the capital reserve from receipt of endowment may be used to issue new shares or cash based on shareholder’s original shareholding ratio if the Company has no accumulated losses, in addition to recovery of losses. In addition, subject to the related provisions of the Securities and Exchange Act, the total amount withdrawn from the said capital reserve shall not exceed 10% of the Company’s paid- in capital each year. If the Company’s surplus reserves are insufficient to cover its capital losses, it shall not use capital reserves to pay the balance.

(XV)	Retained earnings

1.	Subject to the provisions about the earnings distribution policies specified in the Company’s Articles of Incorporation, if there are profits in the Company’s annual final accounts, it shall pay taxes and recover its accumulated losses first, and withdraw 10% from the profits as statutory surplus reserve, unless its statutory surplus reserve reaches its total capital. And the Company shall reverse special surplus reserve in accordance with laws and regulations. The Board of Directors shall prepare earnings distribution plan for the remaining amount of the earnings and the undistributed earnings of previous year, and submit it to the Shareholders’ Meeting for resolution on distribution.

In terms of the Company’s dividend policies, it will retain partial retained earnings without distribution, and distribute the remaining parts by cash dividends and stock dividends, based on its budget for capital expenditure and demands for funds in the future, by considering its environment and growth stage, in response to its demands for funds in the future and its long-term financial plan, to strive for the maximum interests for shareholders, and satisfy shareholders’ demands for cash inflows. But the total cash dividends to be paid shall be no less than less than 30% of the total dividends, provided that the ratio of the profits to be distributed and the ratio of cash dividends may be adjusted as resolved by the Shareholders’ Meeting depending on the actual profits and fund status in the then current year.

2.	Statutory surplus reserve shall not be used for any purpose, except for recovery of the Company’s losses and issuance of restricted stock awards or cash based on shareholder’s original shareholding ratio. However, if restricted stock awards or cash are issued, such reserve shall not exceed 25% of the Company’s paid-in capital.

3.	Subject to laws, the Company, upon distribution of earnings, must withdraw special surplus reserve from the debit balance of other equity on the balance sheet date of the current year before it may distribute earnings, and the reverse of the debit balance of other equity shall be recorded into the earnings available for distribution.

4.	The Company approved, on May 12, 2023 and May 13, 2022, respectively, upon the resolution of its Shareholders’ Meeting, the proposal for recovery of the losses of 2022 and 2021, and resolved not to issue dividends.

5.	The proposals for recovery of losses resolved by the Shareholders’ Meeting and other related information may be found on MOPS.

(XVI)	Other equity interest

Items	Exchange differences on translation of foreign financial statements	Unrealized evaluated (losses) gains from the financial assets measured at fair value through other comprehensive income	Remuneration to the employees	Increase in value from revaluation	Total
Balance as of Jan. 1, 2023	$(94,984)	$91,763	$(1,371)	$-	$(4,592)
Exchange differences arising on translation of foreign financial statements	(1,082)	-	-	-	(1,082)
Unrealized gain/(loss) - equity instruments	-	(37,544)	-	-	(37,544)
Share in the comprehensive income of the subsidiaries and associates accounted for by using equity method	-	-	-	-	-
Accumulative gains and losses from disposal of equity instruments transferred into retained earnings	-	(41,871)	-	-	(41,871)
Increased value from re-measurement of the investment properties to be disposed transferred into retained earnings	-	-	-	-	-
Remuneration (not) earned	-	-	1,362	-	1,362
De-registration of restricted stock awards	-	-	(114)	-	(114)
Impact of income tax	-	3,269	-	-	3,269
Balance as of Dec. 31, 2023	$(96,066)	$15,617	$(123)	$-	$(80,572)

Items	Exchange differences on translation of foreign financial statements	Unrealized evaluated (losses) gains from the financial assets measured at fair value through other comprehensive income	Remuneration to the employees	Increase in value from revaluation	Total
Balance as of Jan. 1, 2022	$(99,460)	$904,411	$(4,091)	$10,020	$810,880
Exchange differences arising on translation of foreign financial statements	4,476	-	-	-	4,476
Unrealized gain/(loss) - equity instruments	-	(785,277)	-	-	(785,277)
Share in the comprehensive income of the subsidiaries and associates accounted for by using equity method	-	-	-	-	-
Accumulative gains and losses from disposal of equity instruments transferred into retained earnings	-	(133,902)	-	-	(133,902)
Increased value from re-measurement of the investment properties to be disposed transferred into retained earnings	-	-	-	(10,020)	(10,020)
Remuneration (not) earned	-	-	2,704	-	2,704
Other	-	-	16	-	16
Impact of income tax	-	106,531	-	-	106,531
Balance as of Dec. 31, 2022	$(94,984)	$91,763	$(1,371)	$-	$(4,592)

(XVII)	Operating revenue

	2023	2022
Revenue from sale of goods	$644	$2,174
Income from sale of electricity	2,285	657
Rental income	2,024	74
Total	$4,953	$2,905

(XVIII)	Service fees

	2023	2022
Attorney’s fees for the lawsuit against directors	$7,313	$16,257
Attorney’s fees incurred for other purposes	6,721	9,794
Other service costs	5,077	9,080
Less: insurance proceeds	(8,576)	(8,804)
Total	$10,535	$26,327

(XIX)	Other income

	2023	2022
Sublease income	$926	$624
Others	2,351	73
Total	$3,277	$697

(XX)	Other gains and losses

	2023	2022
Gains from disposal of non-current assets held for sale	$-	$60,568
Net foreign currency exchange gains	1,673	2,610
Gains on disposal of property, plant and equipment	217	2
Losses on impairment of equipment	(1,184)	(11,545)
Others	(6,621)	(148)
Total	$(5,915)	$51,487

(XXI)	Employee benefits, depreciation, depletion, and amortization expenses

	2023			2022
Classification	Operating costs	Operating expenses	Total	Operating costs	Operating expenses	Total
Employee benefits expenses
Salary expenses	$755	$26,034	$26,789	$1,855	$40,785	$42,640
Labor and national health insurance expenses	111	1,820	1,931	238	2,417	2,655
Pension expenses	50	1,009	1,059	98	1,439	1,537
Remunerations to directors	-	2,370	2,370	-	2,278	2,278
Other employee benefit expenses	59	715	774	111	1,817	1,928
Other insurance costs (Note)	22	4,720	4,742	87	4,132	4,219
Depreciation expense	2,388	5,381	7,769	2,663	5,000	7,663
Amortization expense	-	1,023	1,023	-	358	358
Total	$3,385	$43,072	$46,457	$5,052	$58,226	$63,278

Note: Other insurance costs occurred for purchasing insurance for directors and supervisors, group insurance, etc.

If the Company makes profits before tax in the then current year, no less than 1% of the profits shall be withdrawn as employees’ remuneration and no more than 3% of the profits shall be withdrawn as directors’ and supervisors’ remuneration, as resolved by the Board of Directors, provided that, if the Company has accumulated losses, the profits shall be reserved for recovery of the losses. The said employee remuneration shall be paid by stocks or in cash to, including, the employees of affiliated companies who meet certain conditions. For the purpose of the preceding paragraph, directors’ and supervisors’ remuneration shall be paid in cash only, and shall be reported to the Shareholders Meeting. For the purpose of the preceding paragraph, the profits of the then current year refer to the pre-tax profits of the then current year before deducting the remuneration to be distributed to employees and directors. The Company incurred losses in 2023 and 2022, thus, no bonus to employees nor remuneration to directors and supervisors was withdrawn.

Employees’, directors’ and supervisors’ remuneration resolved by the Company’s Board of Directors and related information may be found on MOPS.

(XXII)	Finance costs

	2023	2022
Interest expenses
Borrowing	$3	$1,563
Interest on lease liabilities	190	173
Others	2,549	-
Finance costs	$2,742	$1,736

(XXIII)	Income tax

1.	Income tax expenses

(1)	Components of income tax expenses:

	2023	2022
Current income tax expenses
Incurred in the current period	$-	$-
Current income tax expenses for adjustments of the previous period	-	-
Subtotal	$-	$-

(2)	Income tax related to other comprehensive income:

	2023	2022
Deferred income tax expense
Evaluated unrealized profits or losses from the investment in the equity instruments measured at fair value through other comprehensive income	$3,269	$106,531

2.	Current accounting income and the income tax expenses recognized as profits or losses are adjusted as follows:

Items	2023	2022
Accounting profits	$(86,433)	$27,657
Tax calculated at applicable tax rate	$(17,286)	$5,531
Impact of income tax adjustment
Permanent differences	16,663	5,572
Tax losses on unrecognized deferred tax assets	623	(11,103)
Subtotal	-	-
Income tax expenses	$-	$-

3.	Statements of deferred income tax assets (liabilities) are as follows

	2023
	Jan. 1	Recognized in profit or loss	Recognized in other comprehensive income (loss)	Dec. 31
Deferred income tax liabilities
Temporary differences
Investments in equity instruments at fair value through other comprehensive income	$(3,664)	$-	$3,269	$(395)

	2022
	Jan. 1	Recognized in profit or loss	Recognized in other comprehensive income (loss)	Dec. 31
Deferred income tax liabilities
Temporary differences
Investments in equity instruments at fair value through other comprehensive income	$(110,195)	$-	$106,531	$(3,664)

4.	Items not recognized as deferred tax assets in balance sheet:

	2023	2022
Un-deducted balance in deduction of losses
Due in 2023	1,065	1,065
Due in 2024	49,390	49,607
Due in 2025	52,781	54,028
Due in 2026	4,824	6,067
Due in 2027	16,505	18,905
Due in 2028	96,904	97,075
Due in 2029	76,823	76,985
Due in 2030	6,521	82,227
Due in 2031	16,752	16,797
Due in 2032	10,461	-
Total	$332,026	$402,756

5.	As of Dec. 31, 2023, the Company’s deferred tax assets that can be used to offset income tax payable in the following years are summarized as follows:

Due year	Loss carryforward
Due in 2023	1,065
Due in 2024	49,390
Due in 2025	52,781
Due in 2026	4,824
Due in 2027	16,505
Due in 2028	96,904
Due in 2029	76,823
Due in 2030	6,521
Due in 2031	16,752
Due in 2032	10,461
Total	$332,026

6.	Audit on the income taxes of the Company and its domestic subsidiaries is as follows:

Audit
Nu Tech, Clean Solution Lifescience	Audit on the income tax as of 2021
The Company	Audit on the income tax as of 2021

(XXIV)	Earnings per share

	2023	2022
Current net profits (losses) attributable to the shareholders of the ordinary shares of parent company	$(86,433)	$27,657
Weighted average number of current outstanding ordinary shares (thousand shares)	83,581	83,097
Basic net profit (loss) per share (NT$)	$(1.03)	$(0.33)

Note: Weighted average number of current outstanding ordinary shares is calculated after deducting the number of restricted stock awards. Since restricted stock awards have an anti-dilutive effect, diluted earnings per share is not required to be calculated.

(XXV)	Reconciliation of liabilities arising from financing activities

			Non-cash changes
	Jan. 1, 2023	Cash flow	Changes in exchange rate	Other non-cash changes	Dec. 31, 2023
Lease liabilities	$7,018	$(3,854)	$-	$2,022	$5,186

			Non-cash clhanges
	Jan. 1, 2022	Cash flow	Changes in exchange rate	Other non-cash changes	Dec. 31, 2022
Long-term loans	$61,848	$(61,848)	$-	$-	$-
Lease liabilities	6,646	(4,217)	-	4,589	7,018
Liabilities directly related to non-current assets held for sale	171,772	(185,215)	-	13,443	-
	$240,266	$(251,280)	$(6,351)	$18,032	$7,018

VII.	Related party transaction

(I)	Names of parent company and ultimate controller

The Company is the Group’s ultimate controller.

(II)	Name and relationship of related party

Name of related party	Relationship with the Group
Thunder Power Holdings Limited (TPHK)	Associate
Thunder Power Electric Vehicle (Hong Kong) Limited (TPEV(HK))	Associate
Thunder Power Holdings Limited (TPHL)	Associate
Sino-JP Asset Management Co., Ltd	Other related parties
Xiangfang International Co., Ltd. (Xiangfang International)	Other related parties
Wei Shen	Chairman of parent company
B.V.I Golden First Investment Co., Ltd. (Golden First Investment)	Same chairman as the parent company

(III)	Significant transactions with related parties

1.	Accounts receivable from related parties

Item	Name of related party	Dec. 31, 2023	Dec. 31, 2022
Other receivables	TPHK	$248	$638
	TPEV(HK)	7,442	7,459
	Golden First Investment	400	-
	Less: loss allowances	(7,442)	(7,459)
	Total	$648	$638

They are mainly the advance payment made for the associates. The amounts relating to related parties recognized in impairment profits (losses) in 2023 and 58 2022 were NT$0 thousand and NT$74,742 thousand, respectively. Among them, the payment related to TPHK includes US$2.48 million receivable refund due to suspension of contract, which has been recovered in full in May 2022.

2.	Payable to related parties

Item	Name of related party	Dec. 31, 2023	Dec. 31, 2022
Other payables	TPHK	$963	$936
	Total	$963	$936

3.	Various costs

Name of related party	2023	2022	Nature of transaction
Xiangfang International	$160	$160	Rent expenses
Wei Shen	-	148	Interest
Total	$160	$308

4.	Various income

Item	Name of related party	2023	2022	Nature of transaction
Operating revenue	Wei Shen	$-	$95	Interest
Other income	TPHK	$-	618	Rent
	Xiangfang International	6	28	Others
	Total	$6	$646

5.	Advances to suppliers

Item	Name of related party	Dec. 31, 2023	Dec. 31, 2022
Other non-current assets - others	TPHK	$95,000	$95,000
	Less: accumulated impairment	(95,000)	(95,000)
	Total	$-	-

6.	Others

(1)	The ordinary shares of Lucid Group, Inc. originally and indirectly held by the Group through the fund (hereinafter referred to as “Fund D”) managed under the private equity (SINO-JP) become being held by the Group directly, after the lock-up period expired on Jan. 19, 2022, after NT$37,431 thousand of management fee (recorded into the financial assets measured at fair value through other comprehensive income - current assets) is paid to Sino-JP under contract.

(2)	In May 2022, the Group shall subscribe for TPHK’s cash capital increase based on its shareholding ratio, with NT$28,882 thousand (HK$7,643 thousand) of increase in its investment amount. Registration of this capital increase has been completed. Besides, the Company subscribed for TPHL’s cash capital increase in Oct. 2022, with NT$640 thousand (US$20 thousand) of increase in its investment amount. Registration of this capital increase has been completed.

(3)	As of Dec. 31, 2023, the Company incurred NT$31,978 thousand of litigation costs in total from 2021 to 2023 due to the lawsuit filed by judicial authority against its directors, during which a total of NT$26,423 thousand was paid from insurance proceeds (of which NT$8,576 was paid in 2023). In addition, the Company has paid NT$4,016 thousand of attorney’s fees (which are recorded into other current assets) for individuals as of Dec. 31, 2023, for which insurance proceeds has been applied for, but it is being examined by the insurance company. According to the internal control system of the Company, the Company’s disbursement of director’s attorney fees for litigation is limited to no more than NT$10,000 thousand per person. Please refer to Note IX(V) for the cumulative amounts paid and claimed.

(IV)	Information on the remuneration of major management

	2023	2022
Salaries and wages and other short- term employee benefits	$9,718	$18,455
Share-based payment	1,195	2,401
Total	$10,913	$20,856

VIII.	Pledged assets: None.

IX.	Material contingent liabilities and unrecognized contractual commitments

(I)	In response to the false reports with impacts on the Company as released by the media, the Company separately filed relevant civil and criminal lawsuits against related party on Sep. 8, 2019. Such lawsuits were closed as per the judgment made in the first instance on Mar. 20, 2020, with the result of publishing an apology on line by the defendant. The Company won in these lawsuits, and the defendant refused to accept and filed litigation. The Company won in the said litigation as judged in the second trial on Nov. 30, 2021 and in the third trial on Feb. 14, 2022.

(II)	Clean Solution Lifescience and Taiwan Hayashiroku Co., Ltd. (hereinafter referred to as “Hayashiroku”) signed a cooperation agreement on purchase of masks on Sep. 16, 2020. However, there was a dispute between them over performance of the contract during shipment course. Hayashiroku sent an attorney’s letter on Nov. 13, 2020, requesting NT$8,987 thousand of payment from Clean Solution Lifescience for the price of masks and liquidated damages. Hayashiroku filed a civil lawsuit with the court on Apr. 21, 2021, requesting NT$3,800 thousand of payment from Clean Solution Lifescience for liquidated damages and the interest caused by delay. In this case, Clean Solution Lifescience won as judged in the first instance on Jul. 4, 2022, but Hayashiroku had an objection to the judgment and appealed in Aug. 2022, Taiwan High Court rejected the appeal on Oct. 24, 2023.

(III)	Clean Solution Lifescience and USUN Technology Co., Ltd. (hereinafter referred to as “USUN”) signed a One with Two Mask Machine Sales and Purchase Contract on Aug. 25, 2020, with a contract price of NT$(the same below)11.88 million only in total. There was a delay in acceptance of the equipment sold by USUN, because the qualified rate and capacity utilization rate of such equipment did not meet the acceptance standards specified in the Contract, and such equipment did not meet the quality standards guaranteed by USUN. The dispute failed in settlement after negotiation has been made by them. Clean Solution Lifescience filed a civil lawsuit with Taiwan Taoyuan District Court on Jun. 29, 2021, requesting compensation from USUN for the liquidated damages resulted from the overdue delivery, the losses caused by the failure in operation and the losses of mask materials, NT$21,729 thousand in total. USUN also filed a civil lawsuit with Taiwan Taoyuan District Court in Oct. 2021, requesting Clean Solution Lifescience to pay NT$8,316 thousand for the equipment. On Oct. 29, 2023, Clean Solution Lifescience received the 2021 Zhong-Su-Zi judgments No. 250 and 331 from Taiwan Taoyuan District Court, and failed in the first instance, which ruled that Clean Solution Lifescience should pay USUN the equipment purchase price of NT$8,316 thousand and deferred interest (which had been estimated and recorded as other payables of NT$2,079 thousand and provision for liabilities of NT$8,786 thousand respectively). On Nov. 14, 2023, Clean Solution Lifescience filed an appeal for second instance, but USUN filed a compulsory execution against Clean Solution Lifescience on Feb. 29, 2024 and applied for an attachment on properties to the bank, and Clean Solution Lifescience has appointed an attorney to discuss the subsequent handling of the case.

(IV)	On Dec. 14, 2021, the Company received the litigation filed by the Securities and Futures Investors Protection Center (hereinafter referred to as “SFIPC”) against the Company’s chairman, current and former directors, former accounting manager, former CPAs firm and CPAs for compensation, claiming that the Company and the defendants in the case shall pay NT$25,880 thousand and shall pay off such amount on the date immediately after the litigation is served, with the interest thereon calculated based on 5% interest rate, due to the Company’s false quarterly financial statements for the 3rd quarter of 2015 to the 3rd quarter of 2020 resulting from the increase in the Company’s intangible assets made by its chairman, Wei When, in the third quarter of 2015 by using GPS patent which has not been obtained. The above case is being tried in court. The Company’s Board of Directors resolved, on Feb. 24, 2023, to provide, in the name of the chairman Wei Shen, the prompt check opened by it with the bank in Taiwan or domestic bank with the bank as the payer, the bank division in Taiwan as the payment place and Taiwan Taipei District Court as payee, as a collateral for the NT$25,880 thousand of the claimed amount specified in the 2022 Shang-Quan-Zi No. 6 judgment on attachment on the properties issued by the Intellectual Property Court to exempt it from or cancel such attachment; however, the 2023 Shang-Quan-Geng-Yi-Zi No. 2 judgment issued by the Intellectual Property Court allows attachment on the properties of any one of the Company’s four directors, including Chairman Wei Shen, and former directors, within the scope of NT$23,347 thousand, and any one of the counterparties may be exempted from or revoke the attachment if he or she provides a guarantee or deposit.

(V)	The Company’s chairman, directors and managers were searched and prosecuted by judicial authorities for violating securities transactions and other regulations. Subject to Article 25 of the Company’s Articles of Incorporation, the Company shall make compensation to its chairman, directors and other responsible persons defined in Article 8 of the Company Act for any damages, expenses, expenditures, fines, penalties, litigation costs, attorney’s fees or legal compensation liability incurred by them arising from performance of the Company’s duties, except for any conditions caused by their intention or gross negligence.

The Company has also purchased liability insurance for its directors, supervisors and managers with a limit of US$10 million. From 2021 to Dec. 31, 2023, the accumulated litigation-related attorney’s fees paid in the name of the Company amounted to NT$34,740 thousand, and NT$31,043 thousand was received as claims from insurance companies. In addition, the Company has paid personal legal fees in the amount of NT$4,016 thousand Dec. 31, 2023 (recorded into other current assets, which has not been paid by insurance company yet). However, in case of fraud, illegal act or crime committed by related persons as determined as per the final judgment in the future, the insurance Companies may require the Company to refund the insurance proceeds. The Company reports legal fees, insurance proceeds and subsequent conditions at its Shareholders’ Meeting every year.

(VI)	Significant capital expenditures that have been contracted but not occurred yet:

	Dec. 31, 2023	Dec. 31, 2022
Battery Pack Patent License - Second installment	$55,000	$55,000
Equipment	-	11,214
Total	$55,000	$66,214

Please refer to Note VI (IX) for details.

(VII)	The Group did not issue guarantee notes for loan quota and other guarantee as of Dec. 31, 2023 and Dec. 31, 2022.

(VIII)	The equity in Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd. held by the Company’s investee, Thunder Power Hong Kong Limited, as well as the properties and vehicles held by its subsidiaries, Thunder Power Hong Zhou Limited have been sealed up by Ganzhou Public Security Bureau. Please refer to Note XII (IV) for details.

X.	Losses due to major disasters: None.

XI.	Major subsequent events: None.

XII.	Others

(I)	Capital risk management

The Group’s capital management goal is to maintain a sound capital structure, so as to maintain the confidence of investors, creditors and the market and to support the development of future operation. To maintain or adjust the capital structure, the Group will control the ratio of return on capital and adjust the dividends paid to shareholders, refund capital to shareholders, issue new shares or sell assets for the purpose of reducing debts.

(II)	Financial instruments

1.	Categories of financial instruments

	Dec. 31, 2023	Dec. 31, 2022
Financial assets
Investment in equity instruments designated for the financial assets measured at fair value through other comprehensive income	$95,981	$195,591
Financial assets measured at amortized cost
Cash and cash equivalents	30,906	38,110
Note receivable	6	29
Accounts receivable (including related parties)	73	15
Other accounts receivable (including related parties)	648	639
Refundable deposits paid	1,147	1,363
Time deposits	9,211	-
Financial liabilities
Financial liabilities measured at amortized cost
Accounts payable	-	14
Other payables (including related parties)	14,057	14,521
Lease liabilities	5,186	7,133
Guarantee deposits and margins received	590	56

2.	Financial risk management policies

The Group’s daily operation is affected by various financial risks, including market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk. To reduce relevant financial risks, the Group is committed to identifying, evaluating and avoiding market uncertainty, so as to reduce the potential negative impact of market changes on the Company’s financial performance. The Group’s significant financial activities are reviewed by its Board of Directors and Audit Committee in accordance with relevant regulations and internal control systems. During the implementation period of its financial plans, the Group must strictly follow the relevant financial procedures regarding overall management on financial risks and division of powers and duties.

3.	Nature and extent of material financial risks

(1)	Market risk

A.	Currency risk

The Group is exposed to the exchange rate risk arising from the sales, purchase and borrowing transactions not denominated in the its functional currency and from net investment in foreign operation organizations. The functional currency of the Company and its subsidiaries is mainly New Taiwan Dollars, and the functional currency of partial subsidiaries is US Dollars. The Group conducts risk hedging, in the principle of automatic hedging of risks, based on its demands for capital and net position in each currency (and the difference between foreign currency assets and liabilities), according to the foreign exchange situation in market. Since the net investment of foreign operation is strategic investment, the Group has not hedged it. Exchange rate risk and sensitivity are analyzed as follows:

	Dec. 31, 2023
				Sensitivity analysis
	Foreign currencies (thousands)	Exchange rate	Amount in NT$	Change ratio	Impact of profit and losses	Impact of equity
(Foreign currency: functional currency) Financial assets
Monetary items
USD:NTD	$564	30.705	$17,323	1%	$173	$-
HKD:NTD	63	3.929	247	1%	2	-
HKD: USD	2,379	0.128	9,346	1%	93	-

Investments accounted for using equity method
USD:NTD	2,473	30.705	75,928	1%	759	-
HKD:NTD	10,139	3.929	39,835	1%	398	-

Financial liabilities
Monetary items
USD:NTD	643	30.705	19,743	1%	197	-
HKD: USD	138	0.128	542	1%	5	-

	Dec. 31, 2022
				Sensitivity analysis
	Foreign currencies (thousands)	Exchange rate	Amount in NT$	Change ratio	Impact of profit and losses	Impact of equity
(Foreign currency: functional currency)Financial assets
Monetary items
USD:NTD	$146	30.71	$4,491	1%	$45	$-
HKD:NTD	296	3.938	1,164	1%	12	-
HKD:USD	3,996	0.1282	15,735	1%	5	-

Investments accounted for using equity method
USD:NTD	2,665	30.71	78,424	1%	-	818
HKD:NTD	13,236	3.938	52,122	1%	-	521

Financial liabilities
Monetary items
USD:NTD	12	30.71	366	1%	4	-
HKD:NTD	5	3.938	20	1%	-

The unrealized exchange gains or losses from the Group’s monetary items due to the impacts of fluctuations in exchange rate have no significant impact as evaluated.

B.	Price risk

Since the Group holds investments in equity instruments, it is exposed to the price risk related to equity instruments. The Group’s investments in equity instruments are classified as financial assets measured at fair value through other comprehensive income in the Consolidated Balance Sheet.

The Group mainly invests in foreign equity instruments, and the prices of such equity instruments will be affected by the uncertainties of the value of the investment in the future. If the price of equity instruments rises or falls by 1%, other comprehensive income of 2023 and 2022 would have increased by NT$960 thousand and NT$1,956 thousand respectively due to the increase in the fair value of the financial assets measured at fair value through other comprehensive income.

C.	Interest rate risk

The rate for the Group’s interest-bearing financial instruments on the reporting date is summarized as follows:

Items	Dec. 31, 2023	Dec. 31, 2022
Cash flow interest rate risk
Financial assets	$39,915	$37,914
Financial liabilities	-	-
Net value	$39,915	$37,914

The Group does not classify any financial assets and liabilities with fixed interest rate as the financial assets measured at fair value through profits or losses and the financial assets available for sale, nor does it designate derivatives (interest rate swaps) as the hedging tools under the fair value hedging accounting mode. Therefore, changes in interest rates on the reporting date will not affect profits or losses and other comprehensive income.

The Group’s financial instruments with variable interest rates are the assets (debts) with floating interest rates, therefore, changes in market interest rates will cause changes in effective interest rates, which will results in fluctuations in future cash flows. Every 1% increase in market interest rates will cause NT$399 thousand, and NT$379 thousand, of increase in the profit (loss) before tax of 2023 and 2022 respectively.

(2)	Credit risk

Credit risk refers to the risk that a counter-party will violate its contractual obligations and thus cause financial losses to the Group. The Group’s credit risk mainly comes from the accounts receivable from operating activities, as well as the bank deposits and other financial instruments from investing activities. Operation-related credit risk and financial credit risk are managed separately.

A.	Operation-related credit risk:

The Group’ has formulated procedures for management on operation- related credit risk. Individual customers evaluate risks by considering, including, their financial status, the Group’s internal credit rating, historical transaction records, current economic conditions, and other factors which may affect the customer’s ability to make payment. There is no material doubt about the recoverability of the Group’s accounts receivable as evaluated, so no significant credit risk is expected.

B.	Financial credit risk:

The credit risk of bank deposits and other financial instruments is measured and monitored by the Group’s Financial Department. The Group’s counter-parties and other parties to its contract are the banks with good credit and the financial institutions or corporate organizations with an investment grade and above, so there is no material doubt about performance of contract, therefore there is no significant credit risk.

C.	Liquidity risk

(A)	Liquidity risk management:

With regard to liquidity risk management, the Group is to maintain the cash and equivalent cash required for operation, highly liquid securities and sufficient bank financing lines, so as to ensure that the Group has sufficient financial flexibility.

(B)	Analysis on the due time of financial liabilities:

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments.

	Dec. 31, 2023
Non-derivative financial liabilities	Less than 1 year	1- 2 years	2- 3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	$14,057	$-	$-	$-	$14,057
Lease liabilities (current and non-current)	3,038	1,952	196	-	5,186
Total	$17,140	$1.952	$196	$-	$19,243

	Dec. 31, 2022
Non-derivative financial liabilities	Less than 1 year	1- 2 years	2- 3 years	Over 3 years	Contractual cash flows
Accounts payable	$14	$-	$-	$-	$14
Other payables (including related parties)	14,521	-	-	-	14,521
Lease liabilities (current and non-current)	3,176	2,890	1,138	-	7,204
Total	$17,711	$2,890	$1,138	$-	$21,739

(III)	Fair value information

1.	The various levels of the evaluation techniques used for measuring the fair value of financial and non-financial instruments are defined as follows:

Level 1:

The input value at this level refers to the public quotation of the same instrument in an active market when the instrument is in the active market. An active market refers to a market that meets all of the following conditions: the commodities traded in the market are homogeneous, buyers and sellers intending to make transactions can be found in the market at any time and price information is available to the public.

Level 2:

The input value at this level include observable price other than public quotation in an active market, including observable input values obtained directly (such as prices) or indirectly (such as those derived from prices) from an active market.

Level 3:

The input value at this level refers to the input parameter for measurement of fair value which is not based on the observable input value available in the market. The Group’s investments in investment properties and in the equity instruments without an active market are included.

2.	Financial instruments not measured at fair value

The carrying amounts of the Group’s financial instruments not measured at fair value, such as cash and cash equivalents, accounts receivable, other receivables (including related parties), refundable deposits paid, accounts payable, other payables (including related parties), liabilities directly related to non-current assets held for sale, and long-term borrowings (including that due within one year or within one business period), are the reasonable approximations of fair values.

3.	The Group classifies the financial and non-financial instruments measured at fair value, based on the nature, characteristics and risks of assets and liabilities and the level of fair value, as follows:

(1)	The Group classifies assets and liabilities by their nature, as follows:

Dec. 31, 2023	Level 1	Level 2	Level 3	Total
Assets
Recurring fair value
Financial assets measured at fair value through other comprehensive income -current	$95,981	$-	$-	$95,981

Dec. 31, 2022	Level 1	Level 2	Level 3	Total
Assets
Recurring fair value
Financial assets measured at fair value through other comprehensive income - current	$195,591	$-	$-	$195,591

4.	The methods and assumptions used by the Group for measuring fair value are explained as follows:

(1)	Financial instruments that are not traded in an active market are acquired by virtue of evaluation techniques or by referring to quotations from counter-parties. Fair values acquired through valuation techniques can be calculated using models based on fair values from financial instruments with similar conditions and characteristics and other valuation techniques, including accessible information on the consolidated balance sheet date.

(2)	The output of an evaluation model is an estimated value, while an evaluation technique may not reflect all the relevant factors of the financial instruments and non-financial instruments held by the Group. Therefore, the estimated value of an evaluation model will be adjusted properly based on additional parameters, such as model or liquidity risk. Subject to the Group’s management policies and related control procedures for fair value evaluation model, the management believes that adjustment to evaluation is appropriate and necessary, in order to fairly present the fair value of the financial instruments and non-financial instruments in the Consolidated Balance Sheet. The price information and parameters used in the evaluation process have been carefully evaluated and are properly adjusted according to the market conditions at present.

(3)	The Group incorporates the adjustment to the evaluation on credit risk into the calculation of the fair value of financial instruments and non-financial instruments to reflect counter-party’s credit risk and the Group’s credit respectively.

5.	There is no transfer between the Group’s level 1 and level 2 amounts in 2023 and 2022.

6.	Changes in the Group’s level 3 amounts in 2023 and 2022.

Items	2023	2022
Jan. 1	$-	$1,102,791
Reclassification	-	(1,102,791)
Dec. 31	$-	$-

7.	Quantified information on significant unobservable inputs (Level 3) used in fair value measurement: None.

8.	Evaluation process for classifying fair value into level 3:

As for the Group’s evaluation process for classifying fair value into level 3, the Company’s Financial Department appoints an external professional evaluation organization to conduct independent verification on the fair value of financial instruments, and make evaluation by adopting a more appropriate evaluation method in accordance with IAS.

(IV)	1.	In 2016, the Company and Jiangxi Gannansu (Ganzhou) New Energy Vehicle Investment Center (hereinafter referred to as “Gannansu Investment Center”) made investment jointly, through TPHL’s subsidiary China New Energy Vehicle Company Limited (CNEV), for establishing Thunder Power Electric Vehicle Ltd. (hereinafter referred to as “Thunder Power”) in Ganzhou Economic and Technological Development Zone, Jiangxi Province, China.

The total amount of this investment is RMB7,530,000 thousand, and the registered capital is RMB2,510,000 thousand, including RMB1,280,000 thousand of technical capital contribution and RMB1,230,000 thousand of capital contribution in cash invested by China New Energy Vehicle Company Limited and Gannansu Investment Center, accounting for about 50.996% and 49.004% of the registered capital, respectively. The capital contribution paid is RMB2,253,400 thousand in total, including RMB1,280,000 thousand paid by China New Energy Vehicle Company Limited by transfer of patented technologies and RMB973,400 thousand of monetary contribution paid by Gannansu Investment Center.

2.	Thunder Power approved, upon the resolution of its Board of Directors on Oct. 18, 2019, signature of Debt-to-Equity Conversion Contract with Ganzhou Chengxing Investment Management Co., Ltd. and Ganzhou Development Zone Industrial Investment Co., Ltd. to receive RMB256,600 thousand of interest-free support amount in total, and China New Energy Vehicle Company Limited and Thunder Power Electric Vehicle (Hong Kong) Limited guaranteed by endorsement that the loan term under the Debt-to-Equity Conversion Contract is 36 months from Oct. 2019 to Oct 2022. Such amount can only be used as the costs for construction of plants, purchase of manufacturing equipment, as well as normal production and operation, and Thunder guaranteed to achieve the promised operating results, and shall not use such amount for any other purpose. After receiving the funds, Thunder Power shall manufacture and complete sale of up to 36 vehicles during the period from Oct. 2019 to Jun. 2020 and up to 3,000 vehicles during the period from Jul. 2020 to Mar. 2021. If Party B fails to achieve the said targets regarding use of the funds, Party A shall have the right to require Party B to refund the funds ahead of schedule and bear the interest calculated on a daily basis at an annual rate of 8%.

3.	However, since the progress of manufacturing and sale is behind the schedule in the middle of 2020, Ganzhou Development Zone Industrial Investment Co., Ltd. (hereinafter referred to as “GDZII”) filed a litigation with the Intermediate People’s Court of Ganzhou City, Jiangxi Province in Oct. 2020 without negotiation with TPHL on the ground of Thunder Power’s failure to achieve the said targets regarding use of the funds, and claimed for freezing RMB280 million of Thunder Power’s working capital. Thunder Power appointed attorneys and filed an objection to jurisdiction with the Higher People’s Court of Ganzhou Jiangxi Province, but the court rejected it.

It received a judgment from the Intermediate People’s Court of Ganzhou City, Jiangxi Province in Aug. 2022 that it must pay GDZII RMB256 million and the interest thereon calculated based on the annual interest rate of 8% and pay RMB384 thousand of related expenses. Counterclaim regarding the payment of RMB20 million compensation from Thunder Power to GDZII was rejected by the court. Up to now, the Company’s workshops have been sealed up and sold by local government authorities, and Ganzhou Economic and Technological Development Zone branch of Ganzhou Public Security Bureau, by claiming that chairman, Wei Shen, is suspected of contract fraud, has separately sealed up the properties of Thunder Power Electric Vehicle (Hong Kong) Limited, i.e. 44.56% equity in its subsidiary, Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd., and the properties of its sub-subsidiary, Hangzhou Thunder Automobile Technology Co., Ltd., i.e. Room 701 and 702, Building 2, Oceanwide International Center, No. 2 Xiangzhang Street, Shangcheng District, Hangzhou City and a vehicle. The Company appointed attorney to raise an objection, but the public security authority did not reply. The closing carrying amount of the above-mentioned assets as converted based on the equity held by the Company is NT$59,332 thousand, accounting for 13.32% of the Group’s total assets.

(V)	The Company’s subsidiary, EPTIL, and the Company’s associate, TPHK, signed a Sales Contract, on Aug. 16, 2017, specifying that TPHK shall manufacture 99 limited-edition of Thunder Power -branded two-door electric coupes and EPTIL shall sell the same in Taiwan as an exclusive agency. The contract period was from the effective date to Dec. 31, 2023. However, during that period, due to insufficient funds, the plant construction plan was not completed and the plant was not put into production. The performance of the contract is currently suspended.

(VI)	Taiwan Taipei District Prosecutors Office filed litigation against the Company’s chairman, directors, managers, etc. in May 2022 by alleging that they violate the Securities and Exchange Act. This case is currently being tried in Taiwan Taipei District Court. The Securities and Futures Investors Protection Center filed a commercial lawsuit regarding the said case in Dec. 2022, claiming for NT$25,800 thousand of compensation. In addition, the Securities and Futures Investors Protection Center filed a lawsuit against the Company, its current and former directors, etc. in Aug. 2022 for dismissal of the directors, and filed a lawsuit in merger of action in criminal prosecution against the Company’s chairman, former and current directors and managers in Oct. 2022, claiming for NT$417,201 thousand of compensation regarding the civil litigation. The Company’s operation, finance and business are normal, which are not impacted by the said cases.

XIII.	Notes to disclosures

(I)	Information on significant transactions

1.	Lending funds to others: Table 1.

2.	Providing endorsements or guarantees for others: None.

3.	Ending Shareholding of Securities (Excluding the Parts Held Due to Investment in Subsidiaries or Associates and Joint Ventures): Table 2.

4.	Aggregate purchases or sales of the same securities reaching NT$300 million or 20% of paid-in capital or more: None.

5.	Acquisition of property reaching NT$300 million or 20% of paid-in capital or more: None.

6.	Disposal of property reaching NT$300 million or 20% of paid-in capital or more: None.

7.	The purchase and sale of goods with related parties reaching NT$100 million or 20% of paid-in capital or more: None.

8.	Receivables from related parties reaching NT$100 million or 20% of paid-in capital or more: None.

9.	Trading in derivatives: None.

10.	The business relationship between the parent and the subsidiaries and between each subsidiary, and the circumstances and amounts of any significant transactions between them: Table 3.

(II)	Information on investees (excluding investee companies in China): Table 4.

(III)	Information on investment in Mainland China: Table 5.

(IV)	Information on major shareholders: Table 6.

XIV.	Department information

(I)	General information

1.	The Group’s management has identified reportable departments based on the reported information used by operation decision-makers in decision-making.

2.	The Group’s operating decision-makers conduct business management from the perspective of the Company.

(II)	Measurement on department information

The Group’s operation decision-maker evaluates the performance of operating departments based on the profits of operating entities. The profits of departments refer to the income earned by operating departments, which are provided to the chief operating decision-maker for allocating resources to departments and evaluating performance.

(III)	Department information

1.	The Group’s operation decision-maker evaluates the performance of operating departments based on the profits of operating entities. The profits of departments refer to the income earned by operating departments, which are provided to the chief operating decision-maker for allocating resources to departments and evaluating performance.

2.	The information on the reportable departments provided to chief operating decision-maker is as follows:

For the year ended Dec. 31, 2023
	The Group	EPTIL	Clean Solution Lifescience and its subsidiaries	Nu Tech	Mingcheng	Adjustment and write-off	Consolidated
Income from the external	$2,024	$-	$2,928	$-	$-	$-	$4,953
Income from the internal	-	-	-	-	-	-	-
Income from departments	$2,024	$-	$2,928	$-	$-	$-	$4,953
After-tax profits of department	$(86,433)	$(6,740)	$(13,706)	$(159)	$413	20,193	$(86,433)
Departmental assets	$446,436	$26,281	$29,968	$26,736	$-	(84,001)	$445,419
Departmental liabilities	$32,551	$899	$11,877	$435	$-	(15,431)	$30,331

For the year ended Dec. 31, 2022
	The Group	EPTIL	Clean Solution Lifescience and its subsidiaries	Nu Tech	Mingcheng	Adjustment and write-off	Consolidated
Income from the external	$74	$-	$2,878	$-	$-	$(48)	$2,905
Income from the internal	-	-	-	-	-	-	-
Income from departments	$74	$-	$2,878	$-	$-	$(48)	$2,905
After-tax profits of department	$27,657	$120,412	$(22,282)	$(346)	$(176)	(97,608)	$27,657
Departmental assets	$557,272	$33,067	$40,650	43,156	$242	(117,892)	$556,465
Departmental liabilities	$30,360	$1,047	$8,825	$3,706	$655	(17,596)	$26,997

3.	Product information

Please refer to Note VI (XVII) to the Consolidated Financial Statements

4.	Geographic information

The main geographical source of revenue is Taiwan.

Electric Power Technology Limited. and Its Subsidiaries

Lending funds to others

Dec. 31, 2023

TABLE 1

(Expressed in Thousands of New Taiwan Dollars)

	Name of the company providing loans	Party to	Account	Related	Maximum balance of the	Ending	Balance of current actual	Interest rate	Type of	Business	Purposes of the borrowers	Allowance withdrawn for bad	Collateral		Limit on loans to a single	Limit on the amount
No.	to others	transactions	classification	party	period	balance	expenditures	range	loans	dealings	prepared	debts	Name	Value	business	of loans	Note
0	Electric Power Technology Limited.	Mingcheng Real Estate Development Co., Ltd.	Other receivables - related parties	Yes	$650	$650	$-	-	Short- term financing	$-	Operations	$-	-	$-	$41,388	$165,554	Note 1
1	Electric Power Technology International Limited	Electric Power Technology Limited.	Other receivables - related parties	Yes	15,353	15,353	15,353	-	Short- term financing	-	Operations	-	-	-	25,382	25,382	Note 2
2	Clean Solution Lifescience Technology Limited	Electric Power Technology Limited.	Other receivables - related parties	Yes	3,500	2,200	-	-	Short- term financing	-	Operations	-	-	-	1,809	7,236	Note 3

Note 1:	The amount of loan to a single company shall not exceed 10% of the Group’s net value specified in its financial statements of the latest period. The total amount of loan shall not exceed 40% of the Group’s net value specified in its financial statements of the latest period.

Note 2:	The amount of loan to a single company shall not exceed 100% of the lender’s net value specified in its financial statements of the latest period. The total amount of loan shall not exceed 100% of the lender’s net value specified in its financial statements of the latest period.

Note 3:	The amount of loan to a single company shall not exceed 10% of the lender’s net value specified in its financial statements of the latest period. The total amount of loan shall not exceed 40% of the lender’s net value specified in its financial statements of the latest period.

Electric Power Technology Limited. and Its Subsidiaries

Ending shareholding of securities (excluding the parts held due to investment in subsidiaries or associates and joint ventures)

Dec. 31, 2023

TABLE 2

Unit: NTD in thousand/share

	Marketable			End of the period
	securities	Relationship				Ratio of
Holding	type and	to the			Carrying	shareholding
company	name	issuer	Classification	Quantity	amount	(%)	Fair value	Note
The Group	Lucid Group, Inc	－	Financial assets at fair value through other comprehensive income - current	540	$69,867	-	$69,867	Not pledged
Nu Tech Health Science Corp.	Lucid Group, Inc	－	Financial assets at fair value through other comprehensive income - current	203	26,114	-	26,114	Not pledged

Electric Power Technology Limited. and Its Subsidiaries

The business relationship between the parent and the subsidiaries and between each subsidiary, and the circumstances and amounts of any significant transactions between them

For the year ended Dec. 31, 2023

TABLE 3

(Expressed in Thousands of New Taiwan Dollars)

				Trading information
No. (Note 1)	Name of trader	Counter-party	Relationship with trader (Note 2)	Item	Amount	Trading conditions (Note 4)	Proportion in consolidated total revenue or total assets (Note 3)
0	Electric Power Technology Limited.	Clean Solution Lifescience Technology Limited	1	Rental income	$180	-	3.63%
0	Electric Power Technology Limited.	Nu Tech Health Science Corp.	1	Rent received in advance	10	-	-
				Guarantee deposits and margins received	10	-	-
				Rental income	60	-	1.21%
0	Electric Power Technology Limited.	Mingcheng Real Estate Development Co., Ltd.	1	Rental income	10	-	-
				Other and losses	497	-	10.03%
0	Electric Power Technology Limited.	Electric Power Technology International Limited	1	Other receivables	50	-	1.01%

Note 1:	The information about the business transactions between the parent company and its subsidiaries shall be specified in the numbered columns respectively. The method for filling in the number is as follows:

1.	Parent company is numbered 0.

2.	Subsidiaries are numbered sequentially according to company name from Arabic numeral 1.

Note 2:	There are three types of relationship with the trader as stated below. Only the type of the relationship shall be marked (if it is the same transaction between the parent company and its subsidiaries or between its subsidiaries, repeat disclosure is not required):

1.	Parent company to subsidiary.

2.	Subsidiary to parent company.

3.	Subsidiary to subsidiary.

Note 3:	For calculation of the ratio of the transaction amount to the consolidated total revenue or total assets, the ratio of ending balance to consolidated total assets shall be calculated if the amount is accounted for as assets or liabilities; while, if the amount is accounted for as profits or losses, the ratio of interim cumulative amount to consolidated total revenue shall be calculated.

Note 4:	It shall be subject to the agreement reached by both parties.

Electric Power Technology Limited. and Its Subsidiaries

Information on investees (excluding investee companies in China)

For the year ended Dec. 31, 2023

TABLE 4

(Expressed in Thousands of New Taiwan Dollars)

				Original investment amount		Holding of investment at the end of the period			Invested
				End of					company’s	Profit
				the	End of				profit	and/or loss
Investment	Invested		Business	current	last	Quantity		Carrying	and/or loss	recognized
company	company	Location	scope	period	year	(thousand share)	Ratio	amount	this term	this term	Note
Electric Power Technology Limited.	Nu Tech Health Science Corp.	Taiwan	Investment	$39,500	$39,500	3,950	100.00	$26,301	$(159)	$(159)	Subsidiary
Electric Power Technology Limited.	Electric Power Technology International Limited	British Virgin Islands	Investment holding	58,530	58,530	20	100.00	25,382	(6,740)	(6,740)	Subsidiary
Electric Power Technology Limited.	Mingcheng Real Estate Development Co., Ltd.	Taiwan	Development of properties	1,000	1,000	100	100.00	-	413	413	Subsidiary
Electric Power Technology Limited.	Clean Solution Lifescience Technology Limited	Taiwan	Biomedical sciences	89,390	89,390	8,939	89.94	16,896	(13,706)	(12,327)	Subsidiary
Electric Power Technology Limited.	Thunder Power Holdings Limited	British Virgin Islands	Investment holding	908	908	82,300	28.19	75,928	(36,238)	(11,028)	Associate
Electric Power Technology Limited.	Thunder Power Holdings Limited.	Hong Kong	Investment holding	28,882	28,882	245,520	33.19	39,835	(33,713)	(11,190)	Associate
Electric Power Technology Limited.	China New Energy Vehicle Company Limited.	Hong Kong	Investment holding	-	-	82,007	33.19	-	(21)	-	Associate
Clean Solution Lifescience Technology Limited	Clean Solution Lifescience Technology (BVI) Limited	British Virgin Islands	Biomedical sciences	18,325	18,325	62	100.00	237	1,719	1,719	Subsidiary

Electric Power Technology Limited. and Its Subsidiaries

Information on investment in Mainland China

For the year ended Dec. 31, 2023

TABLE 5

1. Names, major businesses and other related information of the investees in mainland China:

Unit: NT$ thousand, RMB thousand, US$ thousand

				Accumulated			Accumulated	Invested	The			Accumulated
				outflow of			outflow of	company’s	Company’s	Profit	Carrying	inward
				investment			investment	profit	direct or	and/or loss	amount	remittance of
Name		Paid-in	Investment	from Taiwan			from Taiwan	and/or	indirect	recognized	as of	earnings as
of Mainland	Business	shares	method	as of Jan. 1,	Investment flows		as of Dec. 31,	loss this	holding	this term	Dec. 31,	of Dec. 31,
investee	scope	capital	(Note 1)	2023	Outflow	Inflow	2023	term	percentage	(Note 2)	2023	2023	Note
Thunder Power Hong Zhou Limited	Manufacture and sale of automobiles or electric vehicles	$ 276,464 (RMB 57,817)	(2)	$222,190	$-	$-	$222,190	$(3,180)	33.19%	$(1,055)	$48,127	$-	Note 2
Zhejiang Thunder Power Electric Vehicle Limited	Manufacture and sale of automobiles or electric vehicles	49,994 (RMB 10,010)	(2)	49,950	-	-	49,950	5,038	33.19%	1,672	(21)	-	Note 2
Thunder Power Electric Vehicle Ltd.	Manufacture and sale of automobiles or electric vehicles	8,244,468 (RMB 1,895,280)	(2)	-	-	-	-	-	19.22%	-	-	-	Note 3
Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd.	Design, manufacture and sale of automobiles or electric vehicles	170,625 (RMB 37,500)	(2)	-	-	-	-	(69,927)	14.79%	(10,342)	74,952	-

Company name	Accumulated investment in Mainland China as of Dec. 31, 2023	Investment amounts authorized by Investment Commission, MOEA	Upper limit on investment (Note 4)
Electric Power Technology Limited.	$272,140	$522,070 (USD17,000)	$248,331

Note 1:	There are three types of investment methods, and they indicated below:

(1)	Directly conduct investment in China.
(2)	The investment is made in the companies in mainland China by establishing companies in a third jurisdiction.
(3)	Other methods.

Note 2:	TPHK and its subsidiaries were originally the Company’s subsidiaries and sub-subsidiaries. Re-organization was made in May 2016 that TPHL took back 100% of the shares in TPHK and the Company held 33.19% of the shares in TPHL. In Dec. 2021, re-organization was conducted again that the Company held 33.19% of the shares in TPHK. TPHL made increase in its capital in Nov. 2022, but the Company did not make increase in its capital based on its shareholding ratio, so the Company holds 33.16% of the shares in TPHL. TPHL made increase in its capital in Jan. 2023, but the Company did not make increase in its capital based on its shareholding ratio, so the Company holds 32.70% of the shares in TPHL. TPHL made increase in its capital in May 2023, but the Company did not make increase in its capital based on its shareholding ratio, so the Company holds 30.63% of the shares in TPHL. TPHL made increase in its capital in Jul. 2023, but the Company did not make increase in its capital based on its shareholding ratio, so the Company holds 28.19% of the shares in TPHL.

Note 3:	It was originally the subsidiary of China New Energy Vehicle Company Limited (CNEV) (please refer to Note XII Other (IV) 1.). TPHL was reorganized subsequently in Dec. 2021, and thus the Company held 33.19% of the shares in CNEV. There is no person assigned to manage CNEV after Oct. 2022.

Note 4:	The upper limit of the Company’s cumulative investment in mainland China is 60% of the net consolidated equity value.

2.	Significant transactions with the investees in mainland China: None.

Electric Power Technology Limited.

Information on major shareholders

Dec. 31, 2023

TABLE 6

	Shareholding
Name of major shareholders	Shares held	Ratio of shareholding
Wei Shen	14,020,540	16.58%
Special Investment Account of Golden First Investment Limited Kept by Taishin International Bank as Entrusted	10,206,936	12.07%
Xiangfang International Co., Ltd.	7,018,664	8.30%

Note 1:	In this chart, information about the major shareholders refers to the information of the shareholders with more than 5% shareholding in total in ordinary and preferred shares that have been delivered via book entry (including treasury stocks), as calculated by TDCC on the last business day of the then current quarter. The share capital specified in the Company’s Consolidated Financial Statements may differ from the shares that have been delivered via book entry due to differences in the preparation and calculation basis.

Note 2:	For shareholders who have placed shareholding under trust, the above information shall be provided based on trust accounts created by the trustee.

Stock Code: 4529

ELECTRIC POWER TECHNOLOGY LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS

AND CPA REVIEW REPORT

THIRD QUARTER OF 2024 AND 2023

Address: 4F., No.632, Guangfu S. Rd., Da’an Dist., Taipei City

Tel: (02)2703-7300

ELECTRIC POWER TECHNOLOGY LIMITED AND ITS SUBSIDIARIES

CONTENTS OF CONSOLIDATED FINANCIAL STATEMENTS

Accountant’s review report

To Electric Power Technology Limited

Preamble

We have audited the accompanying consolidated balance sheets of Electric Power Technology Limited and its subsidiaries (hereinafter referred to as Electric Power Technology Limited and its subsidiaries) as of September 30, 2024 and 2023, and the related consolidated statements of income, changes in equity, and cash flows for the nine months then ended, and the related notes to the consolidated financial statements (including a summary of significant accounting policies), which comprise our reviews. We have also reviewed the accompanying consolidated statements of income, changes in equity and cash flows for the nine-month periods ended September 30, 2024 and 2023, and the accompanying notes to the consolidated financial statements, which comprise a summary of significant accounting policies. The preparation of these consolidated financial statements in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and International Accounting Standard 34, “Interim Financial Reporting,” as endorsed by the Financial Supervisory Commission, is the responsibility of the Company’s management. Our responsibility is to express a conclusion on these consolidated financial statements based on our reviews.

Scope

Except as described in the Basis for Qualified Conclusions paragraph, we conducted our reviews in accordance with Statement of Standard on Review Engagements 2410, “Review of Financial Statements”. The procedures applied in the review of the consolidated financial statements consisted of inquiries, primarily of persons responsible for financial and accounting matters, analytical procedures and other review procedures. A review is substantially less in scope than an audit and consequently does not enable us to identify all significant matters that might be identified in an audit and, accordingly, we are not in a position to express an audit opinion.

Basis for Reserving Conclusions

As disclosed in Note 6(5) to the consolidated financial statements, based on the investees’ unreviewed financial statements for the same period, the amounts of equity-method investments amounted to NT$75,894 thousand and NT$138,500 thousand for the nine-month periods ended September 30, 2023 and 2024, respectively, which accounted for 22% and 27% of the consolidated assets; the shares of equity-method investments recognized as losses were NT$51,771 thousand and NT$3,308 thousand for the nine-month periods ended September 30, 2024 and 2023, respectively, which accounted for the consolidated total losses. For the nine-month periods ended September 30, 2024 and 2023, the equity-method related gains and losses were NT$51,771 thousand and NT$3,308 thousand, respectively, representing 54.5% and 8.58% of the consolidated total losses; for the nine- month periods ended September 30, 2024 and 2023, the exchange differences on the translations of the financial statements of the foreign operators were NT$7,226 thousand and NT$4,628 thousand, respectively, representing 7% and 7% of the consolidated total losses. The exchange differences were NT$7,226 thousand and NT$4,628 thousand, accounting for 7.6% and 12.02%, respectively, of the consolidated total comprehensive loss. In addition, the information related to reinvestment and investment in Mainland China as described in Notes 13(2) and 13(3) to the financial statements has not been reviewed by the CPA.

Reservations

Based on our reviews, except for the effect of potential adjustments that might have been made to the consolidated financial statements had we reviewed the financial statements of equity-method affiliates and related information referred to in the Basis for Qualified Conclusion paragraph, we are not aware of any material modifications that should be made to the consolidated financial statements for the nine-month periods ended September 30, 2024 and 2023 that would cause them to be inaccurate or misleading in light of the presentation of the consolidated financial statements in accordance with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, and International Financial Reporting Standards 34 “Interim Financial Reporting”, as endorsed by the Financial Supervisory Commission. The above consolidated financial statements have not been prepared in all material respects in accordance with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and International Accounting Standard 34, “Interim Financial Reporting,” which have been endorsed by the Financial Supervisory Commission and issued into effect, and therefore do not present fairly the consolidated financial position of Electric Power Technology Limited.

Matters to be Emphasized

As specified in Note XII (IV), Ganzhou Development Zone Industrial Investment Co., Ltd. (hereinafter referred to as “Ganzhou Industrial Investment”) filed a litigation with the Intermediate People’s Court of Ganzhou City, Jiangxi Province against the Company’s indirect investee, Thunder Power Electric Vehicle Limited (hereinafter referred to as “Thunder Power”), in 2020. NT$280 million of Thunder’s working capital on its book has been frozen and its workshop and equipment have been sealed up to repay RMB256 million of loan with interest thereon calculated based on annual rate of 8% and other debts payable to Ganzhou Industrial Investment. Ganzhou Thunder Power is currently closed down. In addition, Ganzhou Economic and Technological Development Zone branch of Ganzhou Public Security Bureau, by claiming that chairman Wei Shen is suspected of contract fraud, has separately sealed up the properties of Thunder Power Hong Kong Limited, i.e. 44.56% equity in its subsidiary, Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd., and the properties of its sub-subsidiary, Thunder Power Hong Zhou Limited, i.e. Room 701 and 702, Building 2, Oceanwide International Center, No. 2 Xiangzhang Street, Shangcheng District, Hangzhou City and a vehicle. The Company appointed attorney to raise an objection, but the public security authority did not reply. There has been no prosecution to date. The closing carrying amount of the above-mentioned assets as converted based on the equity held by the Company is NT$55,153 thousand, accounting for 16.13% of the total assets of the Company and its subsidiaries.

Our review opinion has not been modified by the above matters.

Shine Wing Taiwan

CPA:

Jia-Hong Wu

Yu-Lin Yao

Securities and Futures Bureau, Financial Supervisory Commission

Approval No.: (2018) Jin-Guan-Zheng-Shen-Zi No.1070342733

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED Sep. 30, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

		Stp.30.2024		Dec.31.2023		Stp.30.2023
Code	Assets	Amount	%	Amount	%	Amount	%
	Current assets
1100	Cash and cash equivalents (Note VI(I))	$40,129	12	$30,906	7	$26,424	5
1120	Financial assets at fair value through other	70,612	21	95,981	22	133,939	26
	comprehensive income - current (Note VI(II))
1136	Financial assets measured at amortized cost	–	–	9,211	2	27,608	5
	- current (Note VI(III))
1150	Note receivable	–	–	6	–	11	–
1170	Accounts receivable	354	–	73	–	270	–
1200	Net other receivables	77	–	–	–	–	–
1210	Other receivables - related parties (Note VII)	2,327	1	648	–	400	–
130X	Inventories (Note VI(IV))	–	–	–	–	20	–
1410	Advances to suppliers	6,410	2	10,453	2	7,325	1
1479	Other current assets - others	5,643	2	4,037	1	4,719	1
11XX	Total current assets	125,552	38	151,315	34	200,716	38
	Non-current assets
1550	Investments accounted for using equity method	75,894	22	115,763	26	138,550	27
	(Note VI(V))
1600	Property, plant and equipment (Note VI(VI))	135,486	39	167,429	38	168,350	33
1755	Right-of-use assets (Note VI(VII))	2,981	1	5,237	1	5,990	1
1780	Intangible assets (Note VI(VIII))	797	–	1,727	–	1,988	–
1915	Prepayments for equipment	–	–	2,801	1	2,801	1
1920	Refundable deposits paid	1,178	–	1,147	–	1,179	–
1995	Other non-current assets - others (Note VI(IX))	–	–	–	–	112	–
15XX	Total non-current assets	216,336	62	294,104	66	318,970	62
1XXX	Total assets	341,888	100	445,419	100	519,686	100

		Stp.30.2024		Dec.31.2023		Stp.30.2023
Code	Liabilities and Stockholders’ Equity	Amount	%	Amount	%	Amount	%
	Current liabilities
2170	Accounts payable	$-	–	$-	–	$-	–
2200	Other payables (Note VI(X))	5,226	2	13,094	3	9,970	3
2220	Other payables - related parties (Note VII)	950	–	963	–	953	–
2250	Provision for liabilities - current	8,124	2	9,487	2	701	–
2280	Lease liabilities - current (Note VI(VII))	2,347	1	3,038	1	3,017	–
2399	Other current liabilities - others	348	–	615	–	367	–
21XX	Total current liabilities	16,995	5	27,197	6	15,008	3
	Non-current liabilities
2570	Deferred income tax liabilities (Note VI(XXIII))	1,092	–	395	–	2,478	–
2580	Lease liabilities - non-current (Note VI(VII))	585	–	2,148	–	2,932	1
2645	Guarantee deposits and margins received	590	–	590	–	440	–
25XX	Total non-current liabilities	2,267	–	3,133	–	5,850	1
2XXX	Total liabilities	19,262	5	30,330	6	20,858	4

	Equity
3110	Ordinary shares (Note VI(XII))	845,491	248	845,491	191	845,491	163
3200	Capital surplus (Note VI(XIV))	29,941	9	27,548	6	26,974	5
3350	Accumulated deficit (Note VI(XV))	(466,018)	(136)	(378,582)	(85)	(336,424)	(65)
3410	Exchange differences on translation of foreign (88,841) (26) (96,066) (22) (90,348) (17) financial statements (Note VI(XVI))
3420	Unrealized profits or losses of the financial 1,293 – 15,617 4 51,491 10 assets measured at fair value through other comprehensive income (Note VI(XVI))
3490	Other equity interest - others (Note VI(XVI))	–	–	(123)	–	(386)	–
31XX	Equity attributable to owners of parent	321,866	95	413,885	94	496,798	96
36XX	Non-controlling interests	760	–	1,204	–	2,030	–
3XXX	Total equity	322,626	95	415,089	94	498,828	96

3X2X	Liabilities and Stockholders’ Equity	$341,888	100	$445,419	100	$519,686	100

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED Sep. 30, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

(Except for earnings (losses) per share in NT$)

		Jul.01- Sep.30, 2024		Jul.01- Sep.30, 2023		Jan.01- Sep.30, 2024		Jan.01- Sep.30, 2023
Code	Items	Amount	%	Amount	%	Amount	%	Amount	%
4000	Net operating revenue (Note VI(XVII))	1,820	100	1,603	100	5,276	100	3,524	100
5000	Operating costs (Note VI(IV)(XXI))	(491)	(27)	(1,201)	(75)	(1,621)	(31)	(3,604)	(102)
5900	Gross profit from operations	1,329	73	402	25	3,655	69	(80)	(2)
	Operating expenses (Note VI(XVIII)(XXI))
6100	Total selling expenses	—	—	—	—	—	—	(226)	(6)
6200	Total administrative expenses	(15,921)	(875)	(10,442)	(651)	(44,494)	(843)	(43,315)	(1,229)
6300	Total research and development expenses	—	—	(7)	—	—	—	(175)	(5)
6000	Total operating expenses	(15,921)	(875)	(10,449)	(651)	(44,494)	(843)	(43,716)	(1,240)
6900	Net operating loss	(14,592)	(802)	(10,047)	(626)	(40,839)	(774)	(43,796)	(1,242)
	Non-operating income and expenses
7100	Total interest income	10	1	330	21	981	19	564	16
7010	Other income (Note VI(XIX))	234	13	374	23	1,186	22	1,185	34
7020	Other gains and losses (Note VI(XX))	1,209	66	659	41	781	15	686	19
7050	Finance costs (Note VI(XXII))	(231)	(13)	(46)	(3)	(707)	(13)	(154)	(4)
7060	Share of profit or loss on associates accounted for using equity method (Note VI(V))	(21,304)	(1,171)	(2,590)	(162)	(51,771)	(981)	(3,308)	(94)
7000	Total non-operating income and expenses	(20,082)	(1,104)	(1,273)	(80)	(49,530)	(938)	(1,027)	(29)
7900	Profit (loss) before tax	(34,674)	(1,906)	(11,320)	(706)	(90,369)	(1,712)	(44,823)	(1,271)
7950	Gains (expenses) from income tax (Note VI (XXIII))	—	—	—	—	—	—	—	—
8200	Current net profit (loss)	(34,674)	(1,906)	(11,320)	(706)	(90,369)	(1,712)	(44,823)	(1,271)
	Other comprehensive income
8310	Components of other comprehensive income that will not be reclassified to profit or loss
8316	Evaluated unrealized profits or losses from the investment in the equity instruments measured at fair value through other comprehensive income	20,168	1,108	(25,368)	(1,583)	(12,533)	(238)	4,077	116
8349	Income tax related to components of other comprehensive income that will not be reclassified to profit or loss (Note VI(XXIII))	697	38	1,380	86	697	13	(2,478)	(70)
8360	Components of other comprehensive income (loss) that will be reclassified to profit or loss
8361	Exchange differences on translation of foreign financial statements	823	45	6,525	407	7,226	137	4,628	131
8300	Current period other comprehensive income (post-tax profit or loss)	21,688	1,191	(17,463)	(1,090)	(4,610)	(88)	6,227	177
8500	Total comprehensive income in current period	(12,986)	(715)	(28,783)	(1,796)	(94,979)	(1,800)	(38,596)	(1,094)
	Net profits (losses) attributable to
8610	Owners of the parent company	(34,349)	(1,885)	(11,244)	(701)	(89,924)	(1,705)	(44,275)	(1,256)
8620	Non-controlling interests	(325)	(18)	(76)	(5)	(445)	(8)	(548)	(16)
	Comprehensive income attributable to:	(34,674)	(1,903)	(11,320)	(706)	(90,369)	(1,713)	(44,823)	(1,272)
8710	Owners of the parent company	(12,661)	(694)	(28,701)	(1,790)	(94,535)	(1,793)	(38,040)	(1,078)
8720	Non-controlling interests	(325)	(18)	(82)	(5)	(444)	(8)	(556)	(16)
	Earnings (deficit) per share (Note VI(XXIV))	(12,986)	(712)	(28,783)	(1,795)	(94,979)	(1,801)	(38,596)	(1,094)
9750	Profit (loss) per share - basic	0.00	(0.41)	0.00	(0.13)	0.00	(1.06)	0.00	(0.53)
9850	Profit (loss) per share - diluted	$-	(0.41)	0.00	(0.13)	0.00	(1.06)	0.00	(0.53)

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED Sep. 30, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

	Equity attributable to owners of parent
				Total other equity interest
	Ordinary shares	Capital surplus	Accumulated deficit	Exchange differences on translation of foreign financial statements	Unrealized profits or losses of the financial assets measured at fair value through other comprehensive income	Employees’ remuneration not paid	Total other equity	Total equity attributable to owners of parent	Non-controlling interests	Total equity
2023
Balance as of Jan. 1, 2023	$845,934	$19,625	$(334,020)	$(94,984)	$91,763	$(1,371)	(4,592)	$526,912	$2,586	$529,498
Recognition of remuneration costs from restricted stock awards	－	(14)	－	－	－	1,099	1,099	1,085	－	1,085
De-registration of restricted stock awards	(408)	－	－	－	－	(114)	(114)	(522)	－	(522)
Changes in the amount of the associates and joint ventures accounted for by using the equity method	－	7,363		－	－	－	－	7,363		7,363
Profit	－	－	(44,275)	－	－	－	－	(44,275)	(548)	(44,823)
Current other comprehensive income	－	－	－	4,636	1,599	－	6,235	6,235	(8)	6,227
Disposal of financial assets measured at fair value through other comprehensive income	－	－	41,871	－	(41,871)	－	(41,871)	－	－	－
Balance as of Stp. 30, 2023	$845,491	$26,974	$(336,424)	$(90,348)	$(51,491)	$(386	(39,243)	$496,798	$2,030	$498,828
2024
Balance as of Jan. 1, 2024	$845,491	$27,548	$(378,582)	$(96,066)	$15,617	(123)	$(80,572)	$413,885	$1,204	$415,089
Recognition of remuneration costs from restricted stock awards	－	－	－	－	－	123	123	123	－	123
Changes in the amount of the associates and joint ventures accounted for by using the equity method	－	2,393	－	－	－	－	－	2,393	－	2,393
Current net losses	－	－	(89,924)	－	－	－	－	(89,924)	(445)	(90,369)
Current other comprehensive income	－	－	－	7,225	(11,836)	－	(4,611)	(4,611)	1	(4,610)
Disposal of financial assets measured at fair value through other comprehensive income	－	－	2,488	－	(2,488)	－	(2,488)	－	－	－
Balance as of Stp. 30, 2024	$845,491	$29,941	$(466,018)	$(88,841)	$1,293	$ －	(87,548)	$321,866	$760	$322,626

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED Sep. 30, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

Items	Jul . 01- Sep. 30, 2024	Jul . 01- Sep. 30, 2023
Cash flows from operating activities:
Net income (loss) before tax	$(90,369)	$(44,823)
Adjustments:
Profits or losses that do not affect cash flows
Depreciation expense	5,129	6,055
Amortization expense	930	405
Interest expenses	707	154
Total interest income	(981)	(564)
Remuneration costs from share-based payment	123	1,099
Remuneration costs incurred due to employee stock option (reversal)	－	(14)
(Profits) Losses from the investment accounted for by using equity method	51,771	(3,308)
Loss (gains) on disposal and scrapping of property, plant and equipment	(4,046)	(217)
Disposal and Scrapping of Interests in Real	2,801	－
(Reversed profits) losses from the depreciation and sluggish status of inventories	－	(460)
Impairment losses on properties, plants and equipment	－	1,212
Net changes in the assets and liabilities related to operating
Decrease in note receivable	6	18
Decrease in note receivable	(58)	60
Decrease in accounts receivable	(281)	(255)
Increase (decrease) in other receivable	(77)	1
Increase (decrease) in other receivables - related parties	(1,679)	238
Decrease in inventories	829	2,646
Decrease in inventories	－	829
Advances to suppliers (increase) decrease	4,043	413
Decrease (increase) in other current assets	(1,606)	(1,930)
Decrease in accounts payable	－	(14)
Decrease in other payables	(7,868)	(3,615)
Increase (decrease) in other current liabilities	(267)	(441)
Provision for liabilities - current increase	(1,363)	－
Cash outflow generated from operations	(43,027)	(45,217)
Interest received	972	553
Interest paid	(707)	(308)
Net cash outflow from operating activities	(42,762)	(44,972)

(Carried forward)

ELECTRIC POWER TECHNOLOGY LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED Sep. 30, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

Items	Jul . 01- Sep. 30, 2024	Jul . 01- Sep. 30, 2023
(Brought forward)
Cash flows from (used in) investing activities
Acquisition of financial assets measured at amortized cost	$9,211	($27,608)
Disposal of financial assets measured at fair value through other comprehensive income	14,231	62,064
Acquisition of investments accounted for using equity method	(3,133)	(640)
Acquisition of property, plant and equipment	(15,847)	(19,820)
Acquisition of property, plant and equipment	－	(15,800)
Proceeds from disposal of property, plant and equipment	33,121	95
Purchase of intangible assets	－	(784)
Decrease (increase) in prepayments for equipment	－	11,613
Decrease (increase) in refundable deposits paid	(22)	221
Decrease in other non-current assets	－	37
Net cash inflows (outflows) from investing activities	53,408	29,198
Cash flows from (used in) financing activities
Payment of lease liabilities	(2,254)	(3,109)
Increase (decrease) in other payables - related parties	(13)	17
De-registration of restricted stock awards	－	(522)
Increase in refundable deposits	－	284
Net cash outflows from (used in) financing activities	(2,267)	(3,330)
Effect of exchange rate fluctuations on cash held	844	7,418
Net increase (decrease) in cash and cash equivalents	9,223	(11,686)
Cash and cash equivalents at beginning of the period	30,906	38,110
Cash and cash equivalents at end of the period	$40,129	$26,424

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

Electric Power Technology Limited and Its Subsidiaries

Notes to Consolidated Financial Statements

January 1 to September 30, 2024 and 2023, R.O.C.

(Reviewed only, not audited in accordance with auditing standards)

(Unless otherwise stated, all amounts are in NTD thousand)

I.	Company history

(I)	Electric Power Technology Limited (hereafter referred to as the “Company”), with its former name of Motomax Electric Co. Ltd., was established on Nov. 3, 1987 as approved by the Ministry of Economic Affairs. The Company was renamed to Leifeng Co., Ltd. as resolved at the extraordinary Shareholders’ Meeting on Sep. 1, 2011, renamed to Thunder Power Co., Limited as resolved at the regular Shareholders’ Meeting on Jun. 21, 2013, and renamed to Electric Power Technology Limited as resolved at the regular Shareholders’ Meeting on Jun. 2, 2017.

(II)	There is no final mother company for the Company and its subsidiaries (hereinafter simply referred to as the “Group”).

(III)	The Group mainly engages in the development, manufacture and sale of and investment in electric vehicles and the development of properties, and medical technologies.

(IV)	In May 2001, the Company’s stock has been listed on Taipei Exchange for trading.

(V)	The consolidated financial statements are presented in New Taiwan dollars, the Company’s functional currency.

II.	Dates and procedures for the financial statement approval

The financial statements were approved by the Company’s Board of Directors on Nov. 8, 2024.

Application of newly issued and revised standards and interpretations

(一)	The impact of the adoption of newly released and amended International Financial Reporting Standards (“IFRSs”), International Accounting Standards (“IASs”), Interpretations (“IFRICs”) and Interpretative Bulletins (“IBs”), which have been endorsed by the Financial Supervisory Commission (“FSC”), is summarized as follows:

1.	The FSC endorsed and issued the new releases, amendments, and interpretations of IFRSs applicable in 2013.

Revised Criteria and Interpretation:

New Criteria, Interpretations and Amendments	Major amendments	Effective Date of IASB Publication
The Amendment to IFRS 16, “Lease Obligations in Sale and Leasebacks”	This amendment clarifies that in a sale and leaseback transaction, when the lease payments under the leaseback include lease payments that do not depend on a change in an index or rate, the seller and lessee’s related right-of- use assets and lease liabilities are measured on a subsequent basis and that the seller and lessee should determine the lease payments or modified lease payments in a manner in which the seller and lessee does not recognize the amount of any gain or loss in connection with the right of use that is retained, and adds new explanatory notes for reference.	January 1, 2024 A.D.

The Amendments to IAS 1 “Classification of Liabilities as Current or Non-Current”	This amendment clarifies that the classification of liabilities is based on the rights existing at the end of the reporting period. An entity does not have the right at the end of the reporting period to defer settlement of a liability for at least 12 months after the end of the reporting period, and the liability should be classified as current.	January 1, 2024 A.D.

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In addition, the amendment defines “extinguishment” as the extinguishment of a liability by cash, other economic resources or the enterprise’s own equity instruments. The terms of a liability that may result in the settlement of the liability by transferring the enterprise’s own equity instruments do not affect the classification of the liability as current or non-current only if the enterprise classifies the option as an equity instrument as part of the equity component of a compound financial instrument.

The Amendments to IAS 1 “Non-Current Liabilities with Contractual Terms”	This amendment clarifies that contractual terms that an entity is required to follow after the end of the reporting period do not affect the classification of a liability as current or non-current. The amendment also increases the disclosure of non-current liabilities that are subject to clauses.	January 1, 2024 A.D.

The Amendments to IAS 7 and IFRS 7, “Supplier Financing Arrangements”	This amendment adds new disclosures about suppliers’ financing arrangements, including their impact on changes in liabilities from financing activities and quantitative disclosures of liquidity risk.	January 1, 2024 A.D.

2.	The Group has assessed that the above standards and interpretations have had no material impact on the Group’s financial position and financial performance.

(b)	The impact of adopting the newly released and revised IFRSs that have not yet been approved by the FSC:

1.	The following new releases, amendments, and revisions of IFRSs and interpretations of IFRSs approved by the FSC for the year ended December 31, 2012 are presented below:

New Criteria, Interpretations and Amendments	Major amendments	Effective Date of IASB Publication
Amendment to IAS 21, “Lack of Convertibility	The amendment defines convertibility and provides guidance on how to determine the spot rate at the measurement date when a currency is not convertible. The amendment also requires companies to provide more useful information in their financial statements when a currency is not convertible into another currency.	January 1, 2025 A.D.

2.	The Consolidated Company has assessed that the above standards and interpretations did not have a significant impact on the Consolidated Company’s financial position and financial performance.

(c)	The impact of International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (hereinafter referred to as IASB) but not yet endorsed by the FSC:

1.	The following new standards and amendments have been issued by the IASB, but have not yet been incorporated into the newly issued, revised and amended standards and interpretations of International Financial Reporting Standards (IFRSs) recognized by the FSC:

New Criteria, Interpretations and Amendments	Major amendments	Effective Date of IASB Publication
Amendments to IFRS 9 and IFRS 7, “Amendments to the classification and measurement of financial instruments”.

This amendment states separately

1. Clarify the dates of recognition and derecognition of certain financial assets and liabilities by adding that when using an electronic payment system to settle a financial liability (or part of a financial liability) in cash, the enterprise is allowed to treat the financial liability as discharged prior to the settlement date when, and only when, the enterprise initiates a payment instruction that results in the following conditions

(1)   The enterprise does not have the ability to revoke, suspend or cancel the payment designation;

(2)   The Enterprise does not have the physical ability to access the cash to be used for delivery as a result of the payment order;

(3)   The delivery risk associated with this electronic payment system is not material.

January 1, 2026 A.D.

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2. Clarify and add further guidance on assessing whether a financial asset meets the principal and interest only (SPPI) criteria, including contractual terms that vary cash flows based on contingent events (e.g., interest rates linked to ESG objectives), instruments with non-recourse features, and contractual linking instruments.

3. The addition of certain instruments with contractual terms that alter cash flows (e.g., certain instruments with features related to the achievement of environmental, social and governance (ESG) objectives) should disclose or qualify the nature of the items; information about the potential cash flows from such contracts should be disclosed; and the nature of the instruments should be disclosed in a timely manner.

Quantitative information on the range of changes in contractual cash flows; and the total carrying amount of financial assets and amortized cost of financial liabilities under the terms of these contracts.

4. Updating the fair value of equity instruments designated as fair value through other comprehensive income (FVTOCI) through an irrevocable election should disclose the fair value of the instruments by each category, eliminating the need to disclose fair value information on a per-underlying basis. The amount of fair value gains and losses recognized in other comprehensive income during the reporting period should also be disclosed, separately showing the amount of fair value gains and losses related to investments derecognized during the reporting period and the amount of fair value gains and losses related to investments still held at the end of the reporting period, as well as the cumulative gain or loss on the derecognition of an investment during the reporting period that was transferred to equity during the reporting period.

The Amendments to IFRS 10 and IAS 28, “Disposals or Contributions of Assets between an Investor and its Associated Enterprises or Joint Ventures”

This amendment resolves an inconsistency between existing IFRS 10 and IAS 28. Depending on the nature of the assets sold (contributed), an investor may recognize all or part of the gain or loss on disposal of the assets sold (contributed):

(1)   Gains or losses on disposal are recognized in full when the assets sold (invested) qualify as “business”;

(2)   When the assets sold (invested) do not qualify as “business”, only a portion of the gain or loss on disposal within the scope of the interest in the related enterprise or joint venture with an unrelated investor can be recognized.

Pending IASB decision

The IFRS 17, “Insurance Contracts”.	Replaces IFRS 4 and establishes principles for the recognition, measurement, presentation and disclosure of insurance contracts issued by an entity. The standard applies to insurance contracts (including reinsurance contracts) issued by an entity, reinsurance contracts held by an entity and investment contracts with discretionary participation features issued by an entity, provided that the entity also issues insurance contracts. Embedded derivatives, distinguishable investment components and distinguishable performance obligations should be segregated from insurance contracts. At initial recognition, an entity should segregate the portfolio of insurance contracts issued into three groups: loss-making, no significant risk to loss-making and residual group. The standard requires a current measurement model that remeasures these estimates at each reporting period. Measurements are based on discounted and rate-weighted cash flows of the contracts, risk adjustments and an element representing the unearned profit on the contracts (contractual service margin).	January 1, 2023 A.D.

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The enterprise may apply a simplified measurement method (premium apportionment method) to some of its insurance contracts. The enterprise recognizes gains on groups of insurance contracts during the period in which the enterprise provides insurance coverage and from the time the risk is removed. If the group of insurance contracts becomes loss-making, the enterprise recognizes a loss immediately. The enterprise shall report insurance revenue, insurance service fees and insurance financial income and expenses separately, and shall disclose information about the amounts, judgments and risks arising from insurance contracts.

The Amendments to IFRS 17 ‘Insurance Contracts’	The amendments include deferred effective dates, expected recoveries of insurance acquisition cash flows, contract service margins attributable to investment services, reinsurance contracts held-loss recoveries, and other amendments that do not change the underlying principles of the standard.	January 1, 2023 A.D.

The Amendments to IFRS 17, “First-time Application of IFRS 17 and IFRS 9 - Comparative Information”	This amendment allows an entity to elect to apply the categorized coverage method in each comparative period in which it initially applies IFRS 17 (hereafter referred to as IFRS 17). This election allows an entity to classify all financial assets, including those held by activities that are not contractually linked within the scope of IFRS 17, on an instrument-by-instrument basis in the comparative periods based on how it expects to classify those assets upon initial application of IFRS 9 (“IFRS 9”). Enterprises that have applied IFRS 9 or will apply both IFRS 9 and IFRS 17 for the first time may elect to apply the classification overlay method.	January 1, 2023 A.D.

The IFRS 18, “Presentation and Disclosure in Financial Statements”.	Replaces IAS 1 and updates the structure of the consolidated income statement, adds new disclosures on management performance measures, and strengthens the principles of aggregation and disaggregation applied to the primary financial statements and notes.	January 1, 2027 A.D.

The IFRS 19, “Subsidiaries Not Subject to Public Accountability: Disclosures”.	Eligible subsidiaries that do not have public accountability and whose ultimate or any intermediate parent has made the consolidated financial statements available to the public may be subject to the reduced disclosure requirements provided in their applicable financial statements.	January 1, 2027 A.D.

2.	As of the date of issuance of this consolidated financial report, the Group is still evaluating the impact of the above standards and interpretations on the Group’s financial position and financial performance, and the relevant impact will be disclosed when the evaluation is completed.

Summary of Significant Accounting Policies

The significant accounting policies applied in the preparation of these consolidated financial statements are described below. The remainder is the same as Note 4 of the 2023th Annual Consolidated Financial Statements. These policies have been consistently applied to all periods presented, unless otherwise stated.

(一) Disclaimer

The accompanying consolidated financial statements have been prepared in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and International Accounting Standard 34, “Interim Financial Reporting,” which have been endorsed by the Financial Supervisory Commission (FSC) and are effective for issuance.

These consolidated financial statements should be read in conjunction with the 2023th Annual Consolidated Financial Statements.

(二) Programming Basics

1.	The consolidated financial statements have been prepared on the historical cost basis except for the following significant items:

(1)	Through Profit or Loss at Fair Value Financial assets and liabilities at fair value through profit or loss (including derivatives).

(2)	Financial assets at fair value through other comprehensive income or loss at fair value through other comprehensive income or loss at fair value through other comprehensive income or loss at fair value through other comprehensive income or loss at fair value through other comprehensive income or loss at fair value through other comprehensive income or loss at fair value.

2.	The preparation of financial statements in conformity with the IFRSs recognized by the FSC requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. For items involving a higher degree of judgment or complexity, or for items involving significant assumptions and estimates that are relevant to consolidated financial statements, please refer to Note 5.

(三) Basis of Merger

1.	Principles for the Preparation of Consolidated Financial Statements

(1)	The Group includes all subsidiaries as individuals in the preparation of the consolidated financial statements. Subsidiaries are those controlled by the Group

In the case of an entity (including a structured entity), when the Group is exposed to variable compensation from its participation in the entity, the Group’s exposure to the variable compensation is reduced to the extent that the Group’s exposure to the variable compensation is greater than the Group’s exposure to the variable compensation from its participation. or entitled to such variable remuneration and has the ability to influence such remuneration through authority over the individual. The Group controls this entity. Subsidiaries are included in the consolidated financial statements from the date on which the Group obtains control. The merger was terminated on the date of loss of control.

(2)	Inter-company transactions, balances and unrealized gains and losses within the Group have been eliminated. The accounting policies of subsidiaries have been changed. Necessary adjustments are consistent with the policies adopted by the Group.

(3)	The components of profits and losses and other comprehensive income are attributable to the owners and non-controlling interests of parent company. Total comprehensive income is also attributable to the owners and non-controlling interests of parent company, even if any loss of non-controlling interests will be caused thereby.

(4)	Changes in ownership of subsidiaries that do not result in a loss of control (transactions with noncontrolling interests) are accounted for as equity. Transactions are accounted for as transactions with owners. Adjustments to noncontrolling interests are recognized in the same manner as payments made. The difference between the fair value of the consideration received and the fair value of the consideration paid is recognized directly in equity.

(5)	When the Group loses control over a subsidiary, the remaining investment in the former subsidiary is remeasured at fair value. In addition, the fair value of the financial assets was recognized as the fair value of the financial assets or the investment in an affiliated enterprise or a joint venture.

The difference between the fair value and the carrying amount is recognized in profit or loss. The difference between the fair value and the carrying amount is recognized in profit or loss for the current period. The accounting treatment for all amounts relating to this subsidiary is the same as that for a direct disposal of the related assets by the Group or liabilities on the same basis, i.e., if the gain or loss previously recognized in other comprehensive income is disposed of on the same basis as the gain or loss in other comprehensive income. The related assets or liabilities will be reclassified to profit or loss when control over the subsidiary is lost. Gains or losses are reclassified from equity to profit or loss.

2.	Subsidiaries included in the consolidated financial statements:

			Shareholding percentage
Investment company	Name of subsidiary	Business scope	2024.09.30	2023.09.30	Description
The Company	Nu Tech Health Science Corp. (Nu Tech)	Investment	100.00	100.00	-
The Company	Electric Power Technology International Limited (EPTIL)	Investment	100.00	100.00	-
The Company	Mingcheng Real Estate Development Co., Ltd. (Mingcheng)	Development of properties	-	100.00	Note 2
The Company	Clean Solution Lifescience Technology Limited (Clean Solution Lifescience)	Biomedical sciences	89.94	89.94	Note 1
Clean Solution Lifescience	Clean Solution Lifescience Technology (BVI) Limited (Clean Solution Lifescience BVI)	Biomedical sciences	100.00	100.00	-

Note 1:	Its former name is Mingshui Biomedical Technology Co., Ltd. It changed its name into Clean Solution Lifescience Technology Limited in Dec. 2021. The Group invested NT$20,000 thousand, NT$20,000 thousand and NT$29,390 thousand in Dec. 2021, Apr. 2022 and Aug. 2022 respectively in the capital increase of Clean Solution Lifescience.

Note 2:	the Board of Directors resolved to dissolve Mingcheng Real Estate Development Co., Ltd. in Oct. 2022, and the liquidation had been completed on Jul. 17, 2023.

1.	Subsidiaries not included in the consolidated financial statement: None.

2.	Different adjustment and treatment method for subsidiaries during accounting period: None.

3.	Significant restriction: None.

4.	The subsidiaries of the Group with significant non-controlling interests: None.

(四) income tax

Income tax expense is the sum of current income tax and deferred income tax. Income taxes for the interim periods are assessed on an annual basis and the pre-tax benefit is computed using the tax rate that would be applicable to expected total annual earnings. The effect of changes in tax rates due to the amendment of tax laws in the interim period is recognized in the period in which it occurs, consistent with the accounting principle of the transaction itself that gives rise to the tax consequences of the lease.

V. MAJOR SOURCES OF SIGNIFICANT ACCOUNTING JUDGEMENTS, ESTIMATES AND ASSUMPTION UNCERTAINTIES

In preparing these consolidated financial statements, management has used its judgment in determining the accounting policies to be used and has made accounting estimates and assumptions that are based on reasonable expectations of future events under the circumstances that existed at the balance sheet date. Significant accounting estimates and assumptions are those that could differ from actual results and are continually evaluated and adjusted, taking into account historical experience and other factors. These estimates and assumptions could result in adjustments to the carrying amounts of assets and liabilities within the next financial year. Please refer to the following description of significant accounting judgments, estimates and assumptions that are inherently uncertain:

(一)	Critical Judgments in the Use of Accounting Policies

1.	Investment real estate

Some of the Group’s real estate is held to earn rentals or for capital appreciation while others are held for personal use. When each part cannot be sold separately and cannot be leased out separately under finance leases, the real estate is classified under investment real estate only if the portion held for own use represents less than 5% of the individual real estate.

(二)	Critical accounting estimates and assumptions

1.	Realizability of deferred income tax assets

Deferred income tax assets are recognized to the extent that it is more likely than not that there will be sufficient taxable income available in the future to allow the deductible temporary differences to be utilized. The evaluation of the realizability of deferred income tax assets involves significant accounting judgments and estimates by management, including assumptions about expected future sales revenue growth and profitability, available income tax credits, and tax planning. Any changes in the global economic environment, changes in industry conditions, or changes in laws and regulations could result in significant adjustments to deferred income tax assets.

2.	Assessment of impairment of non-financial assets

The process of evaluating an asset for impairment requires subjective judgments about the asset’s usage pattern and industry characteristics to estimate the future cash flows expected to be generated by a particular asset (asset group) and to determine the appropriate discount rate to be used in calculating the value in use of that asset. Any change in estimates due to changes in economic conditions or corporate strategy could result in a material asset impairment in the future.

VI. Description of significant accounting items

(i)	Cash and cash equivalents

Project	September 30, 2024	December 31, 2023	September 30, 2023
Cash	$241	$202	$202
check deposit	-	-	1
demand deposit	24,063	22,846	26,221
Cash equivalent	15,825	7,858	-
Total	$40,129	$30,906	$26,424

1.	The Group’s financial institutions are of good credit quality and the Group has dealings with a number of financial institutions to diversify its credit facilities. The likelihood of default is expected to be low.

2.	The Group has not pledged cash and cash equivalents.

(b)	Financial assets at fair value through profit or loss and other comprehensive income or loss

Item	September 30, 2024	December 31, 2023	September 30, 2023

Equity instruments listed company stock	$67,107	$78,849	$78,849
Rating Adjustment	3,505	17,132	55,090
Total	$70,612	$95,981	$133,939

1.	The listed company’s stock is Lucid Group, Inc. (NASDAQ stock code: LCID) and will be officially listed and traded on July 26, 2021 on the NASDAQ Stock Exchange. The Group’s management determined that recognizing short-term fair value fluctuations in these investments in profit or loss would be inconsistent with the long-term investment planning described previously, and therefore elected to designate these investments as measured at fair value through other comprehensive income.

2.	The Group has disposed of part of the above-designated financial assets at fair value through other comprehensive income or loss of $2,488 thousand and $41,871 thousand for the years ended of 2023, January 1 to September 30 2024, respectively, and transferred them from other equity to retained earnings.

3.	The Group has not pledged any financial assets at fair value through other comprehensive income.

(三)	Financial assets measured at amortized cost

Item	September 30, 2024	December 31, 2023	September 30, 2024
Mobile Projects time deposit (banking)	$-	$9,211	$27,608
Total	$-	$9,211	$27,608

(iv)	Inventories

Project	September 30, 2024	December 31, 2023	September 30, 2024
Finished products	$-	$-	$-
Merchandise Inventory	106	106	-
source material	-	-	-
Less: Allowance for loss on decline in value of inventories	(106)	(106)	(86)
Total	$-	$-	$20

1.	The Group’s cost of inventories is summarized as follows.

	July 1-September 30, 2024	July 1-September 30, 2023
Cost of inventories sold	$-	$736
Benefits of inventory write-downs	-	18
Total	$-	$754

	January 1-September 30, 2024	January 1-September 30, 2023
Cost of inventories sold	$180	$2,859
Benefits of inventory write-downs	-	(460)
Total	$180	$2,399

2.	None of the above inventories are under guarantee.

(e)	Equity-method investments

	September 30, 2024	December 31, 2023	September 30, 2023
Affiliated enterprises of material importance:
Thunder Power Holdings Limited. (TPHL Inc.)	$-	$75,928	$88,018
Thunder Power Holdings Incorporated. (AIEV Inc.)	41,326	-	-
Thunder Power Hong Kong Limited. (TPHK Inc.)	34,568	39,835	50,532
China New Energy Vehicle Company Limited (CNEV)	-	-	-
Total	$75,894	$115,763	$138,550

In May 2012 and July 2012, TPHL underwent capital increase procedures, in which the Corporation did not invest, and thus the Group’s ownership of TPHL was reduced to 28.19%. In addition, the Group’s ownership of TPHL decreased to 27.93% because the Corporation did not invest in TPHL in accordance with its original shareholding ratio and the Corporation’s shareholding in TPHL was reduced to 27.93% due to the Corporation’s capital increase of NT$3,133,000 (US$100,000) in March 2024 when TPHL was in the process of a capital increase.

On December 8, 2023, TPHL entered into a memorandum of understanding with Feutune Light Company (NASDAQ: FLFV), and after the completion of the merger on June 21, 2024, TPHL became a 100% owned subsidiary of Feutune Light Company. After the share exchange, the Company held 10,834 thousand shares of Feutune Light (which changed its name from to Thunder Power Holdings Inc. (NASDAQ: AIEV)), with a shareholding ratio of 23.02% as of June 30, 2024, which was reduced to 21.36% as of September 30, 2024 after a private placement of additional shares by the Company in the third quarter of 2024, and as of September 30, 2024, the Company held 10,834 thousand shares of Feutune Light. As of September 30, 2024, the market price was USD0.45 per share. However, since the Company’s ownership still exceeds 20%, it is still classified as an equity-method investment.

1.	Basic information on the Group’s significant related parties is set out below

	percentage of shareholding
Company Name	September 30, 2024	December 31, 2023	September 30, 2023
TPHL Corporation	-	28.19%	28.19%
TPHK Corporation	33.19%	33.19%	33.19%
CNEV Inc.	33.19%	33.19%	33.19%
AIEV Corporation	21.36%	-	-

Please refer to Table 4 (attached) in Note 13 for the nature of business, principal place of business, and country of incorporation of the above affiliates.

In accordance with IAS 28, “Investments in Associated Enterprises and Joint Ventures”, an entity shall cease to recognize a further loss if its share of losses in the associated entity or joint venture equals or exceeds its interest in the associated entity. Since the Group’s share of losses recognized in CNEV equals to the Group’s interest in CNEV, the Group stops recognizing its share of further losses.

The Group uses the equity method of accounting to measure the above affiliated companies. The Group recognizes the equity in earnings and other comprehensive income or loss of the affiliated companies using the equity method on the basis of the financial statements of the affiliated companies for the same period, except for the equity in earnings and other comprehensive income or loss of the affiliated companies of TPHK, which are recognized on the basis of their own financial statements, and on the basis of the financial statements of the affiliated companies for the same period that have been reviewed by an accountant.

2.	The summarized financial information of the Group’s significant related parties is set out below:

A.	TPHL

	September 30, 2024	December 31, 2023	September 30, 2023
Affiliated enterprises of material importance:
Current assets	$-	$369,819	$878,478
Non-current assets	-	20	9,425
Current liabilities	-	(74,000)	(547,822)
Non-current liabilities	-	(26,477)	(27,827)
Equity	-	269,362	312,254
Share of net assets of affiliated companies	$-	$75,928	$88,018

	July 1-September 30, 2024	July 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	-	(9,300)
Other comprehensive income (net of tax)	-	-
Total consolidated profit or loss for the period	$-	$(9,300)

	January 1-September 30, 2024	January 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	(30,189)	7,986
Other comprehensive income (net of tax)	-	-
Total consolidated profit or loss for the period	$(30,189)	$7,986

B.	AIEV

	September 30, 2024	December 31, 2023	September 30, 2024
Affiliated enterprises of material importance:
Current assets	$441,782	$-	$-
Non-current assets	587	-	-
Current liabilities	(248,931)	-	-
Equity	193,438	-	-
Share of net assets of affiliated companies	$41,326	$-	$-

	July 1-September 30, 2024	July 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	(21,867)	-
Other comprehensive income (net of tax)	-	-
Total consolidated profit or loss for the period	$(21,867)	$-

	January 1-September 30, 2024	January 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	(69,406)	-
Other comprehensive income (net of tax)	-	-
Total consolidated profit or loss for the period	$(69,406)	$-

C.	TPHK

	September 30, 2024	December 31, 2023	September 30, 2023
Affiliated enterprises of material importance:
Current assets	$42,950	$41,296	$747,850
Non-current assets	351,932	358,388	401,314
Current liabilities	(290,740)	(279,676)	(996,930)
Equity	104,142	120,008	152,234
Share of net assets of affiliated companies	$34,568	$39,835	$50,532

	July 1-September 30, 2024	July 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	$(6,133)	$983
Other comprehensive income (net of tax)	6,083	(6,070)
Total consolidated profit or loss for the period	$(50)	$(5,087)

	January 1-September 30, 2024	January 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	(23,230)	(2,461)
Other comprehensive income (net of tax)	2,770	(9,627)
Total consolidated profit or loss for the period	$(20,460)	$(12,088)

D.	CNEV

	September 30, 2024	December 31, 2023	September 30, 2023
Affiliated enterprises of material importance:
Current assets	$-	$37	$51
Non-current assets	(238,280)	(229,742)	(241,086)
Current liabilities	-	(26)	(35)
Equity	(238,280)	(229,731)	(241,070)
Share of net assets of affiliated companies	$-	$-	$-

	July 1-September 30, 2024	July 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	-	(4)
Other comprehensive income (net of tax)	-	-
Total consolidated profit or loss for the period	$-	$(4)

	July 1-September 30, 2024	July 1-September 30, 2023
Operating income	$-	$-
Net loss for the period	(12)	(17)
Other comprehensive income (net of tax)	-	-
Total consolidated profit or loss for the period	$(12)	$(17)

Please refer to Note 13, Table 5 for information regarding the reinvestment in mainland China, and please refer to Note 12(4) for a description of the main production business, “Ganzhou Chang 洧新能源汽車有限公司”.

3.	As of September 30, 2024, December 31, 2023, and September 30, 2023, the Group’s investments in affiliated companies were not pledged.

(vi)	Real estate, plant and equipment

	land	Housing & Construction	Equipment	Office Equipment	Transportation Equipment	Other Equipment	Total
Cost
Balance 1/1/2024	$102,142	$54,215	$28,328	$11,671	$4,922	$1,504	$202,782
increase	-	-	-	-	-	-	-
discipline sb	(20,694)	(10,218	-	-	-	-	(30,912)
Effect of foreign currency translation differences	-	-	-	141	-	-	141
Balance 9/30/2024	$81,448	$43,997	$28,328	$11,812	$4,922	$1,504	$172,011
Accumulated Depreciation and Impairment
Balance 1/1/2024	$-	$11,996	$7,108	$10,790	$3,954	$1,504	$35,352
Depreciation expense	-	1,089	1,144	305	335	-	2,873
discipline sb	-	(1,838)	-	-	-	-	(1,838)
Effect of foreign currency translation differences	-	-	-	138	-	-	138
Balance 9/30/2024	$-	$11,247	$8,252	$11,233	$4,289	$1,504	$36,525
Net amount as of 9/30/2024	$81,448	$32,750	$20,076	$579	$633	$-	$135,486

	land	Housing & Construction	Equipment	Office Equipment	Transportation Equipment	Other Equipment	Total
Cost
Balance 1/1/2023	$102,142	$54,215	$17,663	$11,625	$4,922	$6,151	$196,718
increase	-	-	15,800	-	-	-	15,800
deal with (a matter)	-	-	(5,135)	-	-	(4,647)	(9,782)
Effect of foreign currency translation differences	-	-	-	233	-	-	233
Balance of 9/30/2023	$102,142	$54,215	$28,328	$11,858	$4,922	$1,504	$202,969
Accumulated depreciation and impairment
Balance 1/1/2023	$-	$10,453	$9,630	$10,424	$3,507	$6,002	$40,016
Depreciation expense	-	1,157	1,114	284	335	178	3,068
discipline sb	-	-	(5,202)	-	-	(4,703)	(9,904)
Effect of foreign currency translation differences	-	-	-	227	-	-	227
Impairment	-	-	1,185	-	-	27	1,212
Balance of 9/30/2023	$-	$11,610	$6,727	$10,935	$3,842	$1,504	$34,619
Net amount as of September 30, 2023	$102,142	$42,605	$21,601	$923	$1,080	$-	$168,350

1.	There was no interest capitalized on the Group’s property, plant and equipment for the years 2024 and 2023 from January 1 to September 30, 2022 and 2023, respectively.

2.	Additions during the period are reconciled to the statement of cash flows acquisition of real estate and equipment as follows:

	January 1-September 30, 2024	January 1-September 30, 2023
Purchase of real estate, plant and equipment	$-	$15,800
Transfer of prepaid equipment	-	(11,613)
Cash paid during the period	$-	$4,187

3.	For information on guarantees of property, plant and equipment, please refer to Note 8.

4.	On May 31, 2024, the Group entered into a deed of purchase and sale of real estate with a non-affiliated party for an actual disposal price of $33,121 thousand, and completed the transaction on July 12, 2024, with a gain of $4,406 thousand on the disposal of its assets.

(vii)	Tenancy agreements

1.	Tenure assets

	September 30, 2024	December 31, 2023	September 30, 2023
Net carrying amount of right-of-use assets
Housing & Construction	$2,981	$5,237	$5,990

	July 1, 2024 Until September 30	July 1, 2023 Until September	January 1, 2024 Until September	January 1, 2023 Until September 30
Depreciation expense & Housing	$752	$752	$2,256	$2,987

2.	Lease liabilities

	September 30, 2024	December 31, 2023	September 30, 2023
Carrying amount of lease liabilities
Mobility	$2,347	$3,038	$3,017
non-current	$585	$ 2,	$ 2,

The range of discount rates for lease obligations is as follows:

	September 30, 2024	December 31, 2023	September 30, 2023
Housing & Construction	2.69%	2.69%	2.69%

For the maturity analysis of lease liabilities, please refer to Note 12(b) for explanation.

3.	Important Tenant Activities and Terms:

The Group leases buildings and structures for use as factory and office premises for a term of 3 to 5 years. The lease agreements are individually negotiated and contain various terms and conditions, with no significant restrictions except for the adjustment of lease payments based on price indices after a certain period of time for certain buildings.

4.	Other rental information:

	July 1- September 30, 2024	July 1- September 30, 2023
Short-term lease charges	411	553
Total cash outflow from leases	$(779)	$(978)

	January 1- September 30, 2024	January 1- September 30, 2023
Short-term lease charges	1,231	1,760
Total cash outflow from leases	$(2254)	$(3,109)

(viii) Intangible assets

Computer Software
(manufacturing, production etc) costs
January 1, 2024	$8,759
Additions to the current issue	-
September 30, 2024	$8,759
Accumulated amortization to impairment
January 1, 2024	$7,032
Amortization expense	930
Balance 9/30/2024	7,962
Net Carrying Amount	$797

Computer Software
(manufacturing, production etc) costs
January 1, 2023	$7,618
Additions to the current issue	784
September 30, 2023	$8,402
Accumulated amortization to impairment
January 1, 2023	$6,009
Amortization expense	405
Balance of 9/30/2023	$6,414
Net Carrying Amount	$1,988

In order to develop the electric vehicle industry and improve the performance of electric vehicles and increase sales volume to enhance profitability and maximize shareholders’ interests, the Group resolved by the Board of Directors on September 24, 2015 to acquire the patent right of communicating with GPS equipment (referred to as the patent right of communicating with GPS), which is held by the chairman of the board of directors, in the amount of US$128,000 thousand, with an increase of 128,000 thousand shares in the capital of TPHK (originally a subsidiary of the Company, which has been out of control since May 16, 2016), by means of a resolution of the Board of Directors. (the “GPS communication patent”) held by Mr. Shen, Chairman of the Board of Directors, in the amount of US$128,000 thousand. The patent was originally owned by China New Energy Automobile Company Limited (“China New Energy”), a 100%-owned subsidiary of TPHL, and was subsequently transferred to Ganzhou Chang-wei New Energy Automobile Company Limited (“Ganzhou Changwei”) on September 6, 2018 at a technical consideration, please refer to Note 12(4) for an explanation. In consideration of the uncertainty of future economic benefits, the above GPS communication patent has been fully recognized as impairment in fiscal year 109.

(ix) Other non-current assets - other

Project	September 30, 2024	December 31, 2023	September 30, 2023
Other non-current assets	$95,000	$95,000		$95,2023
- Other
Less: Cumulative impairment	(95,000)	(95,000)		(95,000)
Total design	$-	$-	$

Due to the Company’s plan to invest in a battery pack plant in Taiwan to provide the main core components for electric vehicles, the Board of Directors resolved in October 2016 to purchase the license to produce battery packs from TPHK for a total of NT$150,000 thousand, payable in two installments, the first installment of which was NT$95,000 thousand (of which NT$90,950 thousand was deducted from the amount of the Company’s capital loan to TPHK), and the second installment of which was NT$55,000 thousand, payable within 30 days after the completion of the establishment of the battery pack plant. The second installment of $55,000 thousand will be paid within 30 days after the completion of the establishment of the battery pack plant. The term of the patent license will be terminated after 5 years from the date of commencement of the Group’s sales of automobiles; in addition, there is a provision in the contract for the Company to pay royalties at the rate of 3% per annum of the Group’s net sales of the “Licensed Products” during the term of the contract. The above purchase price (including royalty payment) for the purchase of the patent license was determined by reference to the patent and technology value appraisal report issued by China Asset Appraisal Center Corporation and agreed upon by both parties.

Up to now, the Company has only paid the first installment of $95,000 thousand. The Company has provided for 100% impairment loss and the contract is currently suspended.

(x) Other payables

Project	September 30, 2024	December 31, 2023	September 30, 2023
Payroll payable	$1,823	$1,946	$3,871
Labor expense payable	2,116	1,120	2,081
Payables for equipment	-	2,079	2,079
Premiums payable	336	4,842	362
Pension payable	253	269	241
Other payables	666	2,838	1,310
Sales tax	32	-	26
Total	$5,226	$13,094	$9,970

(xi) Retirement benefits

1.	The Company and its domestic subsidiaries have a defined contribution pension plan in accordance with the Labor Pension Act, which is applicable to domestic employees. The Group contributes 6% of salaries and wages to the employees’ individual accounts at the Bureau of Labor Insurance each month for the employees who have elected to be subject to the Labor Pension Act. The payment of the employees’ pension is based on the amount of the employees’ individual pension accounts and accumulated earnings, and is either in the form of a monthly pension or a lump-sum pension.

2.	The Group recognized pension costs amounting to $198 thousand, $213 thousand, $708 thousand and $798 thousand for the years ended July 1, 2024 and 2023, and the period from January 1 to September 30, 2024 and 2023, respectively.

(xii) Ordinary share capital

	September 30, 2024	December 31, 2023	September 30, 2023
Nominal Number of Shares (Thousands)	200,000	200,000	200,000
Nominal capitalization of share capital	$2,000,000	$2,000,000	$2,000,000
Number of issued and fully paid shares (Thousands of shares)	84,549	84,549	84,549
Issued share capital	$845,491	$845,491	$845,491

1)	The par value of common stock issued was $10 per share. A reconciliation of the number of shares of common stock outstanding at the beginning and end of the period is as follows:

	2024 years	2023 years
January 1	84,549 thousand shares (in common stock)	84,590 thousand shares (in common stock)
Issue of new shares with restricted employee rights	- thousand shares (in common stock)	- thousand shares (in common stock)
Cancellation of New Shares with Restricted Employee Rights	- thousand shares (in common stock)	(41) thousand shares (in common stock)
September 30	84,549 thousand shares (in common stock)	84,549 thousand shares (in common stock)

2.	On June 2, 2006, the Company’s stockholders’ meeting resolved to issue 3,000 thousand shares of stock with restricted employees’ rights and authorized the Board of Directors to issue the shares in one or more tranches within one year. On October 13, April 13, and May 10, 2017, the Company issued 1,000 thousand, 800 thousand, and 240 thousand shares, respectively, at a subscription price of NT$10 per share. The rights and obligations of these shares are the same as those of other outstanding shares of common stock, except for the restrictions on transfer of shares, voting rights, and the right to participate in the distribution of dividends until the employees have fulfilled the vesting conditions. The rights and obligations of the common shares issued are the same as those of the other common shares issued, except for restrictions on the transfer of shares and the right to vote and participate in dividend distributions.

3.	On June 15, 2019, the stockholders’ meeting resolved to issue 3,000 thousand shares of stock with restricted employees’ rights and authorized the board of directors to issue the shares in one or more tranches within one year. On December 7, 2019 and February 15, 2019, the Company issued 650 thousand and 650 thousand shares, respectively, at a subscription price of NT$10 per share. The rights and obligations of these shares are the same as those of other outstanding shares of common stock except for the restrictions on transfer of shares, voting rights, and the right to participate in the distribution of dividends until the employees have fulfilled the vesting requirements.

4.	On June 19, 2021, the stockholders approved the issuance of 2,000 thousand shares of stock with restricted employees’ rights and authorized the Board of Directors to issue the shares in one or more tranches within one year. On January 6, February 5, March 11, and April 9, 2022, the Company issued 500,000 thousand, 500,000 thousand, 700,000 thousand, and 300,000 thousand shares, respectively, at a subscription price of NT$7 per share. The rights and obligations of these shares are the same as those of other common shares issued and outstanding, except for the restrictions on the transfer of shares and on the exercise of voting and participation in the distribution of dividends until the employees have fulfilled the conditions of the stockholders’ meeting. The rights and obligations of the common shares issued are the same as those of other common shares issued, except for the restrictions on transfer of shares, voting rights and rights to participate in dividend distribution.

5.	During the period from January 1, 2022 to December 31, 2023, the above issue of new shares with restricted employees’ rights was approved by the board of directors on October 5, 2021, July 15, 2022, March 20, 2023 and August 9, 2023 to buy back 46 thousand, 3 thousand and 32 thousand shares, respectively, because the new shares with restricted employees’ rights allotted to some of them did not comply with the vesting conditions stipulated in the issuance plan, On July 15, 2022, March 20, 2023 and August 9, 2023, the board of directors resolved to buy back 46 thousand shares, 3 thousand shares, 9 thousand shares and 32 thousand shares, and to cancel the capital reduction. The above capital reductions have been registered.

(xiii) Share-based payment

1.	The Company’s share-based benefit agreements for the periods January 1 through September 30, 2024 and 2023 are as follows

Type of Agreement	Giving Day	Offer Quantity	Contract period	vested condition
Restricted Employee Rights New Stock Plan-C	2017.09.19	1,000 thousand shares (in common stock)	3 years	Note 1
"	2018.03.27	800 thousand shares (in comp any names)	3 years	Note 1
"	2018.04.30	240 thousand shares (in comp any names)	3 years	Note 1
Restricted Employee Rights New Stock Plan-D	2018.11.09	650 thousand shares (in common stock)	3 years	Note 1
"	2019.01.21	650 thousand shares (in common stock)	3 years	Note 1
Restricted Employee Rights New Stock Plan-E	2020.12.29	500 thousand shares (in common stock)	3 years	Note 2
"	2021.02.01	500 thousand shares (in common stock)	3 years	Note 2
"	2021.03.03	700 thousand shares (in common stock)	3 years	Note 2
"	2021.04.08	300 thousand shares (in common stock)	3 years	Note 2

Note 1:	Employees who have been continuously employed by the Company for three years from the date of grant for each anniversary of the grant date and who have achieved both corporate and individual performance will be entitled to receive 33%, 33%, and 34% of the grant amount in annual installments.

Note 2:	Employees who have been continuously employed by the Company for three years from the date of grant and have reached each anniversary of their employment with the Company and have achieved both corporate and individual performance will be entitled to receive 30%, 30%, and 40% of the grant amount in annual installments.

The new shares issued by the Company with restricted employee rights are non-transferable during the vesting period and have restricted voting rights and the right to participate in the distribution of dividends, and the stock certificates must be returned if the employees leave the Company during the vesting period.

2.	Details of the above new shares with restricted employees’ rights are set out below:

	January 1- September 30, 2024	January 1- September 30, 2023
Restricted Staff Rights IPO	Quantity (thousands of shares)	Quantity (thousands of shares)
Outstanding at the beginning of the period	753	1,390
Current Issue	-	-
Current Vesting	(753)	(596)
Recoveries written off during the period	-	(41)
Outstanding at end of period	-	753

3)	The fair value of the new shares with restricted employee rights granted by the Company was based on the market price per unit on the date of grant.

The information is as follows:

Type of Agreement	Giving Day	Share Price ($)	Performance Price ($)	Expected Existence Period	per unit Fair value ($)
Restricted Employee Rights New Stock Plan-C	2017.09.19	40.85	10	3 years	30.85
"	2018.03.27	30.60	10	3 years	20.60
"	2018.04.30	28.30	10	3 years	18.30
Restricted Employee Rights New Stock Plan-D	2018.11.09	20.85	10	3 years	10.85
"	2019.01.21	25.50	10	3 years	15.50
Restricted Employee Rights New Stock Plan-E	2020.12.29	11.55	7	3 years	4.55
"	2021.02.01	9.98	7	3 years	2.98
"	2021.03.03	12.85	7	3 years	5.85
"	2021.04.08	8.68	7	3 years	1.68

4.	The Group’s compensation expenses incurred from July 1 to September 30, 2024 and 2023 and from January 1 to September 30, 2024 and 2023 due to new shares with restricted employees’ rights amounted to NT$0 thousand, NT$379 thousand, NT$123 thousand and NT$1,099 thousand, respectively.

(xiv) Capital Provident Fund

	September 30, 2024	December 31, 2023	September 30, 2023
Issue premium	$14,510	$13,605	$13,125
Restricted Staff Rights IPO	-	905	1,384
Changes in related parties and joint ventures recognized under the equity method	15,431	13,038	12,465
Total	$29,941	$27,548	$26,974

Under the ROC Company Law, capital surplus from the issuance of stock in excess of par value and capital surplus from the receipt of gifts, in addition to being used to offset a deficit, may be issued to shareholders in proportion to their original shareholdings or in cash when the Company has no accumulated deficit. In accordance with the Securities and Exchange Act, capitalization of the above capital surplus is limited to 10% of the paid-in capital per year. The Company is not allowed to use capital surplus to replenish capital deficit unless there is a shortfall in the amount of capital surplus to be replenished.

(xv) Retention of surpluses

1.	In accordance with the Company’s Articles of Incorporation, if the Company has a surplus in its annual accounts, the Company shall first pay a tax to cover accumulated losses, and then set aside 10% as legal reserve, unless the legal reserve has reached the total amount of the Company’s capital stock. The remainder, together with the undistributed earnings of prior years, shall be appropriated by the board of directors and resolved by the shareholders in a shareholders’ meeting.

The Company’s dividend policy is to retain a portion of the retained earnings and not to distribute the remainder in the form of cash dividends and stock dividends based on the Company’s future capital expenditures and capital requirements, taking into consideration the Company’s environment and growth stage, its future capital requirements and long-term financial planning, as well as maximization of shareholders’ equity and meeting shareholders’ cash inflow requirements. The total amount of cash dividends to be distributed shall not be less than 30% of the total dividends. However, the percentage of the retained earnings to be distributed and the ratio of cash dividends to be distributed may be adjusted by the shareholders in the shareholders’ meeting, depending on the actual earnings of the Company in the current year and the status of the Company’s capital.

2.	Legal reserve may not be used except to offset a deficit or to issue new shares or cash to shareholders in proportion to their original shares, provided that new shares or cash may be issued to shareholders only to the extent that such reserve exceeds 25% of the paid-in capital.

3.	The Company is required by law to set aside a special reserve for the debit balance of other equity items as of the balance sheet date in order to distribute the earnings. When the debit balance of other equity items is reversed, the reversed amount may be added to the available-for-distribution earnings.

4.	On June 21, 2024 and May 12, 2023, the Company’s shareholders’ meetings resolved the appropriation of the 2023th and 2022th fiscal years’ earnings. No appropriation was made due to the fact that both years were loss-making.

5.	Information on the appropriation of losses approved by the board of directors and resolved by the shareholders in the shareholders’ meeting can be accessed through Market Observation Post System (MOPS).

(xvi) Other interests

Item	Exchange differences on translation of financial statements of foreign operations	Unrealized gains (losses) on financial assets at fair value through other comprehensive income or loss	Employee Restricted Stock Compensation	Total
Balance 1/1/2024	$(96,066)	$15,617	$(123)	$(80,572)
Exchange differences arising on translation of financial statements of foreign operators	7,225	-	-	7,225
Unrealized gains and losses - equity instruments	-	(11,836)	-	(11,836)
Transfer of cumulative gain or loss on disposal of equity instruments	-	(2,488)	-	(2,488)
To retained surplus
Number of remuneration earned (not yet)	-	-	123	123
Balance 9/30/2024	$(88,841)	$1,293	$-	$(87,548)

Item	Exchange differences on translation of financial statements of foreign operations	Unrealized gains (losses) on financial assets at fair value through other comprehensive income or loss	Employee Restricted Stock Compensation	Total
Balance 1/1/2023	$(94,984)	$91,763	$(1,371)	$(4,592)
Exchange differences arising from the translation of financial statements of foreign operators	(4,636)	-	-	4,636
Unrealized gains and losses - equity instruments	-	1,597	-	1,597
Transfer of cumulative gain or loss on disposal of equity instruments	-	(41,869)	-	(41,869)
To retained surplus
Cancellation of New Shares with Restricted Employee Rights	-	-	(114)	(114)
Number of remuneration earned (not yet)	-	-	1,099	1,099
Balance of 9/30/2023	$(90,348)	$51,491	$(386)	$(39,243)

(xvii) Operating income

	July 1- September 30, 2024	July 1- September 30, 2023
Revenue from sales of goods	$-	$114
Revenue from electricity sales	954	878
Rental income	866	611
Total	$1,820	$1,603

	January 1- September 30, 2024	January 1- September 30, 2023
Revenue from sales of goods	$229	$644
Revenue from electricity sales	2,531	1,567
Rental income	2,516	1,313
Total	$5,276	$3,524

(xviii) Labor cost

	July 1- September 30, 2024	July 1- September 30, 2 023
Directors’ Litigation Solicitors’ Fees	$-	$2,906
Other Solicitors’ Fees	2,233	(1,009)
Other labor expenses	752	919
Less: Insurance Claims	-	(4,818)
Total	$2,985	$(2,002)

	January 1- September 30, 2024	January 1- September 30, 2023
Directors’ Litigation Solicitors’ Fees	$-	$6,134
Other Solicitors’ Fees	3,678	4,447
Other labor expenses	2,705	3,525
Less: Insurance Claims	-	(8,714)
Total	$6,383	$5,392

As of September 30, 2004, $8,459 thousand (including $4,015 thousand in provisional payments) had been applied to the insurance company for settlement of claims. However, the progress of the settlement was slow, and the Company had filed a claim with the arbitration organization for payment.

(xix) Other income

	July 1- September 30, 2024	July 1- September 30, 2023
Sub-letting income	$224	$223
(sth. or sb) else	10	151
Total	$234	$374

	January 1- September 30, 2024	January 1- September 30, 2023
Sub-letting income	$1,163	$670
(sth. or sb) else	23	515
Total	$1,186	$1,185

(xx) Other benefits and losses

	July 1- September 30, 2024	July 1- September 30, 2023
Net foreign currency translation loss	$(36)	$646
Disposal of interests in real property, plant and equipment	4,046	217
Equipment impairment loss	-	-
(sth. or sb) else	(2,801)	(204)
Total	$1,209	$659

	January 1- September 30, 2024	January 1- September 30, 2023
Net foreign currency translation loss	$(464)	$1,906
Disposal of interests in real property, plant and equipment	4,046	217
Equipment impairment loss	-	(1,212)
(sth. or sb) else	(2,801)	(225)
Total	$781	$686

(xxi) Employee benefits, depreciation, depletion and amortization expenses

	July 1-September 30, 2024			July 1-September 30, 2023
Gender	Operating Costs	Operating Expenses	Total	Operating Costs	Operating Expenses	Total
Employee Benefit Expenses
Salary Costs	$-	$6,067	$6,067	$190	$6,466	$6,656
Labor and Health Insurance Fees	-	446	446	27	377	404
Pension costs	-	253	253	12	200	212
Directors’ remuneration	-	1,000	1,000	-	500	500
Other employee benefit expenses	-	174	174	13	141	154
Other insurance costs (Note)	-	1,131	1,131	-	1,124	1,124
Depreciation expense	382	1,282	1,664	65	1,333	1,398
Amortization expense	-	276	276	-	128	128
Total	$382	$10,629	$11,011	$307	$10,269	$10,576

	January 1-September 30, 2024			January 1-September 30, 2023
Gender	Operating Costs	Operating Expenses	Total	Operating Costs	Operating Expenses	Total
Employee Benefit Expenses
Salary Costs	$-	$18,276	$18,276	$566	$20,031	$20,597
Labor and Health Insurance Fees	-	1,341	1,341	82	1,357	1,439
Pension costs	-	763	763	37	761	798
Directors’ remuneration	-	2,600	2,600	-	1,530	1,530
Other employee benefit expenses	-	572	572	42	472	514
Other insurance costs (Note)	-	3,437	3,437	23	3,552	3,575
Depreciation expense	1,144	3,985	5,129	2,007	4,048	6,055
Amortization expense	-	930	930	-	405	405
Total	$1,144	$31,904	$33,048	$2,757	$32,156	$34,913

Note: Other insurance expenses are directors’ and supervisors’ insurance and group insurance.

If the Company has a pre-tax profit for the year, the Board of Directors shall resolve to provide employees’ remuneration of at least 1% and directors’ and supervisors’ remuneration of at least 3%, provided that the Company shall reserve an amount to compensate for any accumulated losses in advance. The foregoing employee compensation may be in the form of stock or cash and may be paid to employees of the Company’s subsidiaries who meet certain criteria. Compensation to directors and supervisors under the preceding paragraph may be paid in cash only and shall be reported to the shareholders in the shareholders’ meeting. Profit for the year is defined as income before income tax, less compensation to employees and directors. For the nine months ended September 30, 2022 and 2023, the Company was in the red, and therefore, no provision was made for bonuses to employees and directors’ and supervisors’ remuneration.

Information on the compensation of employees and directors and supervisors resolved by the Board of Directors of the Company is available on the Market Observation Post System.

(xxii) Finance costs

	July 1- September 30, 2024	July 1- September 30, 2023
Interest charges borrowings	$-	$3
Interest on Leasehold Debt	24	43
Provision for short-term liabilities pending legal proceedings interest (on a loan)	207	-
Finance Costs	$231	$46

	January 1- September 30, 2024	January 1- September 30, 2023
Interest charges borrowings	$-	$3
Interest on Leasehold Debt	85	151
Provision for short-term liabilities pending legal proceedings interest (on a loan)	622	-
Finance Costs	$707	$154

(xxiii) Income tax

1.	Income tax expense

(1)	Components of income tax expense:

	July 1- September 30, 2024	July 1- September 30, 2023	January 1- September 30, 2024	January 1- September 30, 2023
Current income tax expense
Current Generation	$-	$-	$-	$-
Current income tax for the period prior to the adjustment	-	-	-	-
Subtotal	$-	$-	$-	$-

(2)	Income taxes related to other comprehensive income

	July 1- September 30, 2024	July 1- September 30, 2023	January 1- September 30, 2024	January 1- September 30, 2023
Deferred income tax expense (benefit)
Unrealized valuation gain or loss on investments in equity instruments at fair value through other comprehensive income or loss	$(697)	$(1,380)	$(697)	$2,478

2. The Company and its domestic subsidiaries are subject to the following income tax rate:

Authorized circumstances
Minnestar, Minshui	Approved through FY2022
The Company	Approved through FY2022

(xxiv) Earnings per share

	July 1- September 30, 2024	July 1- September 30, 2023
Attributable to ordinary shareholders of the parent company	$(34,349)	$(11,244)
Net loss for the period
Weighted-average number of shares outstanding during the period (in thousands)	84,505	83,813
Basic loss per share ($)	$(0.41)	$(0.13)

	January 1, 2024 to September 30, 2024	January 1- September 30, 2023
Attributable to ordinary shareholders of the parent company	$(89,924)	$(44,275)
Net loss for the period
Weighted-average number of shares outstanding during the period (in thousands)	84,505	83,509
Basic loss per share ($)	$(1.06)	$(0.53)

Note:	The weighted-average number of shares outstanding during the period is calculated after deducting the number of shares subject to employee rights restrictions. Diluted earnings per share is not required to be calculated because of the anti-dilutive effect of new shares with restricted employee rights.

(xxv) Adjustment of liabilities from fund-raising activities

			Non-cash changes
	January 1, 2024	Cash Flow	Exchange rate changes	Other non-cash Gold Change	September 30, 2024
Leasehold liabilities	$5,186	$(2,254)	$-	$-	$2,932

			Non-cash changes
	January 1, 2023	Cash Flow	Exchange rate changes	Other non-cash Gold Change	September 30, 2023
Leasehold liabilities	$7,133	$(3,109)	$-	$1,925	$5,949

vii. related party transactions

(a) Names of the parent company and ultimate controller

The Company is the ultimate controller of the Group.

(ii) Names of related parties and their relationships

Names of related parties	Relationship with the Group
Thunder Power Hong Kong Limited (TPHK)	Affiliated Companies
Ganzhou Chang 洧新能源汽車(香港)有限公司(TPEV(HK))	Affiliated Companies
Thunder Power Holdings Limited (TPHL)	Affiliated Companies
Thunder Power Holdings Incorporated (AIEV)	Affiliated Companies
Sino-JP Asset Management Co., Ltd	Other related parties
Xiangfang International Co.	Other related parties
Shen Wei (1976-), American-born Taiwanese singer and actress	Chairman of the Board of Directors of the Parent Company
British Virgin Islands Merchant Goldmind Investments Limited (Goldmind Investments)	Same director of the parent company

(c. Significant transactions with related parties.

1. Receivables from related parties

line item	Name of related party	September 30, 2024	December 31, 2023	September 30, 2023
Other receivables	Shen Wei (1976-), American-born Taiwanese singer and actress	$-	$-	$400
	TPHK	1,442	248
	TPEV(HK)	7,719	7,442	6,523
	Gold Name	400	400	-
	Investment
	AIEV	485	-	-
	Less: Allowance for losses	(7,719)	(7,442)	(6,523)
	Total	$2,327	$648	$400

Mainly due to the advances to the related party. 2024 and $0 thousand impairment gains were recognized for the period from January 1, 2012 to September 30, 2012 on the amounts due to the related party.

2. Suspension of payment

line item	Name of related party	September 30, 2024	December 31, 2023	September 30, 2023
Suspension of payment	Shen Wei (1976-), American-born Taiwanese singer and actress	$5,443	$3,866	$-

The provisional payment was mainly for the Chairman’s attorney’s fees, of which $3,866 thousand had already been applied to the insurance company for settlement of the claim, however, the progress of settlement was slow and the Company was in the process of negotiating with the arbitration organization for payment.

3. other payables to related parties

line item	Name of related party	September 30, 2024	December 31, 2023	September 30, 2023
Other payables	TPHK	$950	$963	$953

4. Various fees

Name of related party	July 1- September 30, 2024	July 1- September 30, 2023	Transaction Nature
Cheung Fong International	$40	$120	Management and general expenses

Name of related party	January 1- September 30, 2024	January 1- September 30, 2023	Transaction Nature
Cheung Fong International	$120	$120	Management and general expenses

5. Revenues

line item	Name of related party	July 1- September 30, 2024	July 1- September 30, 2023	Transaction Nature
Other income	Cheung Fong International	$1	$2	(sth. or sb) else

line item	Name of related party	January 1- September 30, 2024	January 1- September 30, 2023	Transaction Nature
Other income	TPHK	$535	$-	rents
Other income	Cheung Fong International	$3	$5	(sth. or sb) else

6. Advance payments

line item	Name of related party	September 30, 2024	December 31, 2023	September 30, 2023
Other non-current funds Product - Other	TPHK	$95,000	$95,000	$95,000
	Less: Cumulative impairment	(95,000)	(95,000)	(95,000)
	Total	$-	$-	$-

7. Other

For the years ended September 30, 2024 and 2023, the attorney’s fees for directors’ lawsuits incurred by the Company due to the judicial prosecution of directors amounted to $0 thousand and $6,134 thousand, respectively (of which $0 thousand and $8,714 thousand had been paid as settlement), and the attorney’s fees paid on behalf of individuals amounted to $5,443 thousand for the nine months ended September 30, 2024 (classified under the item of other current assets). The above amount has been filed for claim settlement and is currently being coordinated with the insurance company to settle the claim. In accordance with the Company’s internal control system, the advance payment of directors’ legal fees related to litigation is limited to no more than $10,000 thousand per person. Please refer to Note 9(5) for the cumulative amount of the payment and settlement of claims.

(iv) Key management compensation information

	July 1- September 30, 2024	July 1- September 30, 2023
Salary and Other Short-Term Employee Benefits	$2,176	$2,262
Share-based Payment	-	245
Total	$2,176	$2,507

	January 1- September 30, 2024	January 1- September 30, 2023
Salary and Other Short-Term Employee Benefits	$6,128	$7,096
Share-based Payment	123	931
Total	$6,251	$8,027

Assets pledged: None.

Significant Contingent Liabilities and Unrecognized Contractual Commitments

(a)	On August 25, 2020, CLife entered into a contract for the sale and purchase of a one-two mask machine with a total contract amount of NT$11.88 million (hereinafter referred to as the “contract amount”) with Sunshine Technology Co. The acceptance of the equipment sold by Yang Cheng was delayed due to the fact that the yield and yield rate of the equipment did not meet the acceptance standards stipulated in the contract and did not have the quality guaranteed by Yang Cheng. After coordination between the two parties, the dispute still could not be resolved. On June 29, 2022, Ming Shui filed a civil lawsuit with the Taoyuan District Court in Taiwan, seeking damages of NT$21,729,000 (US$1,999,000) from Yang Cheng for the overdue liquidated damages, the loss of operation, and the loss of the mask materials. Yang Cheng also filed a civil lawsuit with the Taiwan Taoyuan District Court in October 2022, requesting Ming Shui to pay $8,316 thousand for the equipment. On October 29, 2023, Ming Shui received a judgment from the Taiwan Taoyuan District Court, No. 250 and No. 331 of the 2021th Annual Reconsideration Judgment , which ruled that Ming Shui should pay Yang Cheng the equipment purchase price of $8,316 thousand and interest for delayed payment (assessed). Ming Shui filed a second trial appeal on November 14, 2023. However, on February 29, 2024, Yang Cheng filed an enforcement action against Ming Shui and filed a false seizure of its bank deposits, and on July 12, 2024, Yang Cheng had its bank deposits amounting to NT$4,187 thousand withheld by the District Court.

(b)	On December 14, 2021, the Company received a lawsuit filed by the Securities Investment and Futures Trading Protection Center (the “Center”) against the Company’s Chairman, current and former directors, former controller, former certified public accountants and accountants for damages, claiming that the Company’s Chairman, Shen Wei, falsely increased the amount of intangible assets of the Company by using the GPS patent, which has not yet been granted, in the third quarter of 2015, causing the Company’s financial reports from the third quarter of 2015 to the third quarter of 2020 to contain false and inaccurate information. As a result, the Company’s financial reports for the three months ended March 31, 2016 to March 31, 2020 were falsified and inaccurate. Accordingly, the Company and the co-defendants are requested to pay a new sum of $25,880,000 plus interest at 5% per annum from the day after the service of the indictment to the date of settlement, and the above case is still in the court of law.

On February 24, 2023, the Board of Directors resolved to provide the cashier’s check issued by the Bank of Taiwan or domestic banks with the Bank of Taiwan as the payee, the Bank of Taiwan sales office as the place of payment, and the Taipei District Court as the payee, to the Chairman of the Board of Directors, Shen Wei, in the name of an individual, to be used as a guarantee for the amount of NT$25,880,000 (US$1,080,000) as the request for the ruling of the Wisdom Property and Commercial Court on the false attachment for Fiscal Year 2022, Commercial All Changing No. 6; however, after the ruling of the Wisdom Property and Commercial Court for Fiscal Year 2023, Commercial All Changing No. 2 allowed the request for the false attachment for Fiscal Year 2023, the Board of Directors, including the Chairman of the Board of Directors, Shen Wei, and others. However, the Intellectual Property and Commercial Court ruled in FY2023 Shangquan No. 2 to allow false seizure of the personal property of any one of the four directors and former directors of the Company, including Chairman Shen Wei, within the scope of $23,347,000, and the false seizure can be exempted or revoked after the provision of a guarantee or the withdrawal of the amount by any one of the opposing parties. Currently, the Chairman of the Company, Shen Wei, has provided the personal assets to apply for exemption or revocation of false seizure, which is still under examination by the court as of the reporting date.

(c)	The chairman, directors, and managers of the Company are subject to judicial search and prosecution for securities trading violations. Pursuant to Article 25 of the Company’s Articles of Incorporation, the Company shall indemnify the Chairman, Directors, and other persons in charge of the Company pursuant to Article 8 of the Company Act against any damages, costs, expenses, fines, penalties, litigation costs, attorneys’ fees, or liabilities for damages arising out of the performance of the Company’s duties and responsibilities. However, the Company shall not be liable for any damages caused by the willful intent or gross negligence of the chairman, directors, or other responsible persons of the Company under Article 8 of the Company Law.

The Company has taken out directors’ and supervisors’ and managers’ liability insurance with a limit of US$10 million. The accumulated litigation-related attorney’s fees and disbursements from FY2021 to September 30, 2015 amounted to $30,732 thousand and $16,315 thousand, respectively, and the total amount of claims filed with the insurance company amounted to $47,047 thousand; the litigation-related attorney’s fees and disbursements that had been received by the insurance company amounted to $26,288 thousand and $12,300 thousand, respectively; and the litigation-related attorney’s fees and disbursements that had yet to be settled amounted to $4,444 thousand and $4,014 thousand, respectively. Litigation-related attorneys’ fees and disbursements not yet settled amounted to $4,444 thousand and $4,015 thousand, respectively. As of September 30, 2015, $5,443 thousand of individual attorney’s fees had been advanced (classified as other current assets - provisional payments, of which $1,427 thousand had not yet been claimed). However, if the final judgment of the case determines that the related parties have committed fraud or criminal acts, the insurance company may request the Company to refund the claim amount. The Company reports the amount of attorney’s fees and insurance claims to the stockholders annually, as well as the subsequent status of the claims.

(d)	Significant capital expenditures contracted for but not yet incurred:

Asset Name	September 30, 2024	December 31, 2023	September 30, 2023
Battery Pack License Second installment	$55,000	$55,000	$55,000
Total	$55,000	$55,000	$55,000

The battery pack contract has been suspended.

(e)	As of September 30, 2024, December 31, 2023 and September 30, 2023, the Group did not have any guaranteed notes issued to secure loan lines and the like.

(f)	The equity interests in Tonggao Advanced Manufacturing Technology (Taicang) Company Limited held by Chang Wei Hong Kong Company Limited, a sub-investment company of the Company, and the properties and vehicles held by Hangzhou Chang Wei Automobile Technology Company Limited, a subsidiary of the Company, have been seized by the Public Security Bureau of Ganzhou, as explained in Note XII(4).

Significant disaster losses: None.

Significant future events: None.

xii.	its other

(i)	Capital risk management

The Group’s objective of capital management is to maintain a sound capital structure to sustain the confidence of investors, creditors and the market and to support the development of future operations. In order to maintain or adjust the capital structure, the Group manages the rate of return on capital and adjusts the amount of dividends paid to shareholders, returns capital to shareholders, issues new shares or sells assets to reduce debt.

(ii)	Financial instruments

1.	Types of financial instruments

	September 30, 2024	December 31, 2023	September 30, 2023
Financial assets
Equity in financial assets at fair value through other comprehensive income or loss designated under the financial assets at fair value option investments in instruments	$70,612	$95,981	$133,939
Financial assets measured at amortized cost
Cash and cash equivalents	40,129	30,906	26,424
Notes Receivable	-	6	11
Accounts receivable (including related parties)	354	73	270
Other receivables (including related parties)	2,404	648	400
Deposit of security deposits	1,178	1,147	1,179
time deposit (banking)	-	9,211	27,608
Financial liabilities
Financial liabilities at amortized cost
Accounts payable	-	-	-
Other payables (including related parties)	6,176	14,057	10,923
Leasehold liabilities	2,932	5,186	5,949
Deposit of security deposits	590	590	440

2.	Financial Risk Management Policy

The Group’s day-to-day operations are subject to a number of financial risks, including market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk. In order to reduce the related financial risks, the Group strives to identify, evaluate and hedge against market uncertainties so as to minimize the potential adverse effects of market changes on the Company’s financial performance. The significant financial activities of the Group are reviewed by the Board of Directors and the Audit Committee in accordance with the relevant regulations and internal control system. During the implementation of financial plans, the Group is required to comply with relevant financial operating procedures regarding overall financial risk management and segregation of duties and responsibilities.

3.	Nature and Extent of Significant Financial Risks

(1)	Market risk

A.	Exchange rate risk

The Group is exposed to exchange rate risk arising from sales, purchases and borrowing transactions and net investments in foreign operations that are not denominated in the Group’s functional currency. The functional currencies of the Company and some subsidiaries are mainly New Taiwan dollars and some subsidiaries are US dollars. The Group’s natural hedge is based on the Group’s funding requirements and net position (and the difference between foreign- currency assets and liabilities) in each currency in accordance with the foreign exchange market conditions. The Group does not hedge its net investment in foreign operations because they are strategic investments.

The Currency Risk and Sensitivity Scores are as follows:

	September 30, 2024
			Carrying amount	sensitivity analysis
	Foreign currency (thousands of dollars)	exchange rate	New Taiwan Dollars	Range of change	Profit and loss effect	Effect of equity
(Foreign currency: functional currency)
Financial assets
Monetary items
USD: NTD	$551	31.	$17,440	1%	$174	$-
Hong Kong Dollars	1,062	0.1288	4,328	1%	43	-

Investments accounted for under the equity method
USD: NTD	1,306	31.65	41,326	1%	-	413
HKD: NTD	8,483	4.	34,568	1%	-

Financial liabilities
Monetary items
USD: NTD	500	31.	15,825	1%	158
Hong Kong Dollars	137	0.	559	1%	5	-
New Taiwan Dollars: US Dollars	2023	0.0316	2023	1%	1

	December 31, 2023
			Carrying amount	sensitivity analysis
	Foreign currency (thousands of dollars)	exchange rate	New Taiwan Dollars	Range of change	Profit and loss effect	Effect of equity
(Foreign currency: functional currency)
Financial assets
Monetary items
USD: NTD	$564	30.705	$17,323	1%	$173	$-
HKD: NTD	63	3.929	247	1%	2	-
Hong Kong Dollars	2,379	0.128	9,346	1%	93	-

Investments accounted for under the equity method
USD: NTD	2,473	30.705	75,928	1%	-	759
HKD: NTD	10,139	3.929	39,835	1%	-	398

Financial liabilities
Monetary items
USD: NTD	643	30.705	19,743	1%	197	-
Hong Kong Dollars	138	0.128	543	1%	5	-

	September 30, 2023
			Carrying amount	sensitivity analysis
	Foreign currency (thousands of dollars)	exchange rate	New Taiwan Dollars	Range of change	Profit and loss effect	Effect of equity
(Foreign currency
functional currency)
Financial assets
Monetary items
USD: NTD	$919	32.	$29,641	1%	$296	$-
Hong Kong dollar	2,882	0.1278	11,884	1%	118	-

Investments accounted for under the equity method
USD: NTD	2,728	32.27	88,018	1%	-	880
HKD: NTD	12,256	4.	50,532	1%	-	505

Financial liabilities
Monetary items
USD: NTD	654	32.	21,107	1%	211
HKD: NTD	-	4.	-	1%	-	-
HKD:USD	101	0.1278	141	1%	4

The unrealized exchange gains or losses on the Group’s monetary items due to the effects of foreign exchange rate fluctuations have been evaluated to be immaterial.

B.	Price risk

As the Group holds investments in equity instruments, the Group is exposed to the price risk of equity instruments. The Group’s investments in equity instruments are classified as financial assets at fair value through other comprehensive income in the consolidated balance sheet.

The Group invests primarily in foreign equity instruments, the prices of which are affected by the uncertainty of the future value of the investment. If the price of equity instruments had increased or decreased by 1%, other comprehensive income would have increased by $706 thousand and $1,593 thousand for the nine months ended September 30, 2024 and 2023, respectively, as a result of the increase in the fair value of financial assets at fair value through other comprehensive income.

C.	Interest rate risk

The Group’s interest rates at the reporting date on interest-bearing financial instruments are summarized below:

Item	September 30, 2024	December 31, 2023	September 30, 2023
Cash flow interest rate risk
Financial assets	$39,888	$39,915	$78,849
Financial liabilities	-	-	-
Net	$39,888	$39,915	$78,849

The Group has not classified any fixed-rate financial assets and liabilities as fair value through profit or loss and available-for-sale financial assets, and has not designated derivatives (interest rate swaps) as hedging instruments under the fair value hedge accounting model. Accordingly, changes in interest rates at the reporting date will not affect profit or loss and other comprehensive income.

The Group’s financial instruments with variable interest rates are floating-rate assets (liabilities). Therefore, changes in market interest rates will result in fluctuations in future cash flows as a result of changes in effective interest rates. Each 1% increase in market interest rates would result in an increase in net income (loss) before income tax of $399 thousand and $788 thousand for the nine months ended September 30, 2024 and 2023, respectively.

(2)	Credit risk

Credit risk refers to the risk that the counter-parties will breach the contractual obligations and cause financial loss to the Group. The Group’s credit risk is primarily attributable to receivables from operating activities and bank deposits and other financial instruments from investing activities. The Group’s operational credit risk and financial credit risk are managed separately.

A.	Operation-related credit risk:

The Group has established procedures to manage credit risk associated with its operations. The risk assessment of individual customer is based on a number of factors that may affect the customer’s ability to pay, including the customer’s financial condition, the Group’s internal credit ratings, historical transaction history, and current economic conditions. The Group’s accounts receivable have been assessed to be collectible without significant doubt and therefore no significant credit risk is anticipated.

B.	Financial credit risk:

The credit risks of bank deposits and other financial instruments are evaluated and monitored by the Group’s finance department. Since the Group’s counter-parties and counter-parties with good credit ratings are banks, financial institutions with investment grade or above, or corporate organizations, the Group does not have any significant credit risk because there is no significant doubt about their performance.

C.	Liquidity risk

(A)	Liquidity Risk Management:

The Group’s objectives in managing liquidity risk are to maintain cash and cash equivalents for operations, highly liquid marketable securities and sufficient banking facilities to ensure that the Group has sufficient financial flexibility.

(B)	Maturity analysis of financial liabilities:

The following table summarizes the analysis of the Group’s financial liabilities by maturity date and undiscounted maturity amount over the contractual repayment period:

	September 30, 2024
Non-derivative financial liabilities	Within 1 year	1-2 years	2-3 years	Over 3 years	Contractual Cash Flow
Other payables (including related parties)	$6,176	-	-	-	$6,176
Lease liabilities (current and non-current)	2,347	585	-	-	2,932
Total	$8,523	$585	$-	$-	$9,108

	December 31, 2023
Non-derivative financial liabilities	Within 1 year	1-2 years	2-3 years	Over 3 years	Contractual Cash Flow
Other payables (including related parties)	$14,057	$-	$-	$-	$14,057
Lease liabilities (current and non-current)	3,038	1,952	196	-	5,186
Total	$17,140	$1.952	$196	$-	$19,243

	September 30, 2023
Non-derivative financial liabilities	Within 1 year	1-2 years	2-3 years	Over 3 years	Contractual Cash Flow
Other payables (including related parties)	$10,923	$-	$-	$-	$10,923
Lease liabilities (current and non-current)	3,017	2,347	585	-	5,949
Total	$13,940	$2,347	$585	$-	$16,872

(iii)	Fair value information

1.	Each level of the valuation technique used to measure the fair value of financial and non-financial instruments is defined below:

First class:

The input value for this level refers to the open market quotation for the same instrument in an active market. An active market is one in which all of the following conditions are met: the commodities traded in the market are homogeneous; willing buyers and sellers are readily available in the market and price information is accessible to the public.

Second class:

Inputs in this level include observable prices other than publicly quoted prices in an active market, including observable inputs obtained directly (e.g., prices) or indirectly (e.g., derived from prices) from an active market.

Third class:

Inputs in this hierarchy are inputs that are measured at fair value and are not based on observable inputs that are readily available in the market. This applies to the Group’s investments in investment real estate and investments in equity instruments with no active market.

2.	Financial instruments not at fair value through profit or loss

The carrying amounts of the Group’s financial instruments not measured at fair value, such as cash and cash equivalents, accounts receivable, other receivables (including related parties), refundable deposits, accounts payable, other payables (including related parties), liabilities directly attributable to the Group’s non-current assets held for sale, and long-term borrowings (including maturities of less than one year or less), approximate their fair value on a reasonable basis.

3.	The Group categorizes financial and non-financial instruments measured at fair value on the basis of the nature, characteristics and risks of the assets and liabilities and the fair value hierarchy, and the related information is as follows:

(1)	The Group categorized its assets and liabilities by nature and the related information is as follows:

September 30, 2024	First Class	Level 2	Level 3	Total
assets
Repeatable fair values
At fair value through other comprehensive income Financial assets measured by value - liquidity	$70,612	$-	$-	$70,612

December 31, 2023	First Class	Level 2	Level 3	Total
assets
Repeatable fair values
At fair value through other comprehensive income Financial assets measured by value - liquidity	$95,981	$-	$-	$95,981

September 30, 2023	First Class	Level 2	Level 3	Total
assets
Repeatable fair values
At fair value through other comprehensive income Financial assets measured by value - liquidity	$133,939	$-	$-	$133,939

4.	The methods and assumptions used by the Group to measure fair value are described below:

(1)	Financial instruments that are not actively traded in the market are valued using valuation techniques or by reference to counter-party quotations. The fair value obtained through valuation techniques may be calculated by reference to the current fair value of other financial instruments with substantially similar terms and characteristics or by applying models using other valuation techniques, including market information available at the consolidated balance sheet date.

(2)	The outputs of the valuation model are estimated estimates, and the valuation techniques may not reflect all relevant factors of the Group’s holdings of financial and non-financial instruments. Therefore, the estimated value of the valuation model is appropriately adjusted for additional parameters, such as model risk or liquidity risk. In accordance with the Group’s policy on the management of the fair value valuation model and the related control procedures, management believes that valuation adjustments are appropriate and necessary in order to properly present the fair value of financial instruments and non-financial instruments in the consolidated balance sheet. The price information and parameters used in the valuation process are carefully evaluated and adjusted as appropriate to current market conditions.

(3)	The Group includes credit risk assessment adjustments in the consideration of fair value calculation of financial instruments and non-financial instruments to reflect the counterparty credit risk and the Group’s credit quality, respectively.

5.	The Group did not have any transfers between Level 1 and Level 2 for the years 2024 and 2023 from January 1 to September 30, 2022 and 2023, respectively.

6.	Changes in the Group’s level 3 for the years ended January 1, 2024 and 2023 to September 30, 2023: None.

7.	Quantitative information on fair value measurements of significant unobservable inputs (Level 3): None.

8.	Fair value is categorized as a Level 3 valuation process:

The Group’s evaluation of fair value categorized in Level 3 is based on an external professional evaluator appointed by the Finance and Accounting Department to perform an independent fair value verification of financial instruments, selecting the most appropriate valuation method in accordance with IASs.

(d)	1.	In 2016, the Company and Jiangxi Gannansu (Ganzhou) New Energy Vehicle Investment Center (hereinafter referred to as “Gannansu Investment Center”) made investment jointly, through TPHL’s subsidiary China New Energy Vehicle Company Limited (CNEV), for establishing Thunder Power Electric Vehicle Ltd. (hereinafter referred to as “Thunder Power”) in Ganzhou Economic and Technological Development Zone, Jiangxi Province, China.

The total amount of this investment is RMB7,530,000 thousand, and the registered capital is RMB2,510,000 thousand, including RMB1,280,000 thousand of technical capital contribution and RMB1,230,000 thousand of capital contribution in cash invested by China New Energy Vehicle Company Limited and Gannansu Investment Center, accounting for about 50.996% and 49.004% of the registered capital, respectively. The capital contribution paid is RMB2,253,400 thousand in total, including RMB1,280,000 thousand paid by China New Energy Vehicle Company Limited by transfer of patented technologies and RMB973,400 thousand of monetary contribution paid by Gannansu Investment Center.

2.	Thunder Power approved, upon the resolution of its Board of Directors on Oct. 18, 2019, signature of Debt-to-Equity Conversion Contract with Ganzhou Chengxing Investment Management Co., Ltd. and Ganzhou Development Zone Industrial Investment Co., Ltd. to receive RMB256,600 thousand of interest-free support amount in total, and China New Energy Vehicle Company Limited and Thunder Power Electric Vehicle (Hong Kong) Limited guaranteed by endorsement that the loan term under the Debt-to-Equity Conversion Contract is 36 months from Oct. 2019 to Oct 2022. Such amount can only be used as the costs for construction of plants, purchase of manufacturing equipment, as well as normal production and operation, and Thunder guaranteed to achieve the promised operating results, and shall not use such amount for any other purpose.

After receiving the funds, Thunder Power shall manufacture and complete sale of up to 36 vehicles during the period from Oct. 2019 to Jun. 2020 and up to 3,000 vehicles during the period from Jul. 2020 to Mar. 2021. If Party B fails to achieve the said targets regarding use of the funds, Party A shall have the right to require Party B to refund the funds ahead of schedule and bear the interest calculated on a daily basis at an annual rate of 8%.

3.	However, since the progress of manufacturing and sale is behind the schedule in the middle of 2020, Ganzhou Development Zone Industrial Investment Co., Ltd. (hereinafter referred to as “GDZII”) filed a litigation with the Intermediate People’s Court of Ganzhou City, Jiangxi Province in Oct. 2020 without negotiation with TPHL on the ground of Thunder Power’s failure to achieve the said targets regarding use of the funds, and claimed for freezing RMB280 million of Thunder Power’s working capital. Thunder Power appointed attorneys and filed an objection to jurisdiction with the Higher People’s Court of Ganzhou Jiangxi Province, but the court rejected it.

It received a judgment from the Intermediate People’s Court of Ganzhou City, Jiangxi Province in Aug. 2022 that it must pay GDZII RMB256 million and the interest thereon calculated based on the annual interest rate of 8% and pay RMB384 thousand of related expenses. Counterclaim regarding the payment of RMB20 million compensation from Thunder Power to GDZII was rejected by the court. Up to now, the Company’s workshops have been sealed up and sold by local government authorities, and Ganzhou Economic and Technological Development Zone branch of Ganzhou Public Security Bureau, by claiming that chairman, Wei Shen, is suspected of contract fraud, has separately sealed up the properties of Thunder Power Electric Vehicle (Hong Kong) Limited, i.e. 44.56% equity in its subsidiary, Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd., and the properties of its sub-subsidiary, Hangzhou Thunder Automobile Technology Co., Ltd., i.e. Room 701 and 702, Building 2, Oceanwide International Center, No. 2 Xiangzhang Street, Shangcheng District, Hangzhou City and a vehicle. The Company appointed attorney to raise an objection, but the public security authority did not reply. The closing carrying amount of the above-mentioned assets as converted based on the equity held by the Company is NT$55,153 thousand, accounting for 16.13% of the Group’s total assets.

(e)	The Company’s subsidiary, EPTIL, and the Company’s associate, TPHK, signed a Sales Contract, on Aug. 16, 2017, specifying that TPHK shall manufacture 99 limited-edition of Thunder Power -branded two-door electric coupes and EPTIL shall sell the same in Taiwan as an exclusive agency. The contract period was from the effective date to Dec. 31, 2023. However, during that period, due to insufficient funds, the plant construction plan was not completed and the plant was not put into production. The performance of the contract is currently suspended.

(f)	Taiwan Taipei District Prosecutors Office filed litigation against the Company’s chairman, directors, managers, etc. in May 2022 by alleging that they violate the Securities and Exchange Act. This case is currently being tried in Taiwan Taipei District Court. The Securities and Futures Investors Protection Center filed a commercial lawsuit regarding the said case in Dec. 2022, claiming for NT$25,800 thousand of compensation. In addition, the Securities and Futures Investors Protection Center filed a lawsuit against the Company, its current and former directors, etc. in Aug. 2022 for dismissal of the directors, and filed a lawsuit in merger of action in criminal prosecution against the Company’s chairman, former and current directors and managers in Oct. 2022, claiming for NT$417,201 thousand of compensation regarding the civil litigation. The Company’s operation, finance and business are normal, which are not impacted by the said cases.

XIII.	Disclosure of Notes

(i)	Information on major transactions

1.	Loan of funds to others: Schedule I.

2.	Endorsement and guarantee for others: None.

3.	Marketable securities held at the end of the period (excluding investments in subsidiaries, affiliated enterprises and jointly controlled components): Table 2 (attached).

4)	Accumulated purchase or sale of marketable securities amounting to at least NT$300 million or 20% of the paid-in capital: None.

5.	Acquisition of real estate at prices of at least NT$300 million or 20% of the paid-in capital: None.

6)	Disposal of real estate at prices of at least NT$300 million or 20% of the paid-in capital: None.

7)	Purchases from or sales to related parties amounting to at least NT$100 million or 20% of the paid-in capital: None.

8)	Receivables from related parties amounting to at least $100 million or 20% of the paid-in capital: None.

9.	Trading in derivatives: None.

10.	Business relationships and significant intercompany transactions: Table 3 (attached).

b.	Information related to reinvested subsidiaries (excluding investees in Mainland China): Table 4 (attached).

(c)	Information on investment in Mainland China: Table 5 (attached).

(iv)	Information on major shareholders: Schedule VI.

Departmental Information

(i)	General information

1.	The Group’s management has identified the reportable segments based on the reporting information used by operational decision makers in making decisions.

2.	The Group’s operational decision makers operate and manage the business from a company-specific perspective.

(ii)	Measurement of departmental information

The Group’s chief operating decision maker evaluates the performance of the operating segments based on the profit or loss of each operating segment. Segment profit or loss represents the profit earned by each operating segment, which is provided to the chief operating decision maker for the purpose of allocating resources to the segment and evaluating performance.

(iii)	Departmental Information

1.	The Group’s chief operating decision maker evaluates the performance of the operating segments based on the profit or loss of each segment. Segment profit or loss represents the profit earned by each segment, which is provided to the chief operating decision maker for the purpose of allocating resources to the segment and evaluating performance.

2.	The reportable segment information provided to the chief operating decision maker is as follows:

	January 1-September 30, 2024
	The Group	EPTIL	Bright water and its subsidiary	name of a river	understand and accept	Adjustments and eliminations	Merger
External income	$2,516	$-	$2,760	$-	$-	$-	$5,276
Internal Revenue	-	-	-	-	-	-	-
Departmental Revenue	$2,516	$-	$2,760	$-	$-	$-	$5,276
Sectoral profit or loss after tax	$(89,924)	$(846)	$(4,419)	$(103)	$-	$9,368	$(89,924)
Departmental assets	$347,453	$22,397	$21,427	$23,068	$-	$(72,457)	$341,888
Departmental liabilities	$25,587	$1,016	$7,747	$1,2023	$-	$(16,200)	$19,262

	January 1-September 30, 2023
	The Group	EPTIL	Bright water and its subsidiary	name of a river	understand and accept	Adjustments and eliminations	Merger
External income	$1,314	$-	$2,210	$-	$-	$-	$3,524
Internal Revenue	-	-	-	-	-	-	-
Departmental Revenue	$1,314	$-	$2,210	$-	$-	$-	$3,524
Sectoral profit or loss after tax	$(44,273)	$(5,104)	$(5,445)	$(120)	$413	$9,706	$(44,823)
Departmental assets	$527,894	$29,411	$30,632	$37,098	$-	$(105,349)	$519,686
Departmental liabilities	$31,096	$1,081	$4,331	$2,513	$-	$(18,163)	$20,858

3.	Product Specific

Please refer to Note 6(17) to the consolidated financial statements.

4.	Regional Information

The main geographical source of revenue is Taiwan.

Electric Power Technology Limited., Ltd. and its subsidiaries

Loan of funds to others

September 30, 2024th, Republic of China

Schedule I

																Unit: NT$3,000
	Company lending	Loan	Past	Related party	This issue’s most Remaining	Closing	Actual expenditure for the	Interest rate	Loans and Nature of	Business in the	Reasons why short- term financing is	Allowance for doubtful	Guarantees		For the individual Capital Loans and	Financing Total
Number	funds	recipients	Subjects	or not	balance	balance	period	range	Funds	past	necessary	accounts	Name	Value	Limits	Limit	Remarks
1	Electric Power Technology International Limited	Electric Power Technology Limited	Other receivables - related parties	be	15,825	15,825	15,825	-	short- term circulate funds	-	Business Cycle	-	-	-	21,376	21,376	Note 1

Note 1:	The amount of loans to a single company shall not exceed 100% of the net worth of the lending company’s most recent financial statements, and the total amount of capital loans shall not exceed 100% of the net worth of the lending company’s most recent financial statements.

Electric Power Technology Limited., Ltd. and its subsidiaries

Marketable securities held at the end of the period (excluding investments in subsidiaries, affiliated enterprises and jointly controlled entities)

September 30, 2024th, Republic of China

Schedule II

Unit: NT$3,000/thousand shares

	Types and names of	Relationship with		End of period
Company held	marketable securities	securities issuers	Accounts Section	Number of shares	Carrying amount	Shareholding %	Fair value	Remarks
The Group	Lucid Group, Inc	-	Financial assets at fair value through other comprehensive income or loss - current	430	$48,041	-	$48,041	Unpledged
Ming Wei Co.	Lucid Group, Inc	-	Financial assets at fair value through other comprehensive income or loss - current	203	22,571	-	22,571	Unpledged

Electric Power Technology Limited., Ltd. and its subsidiaries business relationship and significant intercompany transactions

January 1 to September 30, 2024 R.O.C.

Schedule III

Unit: NT$3,000

				Transaction Transactions
Number (Note 1)	trading name	Trading Targets	With Traders Relationship (Note 2)	Section	Amount	Trading conditions (Note 4)	Percentage of Consolidated Total Revenues or Total Assets (Note 3)
0	Electric Power Technology Limited	Ming Shui Life Technology Co.	1	Rental income	$135	-	2.
				Other receivables	234	-	0.07%

	Electric Power Technology Limited			Rent received in advance	10	-	-
0		Ming Wei Co.	1	Deposit of security deposits	10	-	-
				Rental income	45	-	0.85%

0	Electric Power Technology Limited	Electric Power Technology International Limited	1	Other receivables	2023	-	0.03%
				Other payables	15,825	-	4.63%

Note 1:	The information of intercompany transactions between the parent company and subsidiaries should be indicated in the number column separately, and the number columns should be filled in as follows

1.	Enter 0 for the parent company.

2.	Subsidiaries are numbered according to their company type, starting with the Arabic number 1.

Note 2:	There are three types of relationships with counter-parties as follows, and it is sufficient to indicate the types (if the same transaction occurs between the parent company and subsidiaries or between subsidiaries, it is not necessary to repeat the disclosure):

1.	Parent to subsidiary.

2.	Subsidiary to parent company.

3.	Subsidiary to subsidiary

Note 3:	The ratio of transaction amount to consolidated total revenues or total assets is calculated as the ending balance to consolidated total assets for balance sheet items, and as the accumulated amount to consolidated total revenues for profit and loss items.

Note 4:	By mutual agreement.

Electric Power Technology Limited., Ltd. and its subsidiaries

Name of investee company, location... (excluding Mainland China)

January 1 to September 30, 2024, R.O.C.

Schedule IV

Unit: NT$3,000

				Original Investment Amount		Held at the end of the period			Profit or loss of	Investment gains and
Investment Company Name	Name of investee company	Location	Main Camp Industry	End of the period	late last year	Number of shares (Thousands of shares)	Comparison	Carrying amount	investee companies for the period	losses recognized during the period	Remarks
Electric Power Technology Limited	Ming Wei Co.	Taiwan	investment industry	$39,500	$39,500	3,950	100.00	$21,956	$(103)	$(103)	associated company
Electric Power Technology Limited	Electric Power Technology International Limited.	British Virgin Islands	investment holding	58,530	58,530	20	100.00	21,377	(4,846)	(4846)	associated company
Electric Power Technology Limited	Ming Shui Life Technology Co.	Taiwan	biomedical	89,390	89,390	8,939	89.94	12,830	(4,419)	(3976)	associated company
Electric Power Technology Limited	Thunder Power Holdings Limited.	British Virgin Islands	investment holding	4,041	908	82,300	-	-	(30,166)	(8462)	Affiliated Companies
Electric Power Technology Limited	Thunder Power Hong Kong Limited.	fact	investment holding	28,882	28,882	245,520	33.19	34,568	(23,230)	(7,711)	Affiliated Companies
Electric Power Technology Limited	China New Energy Vehicle CompanyLimited.	fact	investment holding	-	-	82,007	33.19	-	-	-	Affiliated Companies
Electric Power Technology Limited	Thunder Power Incorporated.	United States of America	investment holding	76,924	-	10,835	21.36	41,326	(69,406)	(35,559)	Affiliated Companies
Ming Shui Life Technology Co.	Clean Solution Lifescience Technology (BVI) Limited.	British Virgin Islands	biomedical	18,325	18,325	62	100.00	141	(104)	(104)	associated company

Electric Power Technology Limited., Ltd. and its subsidiaries

China Investment Information

January 1 to September 30, 2024 R.O.C.

Schedule V

1.	The name of the investee company in Mainland China, its main business items and other related information:

Unit: NT$1,000, RMB$1,000, US$1,000

Name of investee company in	Major Business	Paid-in	investment way (of life)	Accumulated remittance from Taiwan at the beginning of	Remittances or receipts during the period Reinvestment amount		Cumulative amount of outward remittance from Taiwan at the end of the	investee company Profit and Loss for the	Percentage of the Company’s direct or indirect investment in	Current Recognition Investment gains and losses	Investments at the end of the period Carrying	Investment income repatriated during
Mainland China	Items	capital	(Note 1)	the period	export	revoke	period	period	shareholdings	(Note 2)	value	the period	Remarks
Hangzhou Changwei Automotive Technology Co.	Manufacture and sale of automobiles or electric vehicles	$ 276,464 (RMB 57,817)	(2)	$222,190	$-	$-	$222,190	$ (6,746)	33.19%	$(239)	$45,888	$-	Note 2
Zhejiang Changwei New Energy Automobile Co.	Manufacture and sale of automobiles or electric vehicles	49,994 (RMB 10,010)	(2)	49,950	-	-	49,950	63	33.19%	21	-	-	Note 2
Ganzhou Changzhou New Energy Vehicle Co.	Manufacture and sale of automobiles or electric vehicles	8,244,468 (RMB 1,895,280)	(2)	-	-	-	-	-	19.22%	-	-	-	Note
Tonggao Advanced Manufacturing Technology (Taicang) Co.	Design, manufacture and sale of automobiles and electric vehicles.	170,625 (RMB 37,500)	(2)	-	-	-	-	(31,328)	14.79%	(4,633)	70,319	-

Company Name	Accumulated outward remittances from Taiwan to Mainland China at the end of the current period	Investment Commission of the Ministry of Economic Affairs Approved Investment Amount		Investment limit in China in accordance with the regulations of the Investment Commission of the Ministry of Economic Affairs. (Note 4)
Electric Power Technology Limited	$272,140	$538,050	(USD 17,000)	$193, 123

Note 1:	The investment methods are categorized into the following three types, and the labeling of each type is sufficient:

(1)	Direct investment in the Mainland.

(2)	Investing in a mainland company through a company established in a third region.3

(3)	Other ways.

Note 2:	TPHK and its subsidiaries were originally the Company’s subsidiaries and subsidiaries. TPHK underwent an organizational reorganization in May 105, in which TPHL recovered 100% of TPHK’s shares and the Company held 33.19% of TPHL’s shares. In December 2011, TPHL underwent another reorganization and the Company held 33.19% of the shares of TPHK. In May 2012 and July 2012, TPHL underwent a capital increase, but the Company did not invest in TPHK, thus the Group’s shareholding in TPHL was reduced to 28.19%. In March 2024, the Company did not subscribe for the capital increase of NT$3,133 thousand (US$100 thousand) in accordance with its original shareholding ratio, thus the Group’s shareholding in TPHL was reduced to 27.93%. TPHL signed a memorandum of understanding (MOU) with Feutune Light Company (NASDAQ: FLFV) on December 8, 2012 and completed the MOU with FLFV on June 21, 2024, which was approved by the Board of Directors. (NASDAQ: FLFV) on December 8, 2012, and upon completion of the merger on June 21, 2024, TPHL became a 100% owned subsidiary of Feutune Light, Inc. (NASDAQ: AIEV), with a market price of USD1.65 per share as of June 30, 2004. However, the Company’s current shareholding is still more than 20% of the Company’s total shares and is still classified as an equity-method investment.

On April 8, 2024, Zhejiang Changwei Company was liquidated there.

Note 3:	Originally a subsidiary of China New Energy Vehicle Corporation (CNEV) (see Note 12, Other. Note 3: Formerly a subsidiary of China New Energy Vehicle Corporation (CNEV) (please refer to Note 12, Other.(4)1. for details), then TPHL underwent an organizational restructuring in December 2011, and the Company holds 33.19% of the shares of CNEV, which has been managed by the Company since October 2012 with no designated personnel.

Note 4:	The maximum cumulative amount of the Corporation’s investment in China was calculated based on 60% of the consolidated net worth.

2)	Significant transactions with investees in Mainland China: None.

Electric Power Technology Limited

September 30, 2024 , Republic of China

Schedule VI

	holders
Name of substantial shareholder	Number of shares held	percentage of shareholding
Shen Wei (1976-), American-born Taiwanese singer and actress	14,690,540	17.37%
Taishin International Commercial Bank (TICB) entrusted to hold the investment account of Goldmind Investment Co.	10,156,936	12.01%
Xiangfang International Co Ltd (祥芳國際股份有限公司)	7,018,664	8.30%

Note 1:	The major shareholders’ information in this table was calculated by the PIC on the last business day of the current quarter-end, based on the shareholders’ ownership of 5% or more of the Company’s common and preferred shares for which the Company has completed the delivery of inanimate registered shares (including treasury shares). There may be differences between the share capital recorded in the consolidated financial statements and the actual number of shares of the Company that have been registered as treasury stock due to differences in the basis of preparation of the calculation.

Note 2	The above information is disclosed by the trustee of the trust account opened by the trustee in the case of shares held by shareholders in trust.

APPENDIX A – SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT

FOR THE EXCHANGE OF

CAPITAL STOCK

OF

THUNDER POWER HOLDINGS, INC.

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) by and between THUNDER POWER HOLDINGS, INC., a Delaware corporation with its shares listed on the Nasdaq Global Market under the stock trading symbol “AIEV” (“TPEV”) and certain shareholders of Electric Power Technology Limited, a corporation incorporated and publicly listed in Taiwan (“TW Company”), whose names are set forth on Exhibit A attached hereto (collectively, the “TW Company Shareholders”, and together with TPEV, shall each be referred as a “Party” and collectively as the “Parties”).

WHEREAS, TW Company Shareholders own 26,079,550 of the issued privately placed securities, which are all ordinary shares, of TW Company (the “TW Company Shares”);

WHEREAS, TW Company Shareholders believe it is in their best interests to exchange the TW Company Shares for 31,034,666 newly issued and outstanding shares of common stock of TPEV on a post issuance basis, par value $0.0001 per share (the “Common Stock”) (the “TPEV Shares”), and TPEV believes it is in its best interests to acquire the TW Company Shares in exchange for TPEV Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) TPEV shall acquire 26,079,550 ordinary shares of TW Company, in exchange solely for the amount of TPEV Shares set forth herein; and (ii) said exchange shall be registered under a registration statement on Form S-4.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange TW Company Shares for TPEV Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, TW Company Shareholders shall sell, assign, transfer, convey and deliver the TW Company Shares to TPEV, and TPEV shall accept the TW Company Shares from the TW Company Shareholders in exchange for the issuance to the TW Company Shareholders of the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto). Both Parties has agreed that the share exchange ratio shall be determined as 119 TPEV Shares for 100 TW Company Shares (119 TPEV Shares : 100 TW Company Shares), with any fractional number of shares rounded up. Therefore, the total number of TPEV Shares newly issued to the TW Company Shareholders shall be 31,034,666.

Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, TPEV shall have authorized 1,000,000,000 shares of Common Stock, of which 50,724,664 shares shall have been issued and outstanding (not counting the 20,000,000 issued in escrow account by the transfer agent as earnout shares).

Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the “Closing”) shall take place at 10 a.m. E.S.T. on the day when the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than October 31, 2025 (the “Closing Date”). At the Closing, TW Company Shareholders shall (i) deliver to TPEV the stock certificates representing the TW Company Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the TW Company Shares and payment, TPEV shall issue and exchange with TW Company Shareholders the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto.

Section 1.4  Tax Treatment. The exchange described herein is intended to comply with all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TPEV

Unless otherwise stipulated in this Agreement, as of the Closing Date, TPEV hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a. TPEV is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by TPEV or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TPEV (a “TPEV Material Adverse Effect”);

b. Copies of the Certificate of Incorporation and Bylaws of TPEV, with all amendments thereto to the date hereof, have been furnished to TW Company and the TW Company Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of TPEV are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TPEV from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of TPEV.

Section 2.2 Capitalization of TPEV. All of the TPEV Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of TPEV other than those publicly disclosed in the filings TPEV made with the U.S. Securities and Exchange Commission (the “SEC”) (the “SEC Filings”).

Section 2.3 Subsidiaries and Equity Investments. TPEV has no subsidiaries or equity interest in any corporation, partnership or joint venture, other than those disclosed in its SEC Filings.

Section 2.4 Authorization and Validity of Agreements. TPEV has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by TW Company and the TW Company Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of TPEV. The execution and delivery of this Agreement by TPEV and the consummation by TPEV of the transactions contemplated hereby have been duly authorized by all necessary corporate action of TPEV, and no other corporate proceedings on the part of TPEV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by TPEV do not and will not violate or conflict with any provision of its Certificate of Incorporation or Bylaws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TPEV is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TPEV, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which TPEV is bound.

Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by TPEV or the performance by TPEV of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events. Since its inception:

a.  Notwithstanding anything stipulated in Article II, as of the date of this Agreement, TPEV does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of TPEV; and

b. there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of TPEV.

Section 2.8 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of TPEV in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of TPEV to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.10 Securities Laws. TPEV has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to TPEV and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.11 Tax Returns, Payments and Elections. TPEV has timely filed all tax returns, statements, reports, declarations and other forms and documents and has, to date, paid all taxes due.

Section 2.12 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by TPEV at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TW COMPANY SHAREHOLDERS

Unless otherwise stipulated in this Agreement, as of the Closing Date, each of the TW Company Shareholders, jointly and severally, represents, warrants and agrees as follows:

Section 3.1 Corporate Organization of TW Company.

a. TW Company is a corporation incorporated in Taiwan. To the best knowledge of the TW Company Shareholders, it is duly organized, validly existing and in good standing in Taiwan and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by TW Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TW Company (a “TW Company Material Adverse Effect”).

b. Copies of the organizational documents of TW Company, with all amendments thereto to the date hereof, have been furnished to TPEV, and such copies are accurate and complete as of the date hereof. To the best knowledge of the TW Company Shareholders, the minute books of TW Company are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TW Company, and adequately reflect all material actions taken by the Board of Directors, shareholders of TW Company.

Section 3.2 Capitalization of TW Company; Title to the TW Company Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, TW Company shall have authorized 200,000,000 TW Company Shares, of which 84,549,096TW Company Shares are issued and outstanding, (including 32,926,082 privately placed securities). To the best knowledge of the TW Company Shareholders, there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of TW Company. As of the date hereof and on the Closing Date, each TW Company Shareholder owns and will own the TW Company Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the TW Company Shares without consent of any other person or entity.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, to the best knowledge of the TW Company Shareholders, TW Company does not and will not directly or indirectly, own any other shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity and TW Company does not and will not have any assets or liabilities, except as disclosed in Schedule A to this Agreement and those disclosed in TW Company’s filings to Taiwan authorities.

Section 3.4 Authorization and Validity of Agreements. Each TW Company Shareholder represents that they have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. Each TW Company Shareholder is competent to execute this Agreement and has the power to execute and perform this Agreement. No other proceedings on the part of any TW Company Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by any TW Company Shareholder does not and will not violate or conflict with any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any TW Company Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of any TW Company Shareholder.

Section 3.6 Investment Representations. The TPEV Shares will be acquired hereunder solely for the account of the TW Company Shareholders, for investment, and not with a view to the resale or distribution thereof. Each TW Company Shareholder understands and is able to bear any economic risks associated with such investment in the TPEV Shares. Each TW Company Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the TPEV Shares to be acquired under this Agreement. Each TW Company Shareholder further has had an opportunity to ask questions and receive answers from TPEV’s directors regarding TPEV and to obtain additional information (to the extent TPEV’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access.

Section 3.7 Brokers’ Fees. No TW Company Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of the TW Company Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by TW Company and the TW Company Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, TPEV shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of TPEV.

b. From and after the date of this Agreement, to the best of their ability, the TW Company Shareholders shall cause TW Company to:

1.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

2.	file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

3.	continue to conduct its business in the ordinary course consistent with past practices;

4.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

5.	continue to maintain existing business relationships with suppliers.

c. From and after the date of this Agreement, to the best of their ability and except as disclosed in Schedule A to this Agreement, the TW Company Shareholders shall cause TW Company to not:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business;

ii.	make any change in its business license, bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business; or

B.	issue any securities convertible or exchangeable for debt or equity securities of TW Company;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business by operation of law which will not have a TW Company Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

Section 4.2 Access to Properties and Records. Each Party shall afford the other Party’s accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such Parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning the other Party’s business, properties and personnel as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director’s fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4 Consents and Approvals. The parties shall:

i.	use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.	diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both TW Company Shareholders and TPEV may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by TPEV with TW Company Shareholders executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF TW COMPANY SHAREHOLDERS

The obligations of TW Company Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the TW Company Shareholders in their sole discretion:

Section 5.1 Representations and Warranties of TPEV. All representations and warranties made by TPEV in this Agreement shall be true and correct on and as of the Closing Date as if again made by TPEV as of such date.

Section 5.2 Agreements and Covenants. TPEV shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TPEV shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF TPEV

The obligations of TPEV to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TPEV in its sole discretion:

Section 6.1 Representations and Warranties of TW Company Shareholders. All representations and warranties made by TW Company Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2 Agreements and Covenants. TW Company Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TW Company, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of TW Company Shareholders, and TPEV;

b. By TPEV, upon a material breach of any representation, warranty, covenant or agreement on the part of TW Company Shareholders set forth in this Agreement, or if any representation or warranty of TW Company Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (an ” TW Company Breach”), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c. By TW Company Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of TPEV set forth in this Agreement, or, if any representation or warranty of TPEV shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (an “TPEV Breach”), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach.;

d. By either TPEV or TW Company Shareholders, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either TW Company Shareholders or TPEV, if the Closing shall not have been consummated as a result of TPEV or TW Company Shareholders having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e. By either TW Company Shareholders or TPEV if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by TW Company Shareholders or TPEV pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.12, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5 Notices. All TW Company Shareholders agree to designate Wellen (the first shareholder listed in EXHIBIT A) as the recipient of any notices intended for the TW Company shareholders. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if (i) in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), or (ii) by email, to the parties at the following addresses:

If to the TW Company Shareholders, to:

Wellen’s address (including email address)

4F., No. 632, Guangfu S. Rd., Da’an Dist., Taipei City 106641 , Taiwan (R.O.C.)

Attn: Wellen (Wei Shen)

Email: wellenol@protonmail.com

If to TPEV, to:

THUNDER POWER HOLDINGS, INC.

221 W 9th St #848

Wilmington, Delaware 19801

Attn:	Christopher Nicoll (CEO)
& Pok Man Ho (Interim CFO)
Email:	Christopher.nicoll@aiev.ai
simon.ho@aiev.ai

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5.

Section 9.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10 Arbitration. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when a notice of arbitration is submitted.

The law of this arbitration clause shall be the laws of the State of New York.

The seat of arbitration shall be Hong Kong.

The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

The fees and expenses of the arbitral tribunal shall be determined on the basis of Schedule 3 of these Rules.

Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.14 Indemnification by the TW Company Shareholders. Subject to the terms and conditions of Article 9.1 and this Article 9.14, from and after the Closing, the TW Company Shareholders and their respective successors and assigns (each, with respect to any claim made under this Section 9.14, an “Indemnifying Party”) will jointly and severally indemnify, defend and hold harmless TPEV and its affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made under this Section 9.14, an “Indemnified Party”) from and against any and all losses, actions, orders, liabilities, damages (including consequential damages), diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a third party claim): (a) the breach of any representation or warranty made by the TW Company Shareholders set forth in this Agreement or in any certificate delivered by TW Company Shareholders pursuant to this Agreement; (b) the breach of any covenant or agreement on the part of any TW Company Shareholders after the Closing set forth in this Agreement or in any certificate delivered by any TW Company Shareholders pursuant to this Agreement; or (c) any action by person(s) who were holders of equity securities of the TW Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the TW Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities.

Section 9.15 Confidentialty, Public Annoucement. The Parties undertake to treat as strictly confidential and to effectively protect against any access by third parties both the content of this Agreement, the circumstances of its negotiation, conclusion and performance and all information obtained in this context on the respective other Parties and any of its affiliates. This obligation shall not apply to any facts that are publicly known or become publicly known without this obligation being violated or the disclosure of which is mandatory under law or capital market rules. In such a case, however, the Parties shall be obliged to inform the respective other Parties prior to disclosure and to limit such disclosure to the minimum required by law or regulatory order.

The Parties shall be entitled to make information protected under this Section 9.15 accessible to their respective affiliates and advisors (if and to the extent bound by professional secrecy obligations) to the extent that this is necessary to perform this Agreement.

If a public announcement is required by law or by the capital market rules applicable to the respective Party or is necessary pursuant to similar requirements of a regulatory authority, the Parties shall use their best efforts to coordinate with one another in advance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THUNDER POWER HOLDINGS, INC.

By:

Name:

Title:

TW COMPANY SHAREHOLDERS:

APPENDIX B – FORM OF AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

Amendment to

SHARE EXCHANGE AGREEMENT

This Amendment (this “Amendment”) dated January [●], 2025 (the “Amendment Effective Date”) to Share Exchange Agreement is made by and among THUNDER POWER HOLDINGS, INC., a Delaware corporation with its shares listed on the Nasdaq Global Market under the stock trading symbol “AIEV” (“TPEV” or, the “Company”) and certain shareholders of Electric Power Technology Limited, a corporation incorporated and publicly listed in Taiwan (“TW Company”), whose names are set forth on Exhibit A attached hereto (collectively, the “TW Company Shareholders”, and together with TPEV, shall each be referred as a “Party” and collectively as the “Parties”). Capitalized terms used herein but not otherwise defined have the respectively meanings attributed to them in the SEA (defined below).

Recitals

Whereas, on December 19, 2024, the Company entered into that certain share exchange agreement (the “SEA”) with the TW Company Shareholders; and

WHEREAS, pursuant to Section 9.13 of the SEA, the SEA may be amended in writing by Parties to the SEA; and

WHEREAS, the Company and the Purchasers desire to enter into this Amendment in order to amend the SEA in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Amendment to SEA. The SEA is hereby amended as follows:

(a)	The second to fourth paragraphs of Preamble in the SEA are hereby amended and restated in its entirety as follow:

WHEREAS, TW Company Shareholders own 31,626,082 of the issued privately placed securities, which are all ordinary shares, of TW Company (the “TW Company Shares”);

WHEREAS, TW Company Shareholders believe it is in their best interests to exchange the TW Company Shares for 37,635,039 newly issued and outstanding shares of common stock of TPEV on a post issuance basis, par value $0.0001 per share (the “Common Stock”) (the “TPEV Shares”), and TPEV believes it is in its best interests to acquire the TW Company Shares in exchange for TPEV Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) TPEV shall acquire 31,626,082 ordinary shares of TW Company, in exchange solely for the amount of TPEV Shares set forth herein; and (ii) said exchange shall qualify as a transaction in securities exempt from registration under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

(b)	Section 1.1 is hereby amended and restated in its entirety as follow:

“Agreement to Exchange TW Company Shares for TPEV Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, TW Company Shareholders shall sell, assign, transfer, convey and deliver the TW Company Shares to TPEV, and TPEV shall accept the TW Company Shares from the TW Company Shareholders in exchange for the issuance to the TW Company Shareholders of the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto). Both Parties has agreed that the share exchange ratio shall be determined as 119 TPEV Shares for 100 TW Company Shares (119 TPEV Shares : 100 TW Company Shares), with any fractional number of shares rounded up. Therefore, the total number of TPEV Shares newly issued to the TW Company Shareholders shall be 37,635,039.”

(c)	Section 3.6 of the SEA is hereby amended and restated in its entirety as follows:

” Investment Representations. (a) The TPEV Shares will be acquired hereunder solely for the account of the TW Company Shareholders, for investment, and not with a view to the resale or distribution thereof. Each TW Company Shareholder understands and is able to bear any economic risks associated with such investment in the TPEV Shares. Each TW Company Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the TPEV Shares to be acquired under this Agreement. Each TW Company Shareholder further has had an opportunity to ask questions and receive answers from TPEV’s directors regarding TPEV and to obtain additional information (to the extent such information is available through TPEV’s SEC Filings or otherwise publicly available) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each TW Company Shareholder is at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Non-U.S. Shareholder”) and or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b) No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the TPEV Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any of affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the TPEV Shares are being acquired for investment purposes by the Non-U.S. Shareholders. The Non-U.S. Shareholder agrees that all offers and sales of TPEV Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S. Shareholder nor any representative of any Non-U.S. Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(d)	Exhibit A of the SEA is hereby amended and restated in its entirety by Exhibit A hereto.

2.	Effect on the SEA. Except as specifically amended by this Amendment, the SEA shall remain in full force and effect, and the SEA, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the SEA to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the SEA, as the case may be, shall be deemed to refer to the SEA or such provision as amended by this Amendment, unless the context otherwise requires.

3.	Miscellaneous. The provisions of Article IX (Miscellaneous Provisions) of the SEA are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THUNDER POWER HOLDINGS, INC.

By:
Name:
Title:

[TW Shareholder]

By:
Name:

[TW Shareholder]

By:
Name:

[Proxy Card]